As filed with the Securities and Exchange Commission on June 25, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT UNDER T850

HE SECURITIES ACT OF 1933

Forethought Life Insurance Company

(Exact Name of Registrant as Specified in its Charter)

Indiana	6311	06-1016329
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 West Market Street, Suite 2300

Indianapolis, IN 46204

(866) 645-2449

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Sarah M. Patterson
Forethought Life Insurance Company
One Financial Plaza
755 Main Street, 24th Floor
Hartford, CT 06103

(860) 325-1538

(Name, Address, Including Zip Code, and Telephone Number, Including Area
Code, of Agent for Service)

Copy to: Dodie C. Kent, Esq. Ronald Coenen Jr., Esq. Eversheds Sutherland (US) LLP 700 Sixth Street, NW Washington, DC 20001

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐

Non-accelerated filer ☒	Smaller reporting company	☐

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Registered Indexed Linked Annuity Contract and interests therein	N/A	N/A	$1,000,000	$109.10

(1)	The proposed maximum offering price per unit is not applicable because interests are not issued in predetermined amounts or units. Interests are sold on a dollar-for-dollar basis.
(2)	The proposed maximum aggregate offering price is estimated solely for the purpose of determining the registration fee.
(3)	A registration fee of $109.10 is due in connection with this filing and paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell this Contract until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell this Contract and it is not soliciting an offer to buy this Contract in any state where the offer or sale is not permitted.

Individual Single Premium Deferred Index-Linked Annuity Contract

Issued By:
FORETHOUGHT LIFE INSURANCE COMPANY

Prospectus Dated: [              ]

This prospectus describes the [Name TBD] RILA Contract (the “Contract”) and contains important information. Please read it before investing and keep it for future reference. This prospectus does not constitute an offering in any jurisdiction in which the Contract may not lawfully be sold. The Contract is a single premium deferred index-linked annuity contract issued by Forethought Life Insurance Company (the “Company”), with a minimum Premium Payment of $25,000. The Contract is designed to help you invest on a tax-deferred basis and meet long-term financial goals. Certain words and phrases used and capitalized throughout the prospectus are defined in the section titled “Defined Terms.” The Contract is available as both a B-share and an I-share contract. The B-share class is available through registered broker-dealers that charge sales commissions. The I-share class is available through registered investment advisers (RIAs) that charge an advisory fee.

This prospectus describes all material rights and obligations of annuity purchasers under the Contract. Under the Contract, you may allocate your Premium Payment to the One-Year Fixed Strategy or one or more of the Indexed Strategies that are available under the Contract. Each Indexed Strategy is tied to an Index and has applicable Indexed Strategy Parameters. At the end of a Strategy Term, We will apply an Index Credit to your Indexed Strategy Base (which may be positive, negative, or equal to zero) based on the Index performance and Indexed Strategy in which you invest. Each Strategy Term tracks the Index performance for one year or six years. Six year Strategy Terms are only available on the Issue Date. All Indexed Strategies may not be available at all firms.

•	Index. Currently, the Contract offers Indexed Strategies that credit interest (which may be positive, negative, or equal to zero) based on the performance of the following Indices: S&P 500® Price Return Index, Nasdaq-100® Price Return Index, Fidelity Dividend Strength Index, Franklin U.S. Equity Index and UBS Climate Aware Equity Index. We may offer Indexed Strategies based on additional Indices in the future.

•	Indexed Strategies. Each Indexed Strategy permits a positive Index Credit and provides limited protection against negative Index Returns. The Indexed Strategies are described in more detail in the section titled “Indexed Strategies.” Currently, the Contract offers the following Indexed Strategies:

Strategy Term	Index	Upside Crediting Method	Downside Protection
One Year	S&P 500	Cap	0% Floor
One Year	S&P 500, Nasdaq-100®, Fidelity Dividend Strength, Franklin US Equity, UBS Climate Aware Equity	Cap	10% Buffer
One Year	S&P 500, Nasdaq-100®	Cap	20% Buffer
One Year	S&P 500	Cap	Aggregate Floor

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One Year	S&P 500, Nasdaq-100®, Fidelity Dividend Strength, Franklin US Equity, UBS Climate Aware Equity	Participation Rate	10% Buffer
Six Year	S&P 500, Fidelity Dividend Strength, Franklin US Equity, UBS Climate Aware Equity	Cap	20% Buffer
Six Year	S&P 500, Fidelity Dividend Strength, Franklin US Equity, UBS Climate Aware Equity	Participation Rate	20% Buffer
Six Year	S&P 500	Tier Participation Rate	5% Buffer
Six Year	S&P 500	Tier Participation Rate	10% Buffer

You may also choose to invest all or a portion of your Contract Value for any Strategy Term in the One-Year Fixed Strategy. Amounts allocated to the One-Year Fixed Strategy earn compounded interest at a fixed rate for the duration of the Strategy Term. At the end of a Strategy Term, a new fixed rate for the next Strategy Term is declared. The interest rate for the One-Year Fixed Strategy will never be less than the guaranteed minimum rate. See the section titled “One-Year Fixed Strategy” for more information.

The Contract also includes a Performance Lock feature for each Indexed Strategy. If you decide to exercise the Performance Lock feature during a Strategy Term, your Strategy Contract Value (which otherwise fluctuates each Valuation Day) is locked in at the Strategy Interim Value on the Performance Lock Date and will accumulate at a fixed rate equivalent to the One-Year Fixed Strategy for the remainder of the Strategy Term. You should fully understand the operation and impact of the Performance Lock feature, as described in this prospectus. See the section titled “Performance Lock.”

Any Index Credit or interest applied to your Contract, either as a result of investing in an Indexed Strategy or the One-Year Fixed Strategy, is subject to Our creditworthiness and claims-paying ability.

Index-linked annuity contracts are complex insurance and investment vehicles. Investors should speak with a financial professional about the Contract’s features, benefits, risks, and fees, and whether the Contract is appropriate for the investor based upon his or her financial situation and objectives.

An investment in this Contract is subject to risks, including the possible loss of principal. See “Risk Factors” beginning on Page [10]. The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, Federal Reserve Board, or any other government agency.

You are permitted to make reallocations and withdrawals under the Contract. Reallocations are permitted only at the end of a Strategy Term. Withdrawals may be taken at any time prior to annuitization, although withdrawals may be subject to a Withdrawal Charge and a Market Value Adjustment. In addition, any withdrawal will reduce your Indexed Strategy Base, which in turn will negatively impact your Strategy Contract Value for the remainder of the Strategy Term and at the end of the Strategy Term. Such reductions may be significant depending on the amount of the withdrawal.

Prospective purchasers may obtain an application to purchase the Contract through broker-dealers and registered investment advisers that have been appointed by the Company as insurance agents and that have selling agreements with Global Atlantic Distributors, LLC (“GAD”), the principal underwriter for the Contracts. GAD will use its best efforts to sell the Contracts, but is not required to sell any number or dollar amount of Contracts. We may stop offering the Contracts at any time.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

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TABLE OF CONTENTS	Page

DEFINED TERMS	1
SUMMARY	4
RISK FACTORS	8
Risk of Loss	8
Risk of Loss During the Right to Examine Period	8
General Liquidity Risk	8
Risk of Loss Related to Withdrawal Charges	9
Systematic Withdrawals to Pay Advisory Fee Risk	9
Index Risk	9
Index Cap Risk	10
Participation Rate, Tier Participation Rate and Tier Level Risk	10
Buffer Percentage, Floor Percentage, or Aggregate Floor Percentage Risk	10
Indexed Strategy Base Risk	10
Performance Lock Risk	11
Strategy Interim Value Risk	11
Risk That We Add, Remove or Replace an Index or Indexed Strategy	11
Risk That We May Change the Index Cap, Participation Rate, Tier Participation Rates or Tier Level	12
Our Financial Strength and Claims-Paying Ability	12
Cybersecurity and Business Continuity Risk	12
THE ANNUITY CONTRACT	12
State Variations	12
Owner	12
Assignments and Changes to Ownership	12
Annuitant	13
Beneficiary	13
Purchasing the Contract	13
Allocating Your Premium Payment	13
Right To Examine	13
Available strategies	13
Strategy Term	13
One-Year Fixed Strategy	13
Indexed Strategies	14
The Indices	15
Strategy Contract Value	17
Index Credit	17
Performance Lock	20
Impact of Withdrawals From Indexed Strategies	20
REALLOCATION PERIOD	21
Reallocation Requests	21
ACCESS TO YOUR MONEY DURING THE ACCUMULATION PERIOD	21
Types of Withdrawals	21
Partial Withdrawals	21
Surrenders	22
Market Value Adjustment	22
Systematic Withdrawals to Pay Advisory Fee	22

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CONTRACT CHARGES	23
Withdrawal Charge	23
Bailout Waiver	23
Nursing Home Waiver	24
Terminal Illness Waiver	24
Optional Return of Premium Death Benefit Charges	24
ANNUITY PAYMENTS	24
Annuity Period	24
Annuity Payments	24
DEATH BENEFIT	26
Standard Death Benefit	26
Optional Return of Premium Death Benefit	26
To Whom the Death Benefit is Paid	26
Payment Options	27
Spousal Continuation	27
FEDERAL TAX CONSIDERATIONS	27
A. Introduction	27
B. Taxation of Annuities – General Provisions Affecting Contracts Not Held in Tax-Qualified Retirement Plans	27
C. Federal Income Tax Withholding	30
D. Estate, Gift and Generations-Skipping Tax and Related Tax Considerations	31
E. Tax Disclosure Obligations	31
F. Medicare Tax	31
Information regarding iras	31
1. Individual Retirment Anniuties (“IRAs”)	31
2. Taxation of Amounts Received from IRAs	32
3. Penalty Taxes for IRAs	32
4. Required Minimum Distributions	33
5. Tax Withholding for IRAs	33
6. Rollover & Transfer Distributions	34
OTHER INFORMATION	34
General Account	34
The Separate Account	34
Suspension of Payments, Performance Lock Requests, or Transfers	34
How Contrats Are Sold	35
Amendments to the Contract	36
Legal Proceedings	36

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DEFINED TERMS

Accumulation Period	The period beginning on the Issue Date and ending on the Annuity Commencement Date.
Aggregate Floor	The dollar amount representing the Strategy Contract Value floor in each Aggregate Floor Strategy Term. The Aggregate Floor amount may increase from one Strategy Term to the next while Strategy Contract Value remains allocated to the Indexed Strategy.
Aggregate Floor Percentage	Percentage represents the maximum negative return in each Aggregate Floor Strategy Term. The initial Aggregate Floor Percentage for initial premium and subsequent transfers will be shown in the Contract. Subsequently, for each Strategy Term the percentage will be calculated and set at the start of each Strategy Term.
Annuitant	The natural person(s) on whose life (or lives) Annuity Payments under the Contract are based.
Annuity Calculation Date	The date We calculate the first Annuity Payment.
Annuity Commencement Date	The date when Annuity Payments begin under the selected annuity option.
Annuity Payment	The money We pay out after the Annuity Commencement Date for the duration and frequency you select.
Annuity Period	The period beginning on the Annuity Commencement Date during which Annuity Payments are payable.
Annuity Service Center	Correspondence, service or transaction requests, and inquiries to [address], [web address and email] or via fax [fax number]. Please note: Premium Payments must be sent to [address]. The overnight mailing address is [address] and should only be used for mail delivered via a courier.
Beneficiary	The person You name to receive a Death Benefit payable under this Contract.
Buffer	A downside protection option that provides protection against a negative Index Return until the protection level has been exceeded.
Buffer Percentage	The percentage of negative Index Return, if any, that will not be included in the Index Credit for an Indexed Strategy with a Buffer. If the negative Index Return does not exceed the Buffer Percentage, the Index Credit will equal zero.
Code	Internal Revenue Code of 1986, as amended.
Company (or We, Us or Our)	Forethought Life Insurance Company
Commuted Value Contract

The present value of any annuity payout due and payable during guaranteed Annuity Payments. This amount is calculated using the applicable discount rate determined by us for applicable fixed dollar amount Annuity Payments.

The [Name TBD] RILA Contract, which is a single premium deferred index-linked annuity contract, including any riders or endorsements between the Company and you, as the Owner.

Contract Anniversary	An anniversary of the Issue Date.
Contract Maturity Date	The later of (i) the tenth Contract Anniversary or (ii) the Contract Anniversary immediately following the oldest Owner’s 95th birthday; or, in the case of a non-natural Owners, the Contract Anniversary immediately following the Annuitant’s 95th birthday.
Contract Value	The total amount attributable to your Contract during the Accumulation Period at any given time. The Contract Value is the sum of the Strategy Contract Values and the One-Year Fixed Strategy Value at any given time.
Contract Year	The 12-month period starting on the Issue Date and each Contract Anniversary thereafter.
Crediting Rate Death Benefit

The rate(s) We set for each Indexed Strategy in advance of each Strategy Term which is used in the calculation of the Index Credit for that Indexed Strategy.

The amount that We will pay upon the death of the Owner or the Annuitant, as applicable. If there are joint Owners, the Death Benefit will pay upon the first death of an Owner.

Due Proof of Death	A certified copy of a death certificate, an order of a court of competent jurisdiction, or any other proof, acceptable to Us.
Ending Index Date	The Valuation Day used to determine the Index Value at the end of the Strategy Term. It is the Valuation Day immediately preceding the Contract Anniversary.

Floor	A downside protection option that provides protection against further negative Index Return after the protection level has been met.
Floor Percentage

The percentage that represents the maximum negative Index Return for an Indexed Strategy with a Floor. If the Index Return is negative and is greater than the Floor Percentage, then the Index Credit will be equal to the Index Return. If the Index Return is less than the Floor Percentage, this will reduce the Strategy Contract Value by the Floor Percentage.

Free Withdrawal Amount	The amount that can be withdrawn in any Contract Year without incurring a Withdrawal Charge or Market Value Adjustment.
General Account	The account that holds all of the Company’s assets other than assets allocated to the Separate Account and other Separate Accounts established by the Company.
Good Order	A request, including an application, is in Good Order if it includes all information We require to process the request. Good Order also includes submitting the information on the correct form(s) or any other method acceptable to Us with any required certification, guarantees or signatures to Our Annuity Service Center.
Index	The market index used by the Indexed Strategy to determine the Index Credit. The Index for each available Indexed Strategy is listed in your Contract and disclosed in “The Annuity Contract – Indexed Strategies” section of this prospectus.
Index Cap	The maximum possible Index Return that will be included in the Index Credit for an Indexed Strategy with an Index Cap. It is declared in advance of each Strategy Term and is guaranteed not to change for the length of the Strategy Term.
Index Credit	The rate of return applied to the Indexed Strategy Base at the end of each Strategy Term as described in the “Available Strategies” section.
Index Value	Defined for each Indexed Strategy, and is the published value of an Index. If the Index Value is not published on any day for which an Index Value is required, the nearest preceding published Index Value will be used.
Index Return	The net percentage change in the value of the Index from the Starting Index Date to the Ending Index Date.
Indexed Strategy	Any of the crediting Indexed Strategies available under the Contract. You elect the Indexed Strategy(ies) to which the Premium Payment is allocated or a reallocation is made, subject to the terms of this Contract and any applicable Riders. We may cease to offer a specific Indexed Strategy or cease to accept reallocations to a specific Indexed Strategy at any time. Any new reallocations accepted are subject to the terms and conditions in existence for any Indexed Strategy(ies) available at that time. The Indexed Strategies You have elected at issue are shown in your Contract.
Indexed Strategy Base	Each Indexed Strategy has its own Indexed Strategy Base. On the first Valuation Day of the Strategy Term it is equal to the amount allocated to an Indexed Strategy. It is subsequently adjusted for partial withdrawals and/or the deduction of Rider Charges and/or advisory fees. At the end of the Strategy Term it is the basis to which the Index Credit is applied..
Indexed Strategy Parameters	Various upside and downside parameters that determine the Index crediting approach for a given Indexed Strategy. These crediting mechanisms may include an Index Cap, a Participation Rate, a Tier Level, a Tier Participation Rates, a Floor Percentage, an Aggregate Floor Percentage or a Buffer Percentage.
Issue Age	The age as of the last birthday of the oldest Owner on the Issue Date, or Annuitant, as applicable.
Issue Date	The date on which the Contract is established by Us. The Issue Date is shown in your Contract. (Contracts will not be issued on February 29th).
Market Value Adjustment (MVA)	A positive or negative adjustment to Contract Value that is applied to any Surrender or partial withdrawal in excess of the Free Withdrawal Amount or annuitization during the Withdrawal Charge Period.
Minimum Non-Forfeiture Amount	The minimum value available for surrender under this annuity Contract. The Minimum Non-Forfeiture Amount prior to the Annuity Commencement Date shall be equal to the Premium Payments multiplied by the non-forfeiture factor, accumulated at the non-forfeiture rate, less taxes and withdrawals, including advisory fee withdrawals.
One-Year Fixed Strategy	The investment option under the Contract that provides for guaranteed interest, and is subject to a guaranteed minimum interest rate.
One-Year Fixed Strategy Value	The amount of Contract Value allocated to the One-Year Fixed Strategy at any given time.

Optional Death Benefit Value	The Death Benefit value used to determine the Death Benefit payable when an optional Death Benefit is elected.
Owner	The person(s) or legal entity entitled to exercise all rights and privileges under the Contract. Any reference to Owner in this prospectus includes any joint Owner. References to “you” in this prospectus refer to the Owner or a prospective Owner.
Participation Rate	A percentage that is multiplied by any positive Index Return to calculate the Index Credit for an Indexed Strategy with a Participation Rate. It is declared in advance of each Strategy Term and is guaranteed not to change for the length of the Strategy Term.
Performance Lock	A feature under the Contract for each Indexed Strategy. If you decide to exercise the Performance Lock feature during a Strategy Term, your Strategy Contract Value (which otherwise fluctuates each Valuation Day) is “locked in” at the Strategy Interim Value on the Performance Lock Date and will accumulate at a fixed rate equivalent to the One-Year Fixed Strategy for the remainder of the Strategy Term. You do not receive Index Credit at the end of a Strategy Term if you exercise the Performance Lock feature.
Performance Lock Date	The Valuation Day on which We process your request to exercise the Performance Lock.
Premium Payment	The single premium paid to the Company under the Contract, less any applicable Premium Taxes due at the time the payment is made.
Reallocation Period

You may request a reallocation for a period of 30 days prior to the end of the Strategy Term and the request must be received at least [2] Valuation Days prior to the end of the Strategy Term. The reallocation will be effective on the Contract Anniversary.

Required Minimum Distribution	A federal requirement that individuals age 72 and older generally must take a distribution from their tax-qualified retirement account by December 31, each year. For employer sponsored qualified Contracts, the individual must generally begin taking distributions at the age of 72 or upon retirement, whichever comes later.
Return of Premium Base	The amount equal to the Premium Payment on the Issue Date, or equal to the Contract Value if elected after the Issue Date, if the optional Return of Premium Death Benefit is elected. The Return of Premium Base is adjusted proportionally for withdrawals.
Return of Premium Death Benefit	The optional Return of Premium Death Benefit provides a Death Benefit, for an additional charge, equal to the greater of the Contract Value and the Return of Premium Base.
Rider Charge	The charge that is applicable with the election of an optional benefit.
Right to Examine Period	The period of time that you have to examine your Contract after you receive it. The Right to Examine Period may vary according to state law.
Separate Account	A segregated account that We establish to hold reserves for Our guarantees under the Contract and other general obligations. As Owner of the Contract, you do not participate in the performance of assets held in the Separate Account and do not have any claim on them. The Separate Account is not registered under the Investment Company Act of 1940.
Starting Index Date	The Valuation Day used to determine the Index Value at the beginning of the Strategy Term. This is the Valuation Day immediately preceding the Issue Date or the Contract Anniversary.
Strategy Contract Value	Each Indexed Strategy to which you allocate Contract Value will have a separate Strategy Contract Value. On the first day of a Strategy Term, the Strategy Contract Value equals the Indexed Strategy Base. On each Valuation Day following the Starting Index Date, the Strategy Contract Value equals the Strategy Interim Value. At the end of the Strategy Term, the Strategy Contract Value equals the Indexed Strategy Base multiplied by 1 plus the Index Credit.
Strategy Interim Value	Daily account value when surrenders, withdrawals, annuitizations and deaths occur, that is linked to fair value of insurance Company’s supporting asset portfolio. The Strategy Interim Value will be calculated at the end of each Valuation Day. On the first day of each Strategy Term, the Strategy Interim Value is equal to the Indexed Strategy Base. On any other Valuation Day, the Strategy Interim Value is calculated as described in Appendix B.
Strategy Term	The period over which performance of an Index is measured to determine Index Return, or, for the One-Year Fixed Strategy, the period over which interest is credited at a specified declared rate.
Surrender Value	The Contract Value prior to the Annuity Commencement Date, less any applicable Withdrawal Charge, Market Value Adjustment, Premium Taxes and any applicable Rider Charges.

Tier Level	The level of Index Return that determines the applicability of the Tier Participation Rates.
Tier Participation Rate	A percentage that is multiplied by any positive Index Return to calculate the Index Credit for an Indexed Strategy with Tier Participation Rates. Tier Participation Rates include a Tier One Participation Rate and a Tier Two Participation Rate. Positive Index Return that is less than or equal to the Tier Level is multiplied by the Tier One Participation Rate. Positive Index Return that is in excess of the Tier Level is multiplied by the Tier Two Participation Rate. The Index Credit is equal to the sum of these values.
Withdrawal Charge	A charge assessed on withdrawals within a Contract Year that exceed the Free Withdrawal Amount.
Withdrawal Charge Period (WCP)	The period when We may assess a Withdrawal Charge and a Market Value Adjustment on Surrender, a partial withdrawal or annuitization.
Valuation Day	Every day the New York Exchange is open for regular trading. The value of an Indexed Strategy is determined at the close of the New York Stock Exchange (generally 4:00 pm Eastern Time) on such days.

SUMMARY

This summary provides a brief overview of [Name TBD] RILA Contract. You should read the entire prospectus carefully before you decide whether to purchase the Contract. The Contract may not be available in all states, may vary in your state, or may not be available from all selling firms or from all financial professionals.

Who is the Company? The Contract would be an agreement between you, the Owner, and the Company. We are a life insurance company engaged in the business of writing individual variable, fixed and fixed indexed annuities.  The Company is authorized to do business in 49 states of the United States and the District of Columbia.  The Company was incorporated under the laws of Indiana on July 10, 1986.  We have offices located in Indianapolis and Batesville, Indiana; Hartford, Connecticut and Berwyn, Pennsylvania.  Global Atlantic Financial Group (Global Atlantic) is the marketing name for The Global Atlantic Financial Group, LLC and its subsidiaries, including, Forethought Life Insurance Company. KKR & Co. Inc. is the ultimate controlling entity of the Company.

What is the purpose of the Contract? The Contract is designed to help you invest on a tax-deferred basis and meet long-term financial goals, such as retirement funding. During the Accumulation Period, you may access your money under the Contract by taking withdrawals of your Contract Value. During the Annuity Period, We pay guaranteed income in the form of Annuity Payments. The Contract also has a Death Benefit and offers an optional Death Benefit that may become payable during the Accumulation Period. All payments under the Contract are subject to the terms and conditions described in this prospectus.

You should not buy the Contract if you are looking for a short-term investment, if you plan on taking withdrawals in excess of the Free Withdrawal Amount before the end of the Withdrawal Charge Period, or if you anticipate taking significant withdrawals from your Indexed Strategies. In addition, any withdrawal (including any withdrawal that is not in excess of the Free Withdrawal Amount) will reduce your Indexed Strategy Base, which in turn will negatively impact your Strategy Contract Value for the remainder of the Strategy Term and at the end of the Strategy Term. Such reductions can be significant.

You should recognize that while the Contract provides some protection against loss, you can lose money under the Contract. It is possible to lose your entire principal investment and any earnings over the life of your Contract.

You should not buy the Contract if you are not willing to assume the risks associated with the Contract. See the section titled “Risk Factors.”

Are the Contracts non-qualified or qualified under the Code? The Contract is available as a non-qualified contract, which will provide you with certain tax deferral features under the Code. The Contract is also available as a qualified contract, as an Individual Retirement Annuity (“IRA”), Roth IRA, SEP IRA, Inherited Traditional IRA or Inherited Roth IRA. We don’t accept certain plan types for example: defined benefit plans, 401(k), 401(a), 403(b), pension plans, profit sharing plans, SIMPLE IRA, SARSEP, Employee Stock Ownership Plans (ESOP). If you purchase the Contract as a qualified contract, the Contract will not provide you tax deferral benefits in addition to those already provided by your IRA.

How do I purchase the Contract? You may purchase the Contract by completing an application and submitting a Premium Payment of at least $25,000. We reserve the right to reject any Premium Payment that exceeds $1 million for Issue Ages 0-80 or $500,000 for Issue Ages above Age 81. The Contract will not issue until all Premium Payments have been received.

What Classes of the Contract are Offered? This prospectus offers two share classes: B-share and I-share. The B-share class is available through registered broker-dealers that charge sales commissions. The I-share class is available through registered investment advisers (RIAs) that charge an advisory fee. An annual advisory fee up to 1.50% of the Contract Value may be deducted from the Contract Value of an I-share Contract. See “Systematic Withdrawals to Pay Advisory Fee” below.

What are the investment options during the Accumulation Period? For each Strategy Term, you may allocate Contract Value to one or more Indexed Strategies and/or the One-Year Fixed Strategy. Each Indexed Strategy credits an Index Credit (positive, negative, or equal to zero) at the end of the Strategy Term based on the performance of the Index and the Indexed Strategy Parameters. Each Indexed Strategy also has the Performance Lock feature that may be exercised. The One-Year Fixed Strategy credits interest during each Strategy Term based on a guaranteed rate set by us.

What are the Indices for the Indexed Strategies? The Indices are described in more detail under the section titled “The Indices.” We may offer Indexed Strategies based on other Indices in the future. We reserve the right to add or remove one or more Index(es) or to replace any Index in the future, subject to required regulatory approvals.

What Indexed Strategies are available under the Contract? Currently, the Contract offers several Indexed Strategies as described in more detail in the section titled “Indexed Strategies.”

The One-Year Fixed Strategy and the S&P 500 One-Year Point to Point w/Cap and 0% Floor Indexed Strategy will be available for the life of your Contract. The six year Indexed Strategies are only available on the Issue Date.

Index Credit

How do the Indexed Strategies work? Each Indexed Strategy takes into account the following elements to calculate the Index Credit:

•	The Index Return;
•	The length of the Strategy Term;
•	Either the Index Cap, Participation Rate, or Tier Level and Tier Participation Rates; and
•	Either the Buffer Percentage, Floor Percentage or the Aggregate Floor Percentage.

To calculate the Index Credit for an Indexed Strategy at the end of a Strategy Term, We follow a three step process:

•	First, calculate the Index Return. The Index Return for an Indexed Strategy is the percent of return in the Index between the Starting Index Date and the Ending Index Date.

•	Second, if the Index Return is positive, We assess the application of the Index Cap, Participation Rate, or Tier Level and Tier Participation Rates, as applicable.

o	The Index Cap represents the maximum positive Index Return that may be reflected in the Index Credit for a given Strategy Term.

o	The Participation Rate is a percentage that is multiplied by any positive Index Return to calculate the Index Credit for a given Strategy Term.

o	The Tier Level is the level of Index Return that determines the applicability of the Tier Participation Rates. The Tier Participation Rates include a Tier One Participation Rate and a Tier Two Participation Rate. Positive Index Return that is less than or equal to the Tier Level is multiplied by the Tier One Participation Rate. Positive Index Return that is in excess of the Tier Level is multiplied by the Tier Two Participation Rate. The Index Credit is equal to the sum of these values.

•	Each Indexed Strategy has its own Index Cap, Participation Rate, or Tier Level and Tier Participation Rates, as applicable. We set the Index Cap, Participation Rate or Tier Level and Tier Participation Rates for each Indexed Strategy, as applicable, prior to the beginning of a Strategy Term. The Index Cap, Participation Rate or Tier Level and Tier Participation Rates for a particular Strategy Term may be higher or lower than the Index Caps, Participation Rates, or Tier Levels and Tier Participation Rates for previous or future Strategy Terms. The Index Cap, Participation Rate or Tier Participation Rates for any Strategy Term will not be set lower than the Minimum Guaranteed Index Cap(s) or the Minimum Guaranteed Participation Rate. The Tier Level will not be set higher than the Maximum Guaranteed Tier Level. For such minimum and maximum guaranteed rates, see your Contract and the “Indexed Strategies” section later in your prospectus.

•	Third, if the Index Return is negative, We assess the application of the Floor Percentage, Aggregate Floor Percentage or the Buffer Percentage, whichever applies to the Indexed Strategy. The Floor Percentage, Aggregate Floor Percentage and the Buffer Percentage provide different forms of protection against negative Index Returns.

▪	The Floor Percentage and Aggregate Floor Percentage establishes the lowest negative Index Credit that may be applied for a given Strategy Term. For example, if the Floor Percentage or Aggregate Floor Percentage is -10%, the lowest negative Index Credit that may be applied to the Strategy Indexed Base is -10%. If the Floor Percentage or Aggregate Floor Percentage is 0%, the lowest negative Index Credit that may be applied to the Strategy Indexed Base is 0%.

▪	The Buffer Percentage represents the amount of negative Index Return that will not be reflected in a negative Index Credit for a given Strategy Term. For example, a Buffer Percentage of 10% provides protection from a negative Index Return as low as -10%. A Buffer Percentage of 10% would provide no protection from negative Index Returns beyond -10%.

The Index Credit is applied to the Indexed Strategy Base at the end of the Strategy Term. The Index Credit may be positive, negative, or equal to zero. See the section titled “Indexed Strategies” for additional information.

When does the Company establish the Indexed Strategy Parameters and can they be adjusted? We set the Index Cap, Participation Rate, or Tier Level and Tier Participation Rates for each Indexed Strategy at least ten days prior to the beginning of the Strategy Term. These rates for the initial Strategy Term will be shown in your Contract. We may change these rates for each new Strategy Term.

The Floor Percentage, initial Aggregate Floor Percentage and Buffer Percentage for currently available Investment Strategies cannot be changed after the Issue Date. The Aggregate Floor Percentage is determined at the start of each Strategy Term.

How are Strategy Contract Values calculated during a Strategy Term (assuming no use of the Performance Lock feature)? Each Strategy Term, you will have a separate Strategy Contract Value for each Indexed Strategy in which you invest. On the first day of the Strategy Term, the Strategy Contract Value equals the Indexed Strategy Base (i.e., the total amount of Contract Value allocated to the

Indexed Strategy at the beginning of the Strategy Term). At the end of the Strategy Term, your Strategy Contract Value equals your Indexed Strategy Base (including any adjustments due to withdrawals and/or Rider Charges and/or advisory fee deductions) adjusted by any Index Credit. This may also be expressed by the following formula: Indexed Strategy Base x (1 + Index Credit).

On any other day during the Strategy Term, your Strategy Contract Value equals the Strategy Interim Value.

What is Strategy Interim Value?

The Strategy Interim Value on a given Valuation Day reflects the value of your investment in an Indexed Strategy on that particular day. The Strategy Interim Value is the daily account value used when surrenders, withdrawals, annuitizations and deaths occur, which is linked to market value of options supporting a given Indexed Strategy. The Strategy Interim Value will be calculated at the end of each Valuation Day. On the first day of each Strategy Term, the Strategy Interim Value is equal to the Indexed Strategy Base.

Changes to the Strategy Interim Value are not tied directly to the performance of the Index (although Index performance impacts your Strategy Interim Value). Rather, the Strategy Interim Value for an Indexed Strategy is calculated using a formula that takes into account the market value of options. In addition to Index performance, the market value of options are impacted by the volatility of the Index price, the time remaining in the Strategy Term and changes in prevailing interest rates. This means that your Strategy Contract Value could be less than your investment even when the Index performance is positive. This market value of options is compared to the potential Index Credit based upon the portion of time the customer has been invested in the Indexed Strategy (pro-rata calculation). The pro-rata calculation limits the Strategy Interim Value in proportion to the number of days elapsed in the Strategy Term, for example if the Strategy Interim Value for a Contract Owner who is halfway through the Strategy Term will be limited to fifty percent of the upside Indexed Strategy Parameter. The Strategy Interim Value utilizes the lesser of this market value calculation and the pro-rata calculation.

Please see Appendix B for a detailed description of how We calculate Strategy Interim Values. It is important to understand that even if the Index performance is positive, it is possible that the Strategy Interim Value will decrease. If you wish to obtain your Strategy Interim Value(s), you may contact Us at [ ].

If you take a withdrawal from an Indexed Strategy during the Strategy Term, your Strategy Contract Value on the date of the withdrawal will be reduced by the withdrawal amount. Any applicable Withdrawal Charge and negative Market Value Adjustment will also be deducted from the Contract Value. Any withdrawal will reduce your Indexed Strategy Base which in turn will negatively impact your Strategy Contract Value for the remainder of the Strategy Term. Such reductions can be significant. For additional information about how withdrawals will impact your Contract Value see “How withdrawals affect my One-Year Fixed Strategy Value and Strategy Contract Values?” below.

What is the Aggregate Floor? Aggregate Floor is an Indexed Strategy that provides minimum guarantee that spans multiple Strategy Terms. The Indexed Strategy may appeal to a Contract Owner who is concerned about the absolute downside of an Indexed Strategy. The Aggregate Floor is a one-year Indexed Strategy where the initial Floor amount is set to [90%] of the initial allocation and will never decrease below that level due to market performance during the time funds remain in the Indexed Strategy. The Aggregate Floor Percentage and the corresponding cap may change annually according to prior year performance, as caps will be determined by a renewal table that aligns to the Aggregate Floor level at the beginning of the Indexed Strategy Term. The Aggregate Floor Percentage can vary from [-20%] to [0%] in any given Strategy Term. You have the option to elect to reset the Aggregate Floor Percentage to [-10%] during the Reallocation Period. This election may impact your Aggregate Floor going forward. See the Aggregate Floor section for more information.

What is the Performance Lock feature? If you allocate Contract Value to an Indexed Strategy, you may exercise the Performance Lock feature at any time by notifying Us [prior to the fourth to last Valuation Day of a given Strategy Term]. If you decide to exercise the Performance Lock feature during a Strategy Term, your Strategy Contract Value (which otherwise fluctuates each Valuation Day) is “locked in” at the Strategy Interim Value on the Performance Lock Date and will accumulate at a fixed rate equivalent to the One-Year Fixed Strategy for the remainder of the Strategy Term. However, your Strategy Contract Value will be reduced by the dollar amount of any withdrawal and/or Rider Charges and advisory fees assessed from your Strategy Contract Value, including any applicable Withdrawal Charges and Market Value Adjustment [taxes payable by Us and not previously deducted]. In addition, if you exercise the Performance Lock feature, an Index Credit will not be applied to the Indexed Strategy at the end of the Strategy Term, without regard to whether the Index Credit would have been positive, negative, or equal to zero.

You should fully understand the operation and impact of the Performance Lock feature prior to exercising this feature. See “Performance Lock Risk” and “Performance Lock” for additional information about the risks associated with the Performance Lock feature.

Can I make reallocations between the Indexed Strategies and the One-Year Fixed Strategy? During the Accumulation Period, you may reallocate Contract Value among the Indexed Strategies and between the Indexed Strategies and the One-Year Fixed Strategy on a Contract Anniversary that coincides with the end of the Strategy Term for that Indexed Strategy subject to the Indexed Strategy reallocation rules. You may request a reallocation during the Reallocation Period. The reallocation will be effective on the Contract Anniversary. Reallocations are not permitted at any other time. If We do not receive a reallocation request during the Reallocation Period, no reallocations will occur and your current allocation will remain in place for the next Strategy Term. See the section titled “General Liquidity Risk” for more information. Reallocations are discussed in detail in the section titled “Reallocation Period.”

Can I make withdrawals? You may take withdrawals from your Contract at any time during the Accumulation Period. If you take a partial withdrawal or surrender your Contract (i.e., a full withdrawal), your withdrawal may be subject to a Withdrawal Charge and a Market Value Adjustment. Withdrawals taken to satisfy Required Minimum Distribution requirements for your Contract for the calendar year in which the Contract Year begins are not subject to the Withdrawal Charge or to a Market Value Adjustment. Amounts withdrawn from a qualified contract may also be subject to a 10% additional federal tax if taken before age 59 1/2.

Withdrawals will be taken proportionately from the One-Year Fixed Strategy and Indexed Strategies in which you are invested at the time of the withdrawal. The Minimum Contract Value following any partial withdrawal is [$2,500]. If you take a partial withdrawal, and, immediately after the withdrawal, your Contract Value is less than [$2,500] We will instead pay you the Surrender Value and terminate your Contract. If you surrender the Contract, We will pay you the Surrender Value and terminate your Contract.

Withdrawals can significantly affect your Strategy Contract Value.

See the section titled “Access to your Money During the Accumulation Period” for additional information.

How do withdrawals affect the Contract Values? When you take a withdrawal, including withdrawals to pay advisory fees, from the One-Year Fixed Strategy, the One-Year Fixed Strategy Value is reduced by the dollar amount of the withdrawal, including any applicable Withdrawal Charge and negative Market Value Adjustment. When you take a withdrawal, including withdrawals to pay advisory fees, from an Indexed Strategy, the Strategy Contract Value is reduced in the same manner. However, a withdrawal from an Indexed Strategy will also cause a reduction to your Indexed Strategy Base in the same proportion that the withdrawal has reduced the Strategy Contract Value. A reduction in your Indexed Strategy Base will negatively impact your Strategy Contract Value for the remainder of the Strategy Term.

You should fully understand how withdrawals affect the value of your Contract, particularly your Strategy Contract Values, prior to purchasing the Contract. See “Indexed Strategy Base Risk” and “Impact of Withdrawals from Indexed Strategies” for additional information about how withdrawals affect your Strategy Contract Values.

How do Rider Charges affect the Contract Values? When Rider Charges are assessed, the One-Year Fixed Strategy Value and the Strategy Contract Values are reduced by the dollar amount of the Rider Charge in proportion that each represents to the total Contract Value. Rider Charges assessed from an Indexed Strategy will also cause a reduction to your Indexed Strategy Base in the same proportion that the Rider Charge has reduced the Strategy Contract Value. A reduction in your Indexed Strategy Base will negatively impact your Strategy Contract Value for the remainder of the Strategy Term.

What charges are deducted under the Contract?

Withdrawal Charge. If you withdraw more than the Free Withdrawal Amount allowed under your Contract, you may be assessed a Withdrawal Charge. The Withdrawal Charge schedule will be the following:

Contract Year	Withdrawal Charge Percentage
	B-Share	I-Share
1	[9]%	[0]%
2	[8]%	[0]%
3	[7]%	[0]%
4	[6]%	[0]%
5	[5]%	[0]%
6	[4]%	[0]%
7+	[0]%	[0]%

During the Withdrawal Charge Period, you may take withdrawals each Contract Year, in the aggregate, up to your Free Withdrawal Amount without the imposition of a Withdrawal Charge. The Withdrawal Charge will apply only on the amounts withdrawn in excess of your Free Withdrawal Amount. For B-Share Contracts, your Free Withdrawal Amount each Contract Year will be equal (in dollars) to 10% of your Premium Payment in Year 1 or 10% of Contract Value at the prior Contract Anniversary and the Required Minimum Distribution for your Contract for the Calendar Year in which the Contract Year begins, whichever is greater. For I-Share Contracts, your Free Withdrawal Amount is your Required Minimum Distribution for your Contract for the Calendar Year in which the Contract Year begins. The Withdrawal Charge is discussed in more detail in the section titled “Withdrawal Charge.” A MVA may also apply during the Withdrawal Charge Period and is discussed in more detail in the section titled “Market Value Adjustment”. The MVA may be positive, negative or zero.

Optional Death Benefit Charge. In addition, if you elect the optional Return of Premium Death Benefit available under the Contract, you will pay an annual charge of [.15%] of the Optional Death Benefit Value, which is assessed at the end of the Contract Year. See section titled “Death Benefit.”

What Riders are Available Under the Contract?

Optional Return of Premium Death Benefit - We currently offer an Optional Return of Premium Death Benefit for an additional charge, which is available for election on the Issue Date or following Spousal Continuation, subject to the election rules then in place. The amount payable under this optional Death Benefit before the Annuity Commencement Date is the greater of the standard Death Benefit and the Optional Death Benefit Value. See section titled “Optional Return of Premium Death Benefit.”

Bailout Waiver – Every strategy includes a bailout provision which is an option to withdraw all or a portion of the annuity Contract without penalty, should certain conditions apply. The bailout provision may provide protection, in terms of liquidity, should an Indexed Strategy Parameter be set below the bailout rate. Every strategy except the six year Indexed Strategies includes a bailout waiver provision which is an option to withdraw all or a portion of the annuity Contract without Withdrawal Charges and MVA, if an Indexed Strategy Parameter for that Strategy Term is set less favorable than the bailout rate for that strategy. See section titled “Contract Charges”.

Nursing Care Waiver – At any time on or after the Issue Date of the Contraçt, if you should become confined to an approved nursing facility for at least 90 consecutive days, Withdrawal Charges and MVA on any portion of the Contract Value withdrawn will be waived. See section titled “Contract Charges.”

Terminal Illness Waiver – If you have been diagnosed with a terminal illness after the first Contract Anniversary, Withdrawal Charges and MVA will be waived on any portion of the Contract Value withdrawn. See section titled “Contract Charges”.

What annuity options are available during the Annuity Period? You may select from the annuity options under the Contract. The available annuity options are:

•	Life Annuity with Cash Refund;
•	Life Annuity;
•	Life Annuity with Guaranteed Payments for 10 Years;
•	Joint and Survivor Life Annuity;
•	Joint and Survivor Life Annuity Guaranteed Payments for 10 Years; or
•	Guaranteed Payment Period Annuity.

All Annuity Payments will be made on a fixed basis. The annuity options are discussed in more detail in the section titled “Annuity Options.”

Does the Contract provide a Death Benefit? If you die during the Accumulation Period, your Contract provides for a standard Death Benefit equal to the Contract Value as of the date We receive Due Proof of Death.

We also offer the following optional Death Benefit for an additional Contract charge, which is assessed annually at the end of the Contract Year:

•	Return of Premium Death Benefit

The Death Benefit is not payable during the Annuity Period and will terminate without value as of the Annuity Commencement Date. For additional information about the standard Death Benefit and the optional Death Benefit, see the section titled “Death Benefit.”

How do I contact the Company? The Company’s principal place of business is located 10 West Market Street, Suite 2300, Indianapolis, Indiana 46204. If you need more information, or you wish to submit a request, you should contact Us at the following:

Annuity Service Center: For all written communications, general correspondence, and other transactional inquiries, you may contact Us at:

Customer Service By Phone:

For Overnight Mail:

On the Internet:

RISK FACTORS

The purchase of the Contract involves certain risks. You should carefully consider the following factors, in addition to the matters set forth elsewhere in this prospectus, prior to purchasing the Contract.

RISK OF LOSS

An investment in this Contract is subject to the risk of loss. You may lose money, including your principal investment and any earnings over the life of your Contract.

RISK OF LOSS DURING RIGHT TO EXAMINE PERIOD

You may return your Contract for a refund, but only if you return it within the prescribed period as described in this prospectus. Unless otherwise required by law, when you return the Contract during the right to examine period, we will process your refund within two Valuation Days from the Valuation Day we receive your properly completed request to cancel in Good Order. However, you bear the risk of any decline in your Contract Value during the right to examine period.

General Liquidity Risk

We designed the Contract to be a long-term investment that you may use to help save for retirement. The Contract is not designed to be a short-term investment. If you take withdrawals (including advisory fees) from your Contract during the Withdrawal Charge Period, Withdrawal Charges and/or a Market Value Adjustment (which can be positive or negative) may apply. In addition, amounts withdrawn from this Contract may also be subject to a 10% additional federal tax if taken before age 59 1/2. Further, if an Optional Return of Premium Death Benefit is elected, and the contract is surrendered or the rider is terminated before the Contract Anniversary in a given year, a prorated Rider Charge is assessed. In addition, We will apply a Market Value Adjustment upon annuitization during the Withdrawal Charge Period. If you plan on annuitizing or taking withdrawals that will be subject to Withdrawal Charges, Market Value Adjustments and/or additional federal taxes, this Contract may not be appropriate for you.

In addition, withdrawals will reduce your Indexed Strategy Base, perhaps significantly, which in turn will negatively impact your Strategy Contract Value for the remainder of the Strategy Term. Withdrawals may impact your Death Benefit and will be taken proportionally from your Indexed Strategies and the One-Year Fixed Strategy.

You can reallocate Contract Value among the Indexed Strategies and the One-Year Fixed Strategy only at the end of Strategy Term. This restricts your ability to react to changes in market conditions during Strategy Terms. You should consider whether the inability to reallocate Contract Value during a Strategy Term is consistent with your financial needs.

We must receive your reallocation request at least two Valuation Days prior to the end of a Strategy Term. If We do not receive a reallocation request, no reallocations will occur and your current allocation will remain in place for the next Strategy Term. This will occur even if the Index and/or applicable upside Indexed Strategy Parameters associated with the Indexed Strategy has changed since you last selected the Indexed Strategy, in which case the Indexed Strategy may no longer be appropriate for your investment goals. If you fail to reallocate your Strategy Contract Value at the beginning of a Strategy Term and do not wish to remain invested in a particular Indexed Strategy for the remainder of the Strategy Term, your only option will be to Surrender the Contract. Surrendering all or a portion of your

Contract Value may cause you to incur Withdrawal Charges, a Market Value Adjustment, negative adjustments to your Indexed Strategy Base, and negative tax consequences, as discussed in this section.

See “Strategy Interim Value Risk” below for information on how liquidity risks relate to Our Strategy Interim Value calculation.

We may defer payments made under this Contract for up to six months if the insurance regulatory authority of the state in which We issued the Contract approves such deferral.

Risk of Loss Related to Withdrawal Charges

There is a risk of loss of principal and related earnings if you take a withdrawal from your Contract or surrender it during the Withdrawal Charge Period when We will deduct a Withdrawal Charge. This risk exists even if you are invested in an Indexed Strategy with an Index that is performing positively as of the date of your withdrawal.

SYSTEMATIC WITHDRAWALS TO PAY ADVISory FEE Risk

If you elect to pay advisory fees from your Contract Value, then the deduction will reduce the Death Benefit according to the Death Benefit section and may be subject to federal and state income taxes and a 10% federal penalty tax.   We will not report any such Partial Withdrawal as a reportable distribution for federal income tax purposes if such Partial Withdrawal is taken under a systematic withdrawal program that is established specifically for the deduction of advisory fees under the Contract.  Withdrawals to pay advisory fees are withdrawn at the Strategy Interim Value. See sections on “Systematic Withdrawals to Pay Advisory Fee” and “Strategy Interim Value” below.

Index Risk

If you allocate money to an Indexed Strategy for a Strategy Term, the value of your investment depends in part on the performance of the applicable Index. The performance of the Index is based on changes in the values of the securities or other instruments that comprise or define the Index. The securities and instruments comprising or defining the Index are subject to a variety of investment risks, many of which are complicated and interrelated. These risks may affect capital markets generally, specific market segments, or specific issuers. The performance of the Index may fluctuate, sometimes rapidly and unpredictably. Negative Index performance may cause you to realize investment losses, and those losses could be significant. The historical performance of the Index or an Indexed Strategy does not guarantee future results. It is impossible to predict whether the Index will perform positively or negatively over the course of a Strategy Term. In addition, We measure the performance on a point-to-point basis, which means that We compare the value of the Index at the start and end of the term. There is a risk that the Index performance may be negative or flat even if the Index performed positively for certain time periods between those two specific points in time.

While it is not possible to invest directly in the Index, if you choose to allocate amounts to an Indexed Strategy, you are indirectly exposed to the investment risks associated with the Index. Because the Index is comprised or defined by a collection of equity securities, it is exposed to market risk and issuer risk. Market risk is the risk that market fluctuations may cause the value of a security to fluctuate, sometimes rapidly and unpredictably. Issuer risk is the risk that the value of an issuer’s securities may decline for reasons directly related to the issuer, as opposed to the market generally.

The S&P 500® Price Return Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.

Nasdaq-100® Price Return Index

This Index is comprised of equity securities issued by large-capitalization U.S. and non-U.S. companies, excluding financial companies. This Index is subject to the following investment risks:

•	Equity Risk. Equity securities are subject to market fluctuations that cause the values of equity securities to fluctuate, sometimes rapidly and unpredictably. The values of equity securities can be influenced by a number of factors, such as changes in (or perceived changes in) general capital markets, specific market segments, or specific issuers.

•	Large-Cap Risk. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.

•	Sector Risk. To the extent the Index is comprised of securities issued by companies in a particular sector, those securities may not perform as well as the securities of companies in other sectors or the market as a whole.

•	Non-U.S. Securities Risk. The value of foreign securities may fall due to adverse political, social and economic developments abroad and due to decreases in foreign currency values relative to the U.S. dollar. Also, foreign securities are sometimes less liquid and more difficult to sell and to value than securities of U.S. issuers.

Fidelity Dividend Strength Index

This Index is comprised of stocks issued by large-capitalization U.S. companies, which are selected based on stock selection models designed by Fidelity. This Index is subject to the following investment risks:

•	Equity Risk. Equity securities are subject to market fluctuations that cause the values of equity securities to fluctuate, sometimes rapidly and unpredictably. The values of equity securities can be influenced by a number of factors, such as changes in (or perceived changes in) general capital markets, specific market segments, or specific issuers.

•	Selection Model Risk. There can be no assurance that the Index’s stock selection models will enhance performance. The Index’s stock selection models may detract from performance. [Even though this Index’s selection models seek to identify companies with strong dividend characteristics, this Index’s performance does not reflect any dividends or distributions paid by the component companies.]

•	Large-Cap Risk. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.

Franklin U.S. Equity Index

This Index is comprised of stocks issued by large-capitalization U.S. companies, which are selected based on an investment methodology designed by Franklin Templeton. This Index is subject to the following investment risks:

•	Equity Risk. Equity securities are subject to market fluctuations that cause the values of equity securities to fluctuate, sometimes rapidly and unpredictably. The values of equity securities can be influenced by a number of factors, such as changes in (or perceived changes in) general capital markets, specific market segments, or specific issuers.

•	Selection Model Risk. There can be no assurance that the Index’s stock selection models will enhance performance. The Index’s stock selection models may detract from performance.

•	Large-Cap Risk. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.

UBS Climate Aware Equity Index

This Index is comprised of equity securities issued by large- and mid-capitalization US companies. The companies included in this Index are selected based on criteria related to climate change and other environmental, social, and governance (ESG) factors. This Index is subject to the following investment risks:

•	Equity Risk. Equity securities are subject to market fluctuations that cause the values of equity securities to fluctuate, sometimes rapidly and unpredictably. The values of equity securities can be influenced by a number of factors, such as changes in (or perceived changes in) general capital markets, specific market segments, or specific issuers.

•	ESG Criteria Risk. The Index’s selection and weighting methodology includes ESG criteria. As a result, the Index will have greater exposure to companies deemed to have higher ESG ratings than companies deemed to have lower ESG ratings, and companies can be excluded from the Index based on the Index’s ESG criteria. Companies with lower ESG ratings may perform better than companies with higher ESG ratings over the short or long term. In addition, investors’ views about ESG matters may differ from the ESG criteria used by the Index. As such, the Index’s methodology may not reflect the beliefs and values of any particular investor.

•	Selection Model Risk. There can be no assurance that the Index’s selection models will enhance performance. The Index’s stock selection models may detract from performance.

•	Large-Cap Risk. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.

•	Mid-Cap Risk. Compared to large-capitalization companies, mid-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of mid-capitalization companies may be more volatile and less liquid than those of large-capitalization companies.

Index Cap Risk

If you choose to allocate amounts to an Indexed Strategy with an Index Cap, the highest possible Index Credit that you may achieve is limited by the Index Cap. The Index Cap therefore limits positive Index Credit, if any, that may be credited to your Contract for a given Strategy Term. The Index Cap does not guarantee a certain amount of Index Credit. The Index Credit for an Indexed Strategy may be less than the positive return of the Index. This is because any positive return of the Index is subject to a maximum in the form of the Index Cap.

The Index Cap benefits Us because it limits the amount of positive Index Credit that We may be obligated to credit for any Strategy Term. We set the Index Caps at Our discretion, including a lower Index Cap for the same Strategy Investment in the future. You risk the possibility, subject to the Minimum Guaranteed Index Cap set forth in your Contract, that the Index Caps declared for a new Strategy Term may limit your Indexed Strategy returns.

Participation RaTE, TIER PARTICIPATION RATE AND TiER LEVEL Risk

The Participation Rate, Tier Participation Rates or Tier Level may limit your participation in positive Index Return. We declare a new Participation Rate, new Tier Participation Rates or new Tier Level for each new Strategy Term at our discretion. The Participation Rate, Tier Participation Rates or Tier Level for a new Strategy Term may be higher, lower or the same as the previous Strategy Term. A lower Participation Rate or Tier Participation Rates, or higher Tier Level will reduce the amount of positive Index Return that is reflected in the Index Credit. You risk the possibility, subject to the Minimum Guaranteed Participation Rates and the Maximum Guaranteed Tier Level shown in your Contract and the “Indexed Strategies” section of this prospectus, that the Participation Rate, Tier Participation Rates or Tier Level declared for a new Strategy Term may limit your Indexed Strategy returns, and that the Tier One and Tier Two Participation Rates may be equal.

Buffer PercentagE, FLOOR PERCENTAGE, OR Aggregate Floor Percentage Risk

If you allocate money to an Indexed Strategy, negative Index performance may cause the Index Credit to be negative even after the application of the Buffer Percentage, Floor Percentage or the Aggregate Floor Percentage, as applicable. This would reduce your Strategy Contract Value. Any portion of your Contract Value allocated to an Indexed Strategy will benefit from the protection afforded under either the Buffer Percentage, Floor Percentage or Aggregate Floor Percentage only for that Strategy Term. You assume the risk that you will incur a loss and that the amount of the loss will be significant, except for an Indexed Strategy with a 0% Floor Percentage where there is no investment risk of loss to you. You also risk the possibility that sustained negative Index Returns may result in zero or negative Index Credit being credited to your Strategy Contract Value over multiple Strategy Terms. If an Indexed Strategy is credited with negative Index Credit for multiple Strategy Terms, the loss may exceed the stated limit of the Buffer Percentage, Floor Percentage or Aggregate Floor Percentage for a single Strategy Term.

For the Aggregate Floor for the Indexed Strategy, there are some additional risks to consider. At least [ten days] prior to the start of each Strategy Term, We will make available the applicable Index Cap which varies by Aggregate Floor Percentage, however, the Aggregate Floor Percentage for the next Strategy Term will not be determined until the end of the current Strategy Term. The next Strategy Term’s final Aggregate Floor Percentage and associated Index Cap will not be known during the Reallocation Period. The Indexed Strategy will have a reset feature that provides the option to reset the level of Aggregate Floor Percentage to the initial Aggregate Floor Percentage during each Strategy Term. This feature must be elected and the window to elect the reset feature is the same as the Reallocation Period. The default option for the Indexed Strategy will provide for a recalculation of the Aggregate Floor Percentage each year. Exercising the reset feature does not guarantee better or worse performance than not exercising the reset feature. Negative market performance may result in lower renewal caps which would limit your upside potential in later years.

Indexed Strategy Base Risk

If you withdraw Contract Value allocated to an Indexed Strategy prior to the end of a Strategy Term, the withdrawal will cause a reduction to your Indexed Strategy Base. When you take such a withdrawal, your Indexed Strategy Base will be immediately reduced in a proportion equal to the reduction in your Strategy Contract Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Indexed Strategy Base will negatively impact your Strategy Contract Value for the remainder of the Strategy Term. Once your Indexed Strategy Base is reduced due to a withdrawal, there is no way under the Contract to increase your Indexed Strategy Base during the remainder of the Strategy Term. You cannot reallocate Contract Value into a Strategy Term after the Starting Index Date or make any additional Premium Payments. See “Impact of Withdrawals from Indexed Strategies” for additional information about how withdrawals affect your Strategy Contract Values.

Performance Lock Risk

If you allocate Contract Value to an Indexed Strategy for a Strategy Term, you may exercise the Performance Lock feature at any time by notifying Us in a manner acceptable to us, prior to 4pm on the fourth to last Valuation Day of the Strategy Term. If you exercise the Performance Lock feature, your Strategy Contract Value (which otherwise fluctuates daily) will not reduce for the remainder of the Strategy Term, unless there is a withdrawal and/or Rider Charges and/or advisory fees are assessed. You can exercise the Performance Lock feature once per Indexed Strategy during each Strategy Term. You should consider the following risks related to the Performance Lock feature:

•	You will no longer participate in the Index’s performance, whether positive or negative, for the remainder of the Strategy Term.
•	You will not be credited with any Index Credit for that Indexed Strategy at the end of the Strategy Term.
•	Exercising the Performance Lock feature for an Indexed Strategy is irrevocable for the Strategy Term.
•	We use the Strategy Interim Value calculated at the end of the second Valuation Day after We receive your request. This means you will not be able to determine in advance your “locked in” Strategy Contract Value, and it may be higher or lower than it was at the point in time you requested the Performance Lock.
•	If you exercise the Performance Lock feature at a time when your Strategy Interim Value has declined, you will lock in any loss. It is possible that you would have realized less of a loss or no loss if you exercised the Performance Lock feature at a later time or not at all.
•	We will not provide advice or notify you regarding whether you should exercise the Performance Lock feature or the optimal time for doing so. We will not warn you if you exercise the Performance Lock feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Performance Lock feature.
•	There may not be an optimal time to exercise the Performance Lock feature during a Strategy Term. It may be better for you if you do not exercise the Performance Lock feature during a Strategy Term. It is impossible to know with certainty whether or not the Performance Lock feature should be exercised.

See the section titled “Performance Lock” for additional information regarding the Performance Lock feature.

Strategy Interim Value Risk

On each Valuation Day of the Strategy Term, other than the first day, We determine the Strategy Contract Value for each Indexed Strategy by calculating its Strategy Interim Value. In order to calculate your Strategy Interim Value, We apply a formula which is not directly tied to the actual performance of the applicable Index. Instead, We calculate it by determining the market value of options that We may or may not actually hold. This means that even if the term-to-date Index Return has increased, it is possible that the Strategy Interim Value may not increase.

The market value of options is compared to the potential Index Credit based upon the portion of time the customer has been invested in the Indexed Strategy (pro-rata calculation). The pro-rata calculation limits the Strategy Interim Value in proportion to the number of days elapsed in the Strategy Term, for example if the Strategy Interim Value for a Contract Owner who is halfway through the Strategy Term will be limited to fifty percent of the upside Indexed Strategy Parameter. The Strategy Interim Value utilizes the lesser of this market value calculation and the pro-rata calculation. You should consider the risk that the market value of the options is greater than the pro-rata calculation and therefore your Strategy Interim Value is equal to the pro-rata calculation.

Except for the first Valuation Day of a Strategy Term, your Strategy Interim Value is the amount available for withdrawals, surrenders, annuitization and Death Benefits. Withdrawals taken during the Strategy Term will reduce the Indexed Strategy Base in the same proportion as the withdrawal to the Strategy Contract Value. The Strategy Interim Value may be more or less if you held the Indexed Strategy for the Strategy Term. This includes Contract Value applied to pay a Death Benefit or to an annuity payout option. You should consider the risk that it could be less than your original investment even when the applicable Index is performing positively.

You will not know your Strategy Interim Value when you notify Us to transact on the Contract. Also, as the Strategy Interim Value may not be available on any given Valuation Day, see Delay in Contract Administration section. For more information and to see how We calculate the Strategy Interim Value, see Appendix B.

Risk That We May ADD, remove OR REPLACE an INDEX OR indexed strategy

There is no guarantee that any particular Indexed Strategy or Index will be available during the entire time that you own your Contract. We will not replace any Index or Indexed Strategy until We obtain any regulatory approvals needed. We may replace the Index if it is discontinued, or if there is a substantial change in the calculation of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive. If We replace an Index, the performance of the new Index may differ from the original Index. This may negatively affect the Index Credit that you earn during that Strategy Term or the Strategy Interim Value that you can lock-in under the Performance Lock feature.

We may replace an Index at any time during a Strategy Term. You will have no right to reject the replacement Index, and you will not be permitted to reallocate your Strategy Contract Value until the end of a Strategy Term. The new Index and the replaced Index may not be similar with respect to their component securities or other instruments, although We will attempt to select a new Index that is similar to the old Index. If you do not want to remain in an Indexed Strategy or exercise Performance Lock with a new Index, your only option will be to surrender your Contract. Surrendering your Contract may cause you to incur a Withdrawal Charge, a negative Market Value Adjustment, and may have negative tax consequences. At the end of the Strategy Term, you may reallocate your Strategy Contract Value to another available Indexed Strategy or to the One-Year Fixed Strategy without charge.

We reserve the right discontinue offering any Indexed Strategy for newly issued or outstanding Contracts at any time. If We discontinue offering an Indexed Strategy, you must reallocate your Strategy Contract Value to a currently available Indexed Strategy or the One-Year Fixed Strategy at the start of the next Strategy Term. If you do not provide instructions in Good Order for reallocating the Strategy Contract Value, We will reallocate the Strategy Contract Value to the One-Year Fixed Strategy.

If We add or remove an Indexed Strategy, the changes will not be effective for your Contract until the start of the next Strategy Term. You should evaluate whether Our ability to make the changes described above, and the scope of Our ability to react to such changes, are appropriate based on your investment goals.

RISK THAT WE MAY CHANGE THE INDEX CAP, PARTICIPATION RATE, TIER PARTICIPATION RATES OR TIER LEVEL

Changes to the Index Caps, Participation Rate, Tier Participation Rates or Tier Level, if any, occur at the beginning of the next Strategy Term. We will inform you of the Index Cap, Participation Rate, Tier Participation Rates or Tier Level for the next Strategy Term at least ten days prior to the beginning of each Strategy Term. You do not have the right to reject the Index Cap, Participation Rate, Tier Participation Rates or Tier Level for the next Strategy Term. If you do not like the new Index Cap, Participation Rate, Tier Participation Rates or Tier Level for a particular Indexed Strategy, you may reallocate your Strategy Contract Value to another available Indexed Strategy or to the One-Year Fixed Strategy without charge during the Reallocation Period. If you do not want to invest in any investment option under the Contract, your only option will be to surrender your Contract. Surrendering your Contract may cause you to incur a Withdrawal Charge, a negative Market Value Adjustment, and may have negative tax consequences.

Our Financial Strength and Claims-Paying Ability

Our General Account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract, including any Index Credits, Death Benefit, and Annuity Payments, are subject to Our financial strength and claims-paying ability. There is a risk that We may default on those guarantees. You may obtain information on Our financial condition by reviewing Our financial statements included in this prospectus. Additionally, information concerning Our business and operations is set forth under the section titled “Management’s Discussion and Analysis.”

Cybersecurity and Business Continuity Risk

Our business is highly dependent upon the effective operation of Our computer systems and those of Our business partners, so Our business is vulnerable to systems failures and cyber-attacks. Systems failures and cyber-attacks may adversely affect us, your Contract, and your Contract Value. In addition to cybersecurity risks, We are exposed to the risk that natural and man-made disasters, pandemics and catastrophes may significantly disrupt Our business operations and Our ability to administer the Contract. There can be no assurance that We or Our service providers will be able to successfully avoid negative impacts associated with systems failures, cyber-attacks, or natural and man-made disasters and catastrophes. See additional company-related risks later in this prospectus under “Risks Related to Our Business and Industry.”

THE ANNUITY CONTRACT

This prospectus describes the Contract. The Contract is an agreement between the Company and you, the Owner. The Contract is designed to help you invest on a tax-deferred basis and meet long-term financial goals, such as retirement funding. Under the Contract We promise to pay an income in the form of Annuity Payments, beginning on a date that you select. A Death Benefit may also become payable upon your death. All payments under the Contract are subject to the terms and conditions described in this prospectus.

During the Accumulation Period, you may access your money under the Contract by taking withdrawals of your Contract Value. Withdrawals may be subject to a Withdrawal Charge, a Market Value Adjustment, negative adjustments to your Indexed Strategy Base, Strategy Interim Value and negative tax consequences. During the Annuity Period, We pay guaranteed income in the form of Annuity Payments. The Contract also has a standard and optional Death Benefit that may become payable during the Accumulation Period. The Death Benefits are not payable during the Annuity Period.

The Contract is available as a non-qualified contract, which will provide you with certain tax deferral features under the Code. The Contract is also available as a qualified contract as an IRA and Roth IRAs. If you purchase the Contract as a qualified contract, the Contract will not provide you tax deferral benefits in addition to those already provided by your IRA or Roth IRAs.

State Variations

This prospectus describes the material rights and obligations under the Contract. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by state law. Please see Appendix A for a listing of state variations that apply to the Contract. Any state variations will be included in your Contract.

Owner

The Owner may exercise all ownership rights under the Contract. A single Owner may be a non-natural person, such as a trust. The Contract Owner must not be older than age 85 (the “maximum Issue Age”) on the date the Contract application is received in Good Order at Our Annuity Service Center. A non-qualified Contract may be owned by joint Owners. Each joint Owner has equal ownership rights and must exercise those rights jointly. Only two Owners are allowed per Contract. If the Contract is owned by joint Owners, the signatures of both Owners are needed to exercise rights under the Contract. An Owner who is a non-natural person (e.g., a corporation or trust) may not name a joint Owner.

ASSIGNMENTS AND Changes to Ownership

To the extent allowed by state law, We reserve the right to refuse Our consent to any assignment at any time on a nondiscriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation, including a transfer of ownership, which is an absolute assignment. You may request to assign or transfer your rights under the Contract by sending us a signed and dated request. We will not be bound by an assignment until We acknowledge it. If you assign your benefits, the Death Benefit amount may be adjusted. See the section titled “Death Benefit.”

Unless you specify otherwise, an assignment or transfer is effective as of the date you signed the notice of change. However, We are not responsible for any legitimate actions (including payments) that We take under the Contract prior to receiving the notice. We are not responsible for the validity of any assignment or transfer. To the extent allowed by law, payments under the Contract are not subject to legal process for the claims of creditors.

An IRA, Roth IRA, or any other qualified contract may not be assigned except as permitted by the Code.

Use care when naming joint Owners, assigning your Contract and making any changes to the ownership of your Contract. Consult your financial professional if you have questions.

Annuitant

You initially name the Annuitant and any joint Annuitant on your Contract application. Any Annuitant must be a natural person. Joint Annuitants are not permitted on a qualified Contract or a Contract owned by a non-natural person. For qualified Contracts, the Owner and Annuitant must be the same individual unless a custodian has been named. You may change the Annuitant at any time prior to the Annuity Commencement Date by sending Us an in Good Order request. However, if the Contract is owned by a non-natural person (e.g., a trust), the Annuitant may not be changed and is subject to the Owner’s maximum Issue Age for this Contract. Unless you specify otherwise, a change in Annuitant is effective as of the date you signed the notice of change. However, We are not responsible for any legitimate actions that We take under the Contract (including payments) prior to receiving the notice.

Beneficiary

The Beneficiary is the person(s) or entity (or entities) entitled to receive any Death Benefit paid under the Contract, as described in the section titled “Death Benefit.” You initially name the Beneficiary (or Beneficiaries) on your Contract application and you may change a Beneficiary at any time by sending Us an in Good Order request. If you have designated a Beneficiary as irrevocable, the Beneficiary must consent in writing to any change. A new Beneficiary designation revokes any prior designation and is effective when signed by you and in Good Order. We are not responsible for the validity of any Beneficiary designation or for any legitimate actions We may take under the Contract (including payments) prior to receiving a request to change a Beneficiary.

Purchasing the Contract

If you are younger than age 86, you may purchase the Contract by completing an application and submitting a minimum Premium Payment of $25,000. The Contract Owner, or Annuitant if there is a non-natural Owner, must not be older than age 85 (the “maximum Issue Age”) on the date the Contract application is received in Good Order at Our Annuity Service Center. Only one Premium Payment is allowed under the Contract. For IRAs and Roth IRAs, because the minimum Premium Payment We accept exceeds the annual contribution limits for IRAs and Roth IRAs, your initial Premium Payment must include a rollover contribution. We will not accept, without Our prior approval, any Premium Payment in excess of $1 million for ages 0 – 80 ($500,000 for ages 81 and older).

We reserve the right to refuse any Premium Payment that exceeds $1 million ($500,000 for ages 81 and older) and any Premium Payment that exceeds $1 million ($500,000 for ages 81 and older) when aggregated with previous Premium Payments made to other contracts issued by the Company. Further, We reserve the right to refuse any Premium Payment that does not meet Our minimum Premium Payment requirements, is not in Good Order, or is otherwise contrary to law. We also reserve the right to refuse any application. If We refuse your application, We will return your Premium Payment to you.

Two share classes are available under this prospectus. The B-share class is available through registered broker-dealers that charge sales commissions. The I-share class is available through registered investment advisers (RIAs) that charge an advisory fee. You may elect to have an annual advisory fee up to 1.50% of the Contract Value deducted from the Contract.

Allocating Your Premium Payment

You tell Us how to apply your Premium Payment by specifying in the Contract application your desired allocation (by percentage) among the One-Year Fixed Strategy and the available Indexed Strategies. You may allocate your Premium Payment to the One-Year Fixed Strategy and any available Indexed Strategies. Allocations to Indexed Strategies and the One-Year Fixed Strategy are subject to a minimum of $2,500 or 10% of the Premium Payment, whichever is greater.

Right To Examine

If for any reason you are not satisfied with your Contract, simply return it within 10 days after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We may require additional information, including a signature guarantee, before We can cancel your Contract. If you cancel your Contract during this period, We will issue a refund as required by applicable law.

Unless otherwise required by state law, We will process your refund within two Valuation Days from the Valuation Day that We receive your properly completed request to cancel in Good Order and will refund the Contract Value plus any sales or Contract charges deducted from the Premiums or imposed under the Contract during the period you owned the Contract. The Contract Value may be more or less than your Premium Payments depending upon the investment performance of your Contract. If We receive your request in Good Order on a day that is not a Valuation Day or after close of the Valuation Day, We will treat it as if it was received on the following Valuation Day. This means that you bear the risk of any decline in your Contract Value until We receive your notice of cancellation at Our Annuity Service Center. In certain states, however, We are required to return your Premium Payment without deduction for any fees, charges, or market fluctuations (please refer to the State Variations Appendix).

Available strategies

Under the Contract, you may allocate your Premium Payment among the One-Year Fixed Strategy and Indexed Strategies available for the initial Strategy Term. You may only reallocate your Contract Value for subsequent Strategy Terms by providing reallocation instructions during the Reallocation Period. The requested reallocation(s) will be processed at the end of the Strategy Term. (See “Reallocation Period”).

Currently, the Contract offers a One-Year Fixed Strategy and several Indexed Strategies. The One-Year Fixed Strategy credits compound interest at a guaranteed rate. The Index Credit for each Indexed Strategy is linked to the performance of the Index, subject to the type of Indexed Strategy as described below. The Index Credit for any Indexed Strategy may be positive, negative, or equal to zero.

Strategy Term

Each Strategy Term is one year or six years and may vary based on the Indexed Strategy, if applicable. The initial Strategy Term begins on your Issue Date. Each subsequent Strategy Term begins at the end of the prior Strategy Term. If the Starting Index Date or the Ending Index Date of a Strategy Term is not a Valuation Day, the Starting Index Date or Ending Index Date will be the prior Valuation Day.

One-Year Fixed Strategy

The One-Year Fixed Strategy credits compound interest based on rates that are set and guaranteed by the Company. Any portion of your Contract Value allocated to the One-Year Fixed Strategy for a Strategy Term will be credited with the interest rate established for that Strategy Term. This rate will apply for the entire Strategy Term. The interest rate for the One-Year Fixed Strategy for your initial Strategy

Term will be set forth in your Contract. At the conclusion of the Strategy Term, We will declare the interest rate for the next Strategy Term.

The effective annual interest rate for any Strategy Term will never be lower than the guaranteed minimum interest rate set forth in your Contract. This rate will not be less than .50% during the Withdrawal Charge Period (WCP) and no less than .10% after the Withdrawal Charge Period and is guaranteed to be a rate not less than the minimum interest rate allowed by state law. The effective annual interest rate represents the rate of daily compounded interest over a 12-month period. You risk the possibility that We will declare an interest rate for the One-Year Fixed Strategy at the guaranteed minimum interest rate.

Indexed Strategies

Each Indexed Strategy includes the following elements to calculate the Index Credit:

•	An Index;
•	A “Point-to-Point” crediting method;
•	An Index Cap, Participation Rate, or Tier Participation Rates and Tier Level, as applicable and
•	Either an Aggregate Floor Percentage, Floor Percentage or Buffer Percentage.

The below Indexed Strategies may be available under the Contract. The six year Indexed Strategies are only available on the Issue Date. The below table shows multiple Index, Buffer, and Floor elements for a given Crediting Method, when only one Index and one Buffer or Floor will apply to a given Indexed Strategy.

Strategy Term	Crediting Method	Index	Buffer	Floor	Minimum Cap		Minimum Guaranteed Participation Rate		Maximum Guaranteed Tier Level
					During WCP	Post- WCP	During WCP	Post- WCP	During WCP	Post- WCP
1-Year	Cap with Buffer	S&P 500, Nasdaq 100, Fidelity Dividend Strength, Franklin US Equity, UBS Climate Aware Equity	10%	N/A	1.00%	0.50%	N/A	N/A	N/A	N/A
1-Year	Cap with Buffer	S&P 500, Nasdaq 100,	20%	N/A	1.00%	0.50%	N/A	N/A	N/A	N/A
1-Year	Cap with Aggregate Floor	S&P 500	N/A	-20% - 0%	1.00%	0.50%	N/A	N/A	N/A	N/A
1-Year	Cap with Floor	S&P 500	N/A	0%	1.00%	0.50%	N/A	N/A	N/A	N/A
1-Year	Participation Rate with Buffer	S&P 500, Nasdaq 100, Fidelity Dividend Strength, Franklin US Equity, UBS Climate Aware Equity	10%	N/A	N/A	N/A	10%	10%	N/A	N/A
6-Year	Cap with Buffer	S&P 500, Fidelity Dividend Strength, Franklin US Equity, UBS Climate Aware Equity	20%	N/A	1.00%	N/A	N/A	N/A	N/A	N/A
6-Year	Participation Rate with Buffer	S&P 500, Fidelity Dividend Strength, Franklin US Equity, UBS Climate Aware Equity	20%	N/A	N/A	N/A	10%	N/A	N/A	N/A
6-Year	Tiered Participation Rate with Buffer	S&P 500	5%, 10%	N/A	N/A	N/A	10%	N/A	30%	N/A

We reserve the right to add, remove or replace any Indexed Strategy in the future, subject to necessary regulatory approvals. The One-Year Fixed Strategy and the S&P 500 One-Year Point to Point with Cap and 0% Floor will be available for the life of your Contract. Any changes to the Index Caps, Participation Rates, Tier Participation Rates or Tier Level occur at the start of the next Strategy Term. If We add or remove an Indexed Strategy, the changes will not be effective for your Contract until the start of the next Strategy Term.

If We discontinue offering an Indexed Strategy, you must reallocate your Strategy Contract Value to a currently available Indexed Strategy at the start of the next Strategy Term. If you do not provide instructions in Good Order for reallocating the Strategy Contract Value, We will reallocate the Strategy Contract Value to the One-Year Fixed Strategy.

The Indices

The Contract currently offers Indexed Strategies that are linked to the following Indices:

The S&P 500® Price Return Index was established by Standard & Poor’s. The S&P 500® Price Return Index includes 500 leading companies in leading industries of the U.S. economy, capturing 75% coverage of U.S. equities. The S&P 500® Price Return Index does not include dividends declared by any of the companies included in the index.

The Nasdaq-100® Price Return Index

The Nasdaq-100® Price Return Index includes 100 of the largest domestic and international non-financial companies listed on The NASDAQ Stock Market. The Index includes equities of companies across major industry groups including computer hardware and software, telecommunications, and retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. As of [    ], 2021, the Index was comprised of [    ] companies with market capitalizations ranging from $[    ] [    ]illion to $[    ] [    ]illion.

The Index’s performance does not reflect any dividends or distributions paid by the component companies.

[The index provider for this Index is [Nasdaq, Inc. and its affiliates]. [Nasdaq Inc. and its affiliates] are not affiliated with the Company.]

Fidelity Dividend Strength Index

The Fidelity Dividend Strength Index is designed to provide investment exposure to large U.S. companies based on stock selection models designed by Fidelity. As of [   ], 2021, the Index was comprised of [   ] stocks of companies with market capitalizations ranging from $[   ] [   ]illion to $[   ] [   ]illion.

The components of the Index are selected from the top 1000 U.S. stocks based on market capitalization. From that universe, the Index selects stocks within each industry sector that have favorable scores with respect to two selection models focusing on fundamental strength and dividends.

•	The fundamental strength model seeks to identify companies with strong financial characteristics, analyzing factors related to earnings, sales growth, return on invested capital, cash flows, and debt.

•	The dividends model seeks to identify companies with high and consistent dividends, analyzing factors related to dividend yield, dividend payout ratio, and dividend growth.

The Index is reconstructed and rebalanced on a semi-annual basis in accordance with the Index’s rules-based methodology. The selected stocks are weighted based on market-capitalization, subject to the Index’s rules-based constraints. [The Index’s performance does not reflect any dividends or distributions paid by the component companies.]

[The Index is administered by Fidelity Product Services LLC. Fidelity Product Services LLC is not affiliated with the Company.]

Franklin U.S. Equity Index

The Franklin U.S. Equity Index (also marketed as the LibertyQ US Large Cap Equity Index) is designed to provide investment exposure to large U.S. companies based on an investment methodology designed by Franklin Templeton. As of [    ], 2021, the Index was comprised of [    ] stocks of companies with market capitalizations ranging from $[    ] [    ]illion to $[    ] [    ]illion.

The components of the Index are selected from the Russell 1000® Index. The Russell 1000® Index is designed to measure the performance of large capitalization stocks in the U.S. It includes approximately 1,000 of the largest issuers included in the Russell 3000® Index, which is designed to measure the performance of the entire U.S. stock market.

The Index is designed to achieve a lower level of risk and higher risk-adjusted performance than the Russell 1000® Index over the long term by applying a multi-factor selection process, which is designed to select stocks from the Russell 1000® Index that have favorable scores with respect four investment style factors – quality, value, momentum, and low volatility.

•	The “quality” factor incorporates measurements such as return on equity, earnings variability, cash return on assets, and leverage.

•	The “value” factor incorporates measurements such as price to earnings, price to forward earnings, price to book value, and dividend yield.

•	The “momentum” factor incorporates measurements such as 6-month risk adjusted price momentum and 12-month risk-adjusted price momentum. Momentum investing generally seeks to capitalize on positive trends in the returns of financial instruments.

•	The “low volatility” factor incorporates measurements such as historical beta (i.e., a measure of the volatility of a security relative to the total market).

The Index is reconstructed and rebalanced on a semi-annual basis in accordance with the Index’s rules-based methodology. The component securities of the Russell 1000® Index with the top 25% investment style factor scores will be selected for inclusion in the Index. The selected securities are weighted based on their market capitalization and investment style factor scores, subject to the Index’s rules-based constraints. No company shall be weighted to comprise more than 1% of the Index. The Index is also constrained in its construction to limit turnover of component securities at each semi-annual reconstruction. Securities that are affiliated with Franklin Templeton by either a direct or indirect aggregate shareholding of greater than 20% are excluded from the Index.

[The Index’s performance does not reflect any dividends or distributions paid by the component companies.]

The Index is calculated and maintained by FTSE Russell which aims to reflect the performance of a Franklin Templeton strategy. Neither FTSE Russell nor Franklin Templeton is affiliated with the Company.

UBS Climate Aware Equity Index

The UBS Climate Aware Equity Index is designed to provide investment exposure to the long-term transition to a low carbon and climate resilient economy. The Index is weighted and includes equity securities of large and medium sized US companies. As of June 11th, 2021, the Index was comprised of 266 companies with market capitalizations ranging from $863 million to $2.1 trillion.

The companies included in the Index are selected and weighted based on criteria related to climate change, including carbon emissions, coal energy, fossil fuel reserves, renewable energy, emissions trajectories, and severe weather events. The Index also excludes companies involved or alleged to be involved in activities that breach other environmental, social, and governance (ESG) criteria. The Index’s performance does not reflect any dividends or distributions paid by the component companies.

The Index is reconstructed and rebalanced on a semi-annual basis. The securities included in the Index are selected from the Solactive GBS United States Large & Mid Cap Index (the “Parent Index”). The Parent Index is designed to track the performance of the large and mid-cap segment covering approximately the largest 85% of the free-float market capitalization of U.S. companies.

The selection and weighting of securities for the Index is fully rules-based, and the index administrator cannot make any discretionary decisions. Stocks are selected from the Parent Index and weighted in accordance with the following four step process:

•	First, climate scores are assigned to each company in the Parent Index based on numerous factors related to climate change. Companies’ scores will be negatively impacted by greater reliance on carbon emissions, coal energy, and fossil fuel reserves. A company’s scores may also be negatively impacted if it is at higher risk of severe weather events related to climate change. Companies’ scores will be positively impacted by greater investments in renewable energy and likelihood of achieving emissions targets.

•	Second, the companies’ climate scores are compared, and the laggards within each industry category are excluded from further consideration. For companies that are currently components of the Index, the threshold for exclusion is 20th percentile. For companies that are not currently components of the Index, the threshold for exclusion is 40th percentile. For any industry category with fewer than five companies in the Parent Index, the threshold for exclusion is the respective sector average.

•	Third, any remaining company will be excluded if it breaches certain ESG criteria, including the following:

o	The company has more than 10% revenue from coal mining, coal power generation, and/or oil sands extraction;

o	The company has a verified failure to respect certain established norms, or has been involved in controversies, related to the environment, human rights, corruption, or labour rights.

o	The company has verified or alleged ongoing involvement in controversial weapons research (e.g., chemical, biological, and nuclear weapons).

o	The company generates revenue from tobacco cultivation and production.

o	The company has a significant negative impact on sustainable development goals for the environment related to responsible consumption and production, climate action, life below water, or life on land.

•	Fourth, the remaining companies are included in the Index and assigned a weighting in accordance with its rules-based methodology taking into account climate and ESG scores relative to the Parent Index, weight deviations from the Parent Index, weight caps, and weight floors.

[The Index is administered by Solactive AG and was designed by Solactive AG in conjunction with UBS. Solactive AG’s application of rules related to climate change and other ESG criteria are based on data provided by Institutional Shareholder Services Inc. Neither Solactive AG, UBS, nor Institutional Shareholder Services Inc. is affiliated with the Company.]

We may replace the Index if it is discontinued, or if there is a substantial change in the calculation of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Strategy Term or during a Strategy Term. We will notify you at least 30 days before We replace an Index, or if not possible, as soon as reasonably practical.

If We replace an Index, We will attempt to select a new Index that is similar to the old Index. In making this evaluation, We will look at factors such as asset class, Index composition, strategy or methodology inherent to the Index and Index liquidity. If We replace an Index during a Strategy Term, We will calculate the Index Return using the old Index up until the replacement date. After the replacement date, We will calculate the Index Return using the new Index, using the value for new Index on the replacement date and the value of the index at the end of the Strategy Term.

Index Replacement Example. This example is intended to show how We would calculate the Index Return during a Strategy Term in which an Index was replaced.

Index Return from the Starting Index Date until the replacement date for old Index

Old Index Value on the Starting Index Date	100
Old Index Value on replacement date	103
Index Return for old Index on replacement date	(103 / 100) - 1 = 3%

This 3% Index Return on the replacement date is then used to calculate the Index Return

Index Return from the replacement date until the Ending Index Date for new Index

New Index Value on the replacement date	100
New Index Value on the Ending Index Date	105
Index Return for old Index on replacement date	(105 / 100) - 1 = 5%

The Index Return calculation for that Strategy Term is then based on the change of both the old and new Index.  The Index Return in this Strategy term would be 8.15% [(1 + 3%) * (1 + 5%)].

Additional information about the Index, including disclaimers, may be found in Appendix I. The investment risks associated with the Indices are discussed under the section titled “Index Risk.”

Strategy Contract Value

When you allocate Contract Value to an Indexed Strategy for a Strategy Term, your investment in the Indexed Strategy is represented by the Strategy Contract Value. The Strategy Contract Value reflects the portion of your Contract Value attributable to that Indexed Strategy at any given time. If you allocate Contract Value to multiple Indexed Strategies for a Strategy Term, you will have a separate Strategy Contract Values for each Indexed Strategy in which you invested.

If you do not exercise the Performance Lock feature during Strategy Term, your Strategy Contract Value for an Indexed Strategy will be calculated at the close of each Valuation Day of the Strategy Term as follows:

•	On the Starting Index Date, the Strategy Contract Value will equal the Indexed Strategy Base for that Indexed Strategy.

•	On each Valuation Day following the Starting Index Date, the Strategy Contract Value on a given Valuation Day will equal the Strategy Interim Value, which We calculate at the close of each Valuation Day. See Appendix B for a description of how Strategy Interim Values are calculated.

•	At the end of the Strategy Term, the Strategy Contract Value will equal your Indexed Strategy Base adjusted by any Index Credit, which may be positive, negative, or equal to zero. The Strategy Contract Value at the end of the Strategy Term may also be expressed through the following formula: Indexed Strategy Base x (1 + Index Credit).

Strategy Contract Value Example. Assume you allocate $25,000 to an Indexed Strategy at the beginning of a Strategy Term with a 5% Index Cap. On the first Valuation Day of the Strategy Term, your Indexed Strategy Base is $25,000. Over the course of the Strategy Term, assuming you do not exercise the Performance Lock feature, your Strategy Contract Value will increase and decrease according to changes in your Strategy Interim Value. For instance, if your Strategy Interim Value at the close of the tenth Valuation Day equals $25,200, your Strategy Contract Value at that time will be $25,200. If your Strategy Interim Value at the close of the eleventh Valuation Day equals $24,800, your Strategy Contract Value at that time will be $24,800. At the end of the Strategy Term, if an Index Credit of 5% is applied, your Strategy Contract Value will be $26,250 ($25,000 x (1 + 0.05) = $26,250). The Performance Lock feature is described in more detail under the section titled, “Performance Lock.”

Index Credit

Each Indexed Strategy takes into account the following elements to calculate the Index Credit:

•	The Index Return;
•	The length of the Strategy Term;
•	Either the Index Cap, Participation Rate, or Tier Level and Tier Participation Rates; and
•	Either the Buffer Percentage, Floor Percentage or the Aggregate Floor Percentage.

For each Indexed Strategy to which you allocate Contract Value, at the end of the Strategy Term, We will apply an Index Credit to your Indexed Strategy Base at the end of the Strategy Term (unless the Performance Lock feature was exercised during the Strategy Term). The Index Credit may be positive, negative, or equal to zero.

•	If the Index Credit is positive, the dollar amount of the increase can be calculated as the Indexed Strategy Base multiplied by the Index Credit.
•	If the Index Credit is negative, the dollar amount of the decrease can be calculated as the Indexed Strategy Base multiplied by the Index Credit.
•	If the Index Credit is equal to zero, there will be no increase or decrease.

If you allocate Contract Value to multiple Indexed Strategies for a Strategy Term, separate Index Credits will be applied to all the Indexed Strategies in which you are invested at the end of the Strategy Term. Even if you receive positive Index Credit for one or more Indexed Strategies for a Strategy Term, your overall gain will be reduced by any negative Index Credit you receive for any other Indexed Strategy, and such negative Index Credit may cause you to incur an overall loss during the Strategy Term.

Also provided below are examples of how We calculate the Index Credit for each Indexed Strategy.

Index Return (“Point to Point”). To calculate the Index Credit, We first calculate the Index Return. The Index Return for an Indexed Strategy is the net percentage change in the Index Value from the Starting Index Date to the Ending Index Date.

Index Return and Index Credit. Assume that between the Starting Index Date and the Ending Index Date the net value of the S&P 500 ® increases by 5%. Thus, the Index Return for that Indexed Strategy would be 5%. If instead the net value of the S&P 500 ® decreases by 5%, the Index Return for that Indexed Strategy would be -5%.

After calculating the Index Return, We assess the application of the Indexed Strategy Parameters to determine the Index Credit. We will apply the Index Credit to the Indexed Strategy Base on at the end of the Strategy Term.

If the Index Return is positive, We assess the application of the Index Cap, Participation Rate, or Tier Level and Tier Participation Rates, as applicable.

•	The Index Cap represents the maximum positive Index Return that may be reflected in the Index Credit for a given Strategy Term. As such, an Index Cap may limit your gain by capping your potential Index Credit.

•	The Participation Rate is a percentage that is multiplied by any positive Index Return to calculate the Index Credit for a given Strategy Term. A Participation Rate may prevent you from fully participating in positive Index Return. However, there is no cap on your potential Index Credit when a Participation Rate is applied.

•	The Tier Level is the level of Index Return that determines the applicability of the Tier Participation Rates. The Tier Participation Rates include a Tier One Participation Rate and a Tier Two Participation Rate. Positive Index Return that is less than or equal to the Tier Level is multiplied by the Tier One Participation Rate. Positive Index Return that is in excess of the Tier Level is multiplied by the Tier Two Participation Rate. The Index Credit is equal to the sum of these values. Tiered Participation Rates may prevent you from fully participating in positive Index Return. However, there is no cap on your potential Index Credit when Tiered Participation Rates are applied.

Each Indexed Strategy has its own Index Cap, Participation Rate or Tier Level and Tier Participation Rates. We set the Index Cap, Participation Rate or Tier Level and Tier Participation Rates for each Indexed Strategy at least ten days prior to the beginning of a Strategy Term. An Index Cap, Participation Rate or Tier Level and Tier Participation Rates for a particular Strategy Term may be higher or lower than the Index Caps, Participation Rates or Tier Levels and Tier Participation Rates for previous or future Strategy Terms. In no event will an Index Cap, Participation Rate or the Tier Participation Rates be lower than the Minimum Guaranteed Index Cap or Participation Rate stated in your Contract. The Index Caps, Participation Rates and Tier Levels and Tier Participation Rates for your initial Strategy Term will be set forth in your Contract.

Index Cap Example 1: Assume that you allocated Contract Value to an Indexed Strategy for a Strategy Term with an Index Cap of 8%. Also assume that at the end of the Strategy Term, the Index Return is 5%. In this case, to calculate the Index Credit, We would compare the Index Return of 5% to the Index Cap of 8%. Because the Index Return (5%) is less than the Index Cap (8%), the Index Credit would reflect the 5%. As a result, We would apply an Index Credit of 5% to your Indexed Strategy Base. In this example, the Index Cap did not limit your potential gain.

Index Cap Example 2: Assume that you allocated Contract Value to an Indexed Strategy for a Strategy Term with an Index Cap of 8%. Also assume that at the end of the Strategy Term, the Index Return is 15%. In this case, to calculate the Index Credit, We would compare the Index Cap of 8% to the Index Return of 15%. Because the Index Return (15%) is higher than the Index Cap (8%), an Index Credit of 8% would be applied to Indexed Strategy Base. In this example, the Index Cap limited your potential gain.

Participation Rate Example: Assume that you allocated Contract Value to an Indexed Strategy that includes a Participation Rate of 20% and at the end of the Strategy Term, the Index Return is 10%. In this case, to calculate the Index Credit, We would multiply the Index Return of 10% by the 20% Participation Rate, which results in an Index Credit of 2%.

Tier Level and Tier Participation Rates Example 1: Assume that you allocated Contract Value to an Indexed Strategy that includes a Tier One Participation Rate of 100%, a Tier Two Participation Rate of 140%, a Tier Level of 20% and at the end of the six year Strategy Term, the Index Return is 18%. In this case where the Index Return is less than the Tier Level, to calculate the Index Credit, We would multiply the Index Return of 18% by the 100% Tier One Participation Rate, which results in an Index Credit of 18%.

Tier Level and Tier Participation Rates Example 2: Assume that you allocated Contract Value to an Indexed Strategy that includes a Tier One Participation Rate of 100%, a Tier Two Participation Rate of 140%, a Tier Level of 20% and at the end of the six year Strategy Term, the Index Return is 35%. In this case where the Index Return is above than the Tier Level, the Index Credit would be 100% (Tier One Participation Rate) of the first 20% (Tier Level) increase plus 140% (Tier Two Participation Rate) of the remaining 15% (Index Return minus Tier Level) increase, which equals an Index Credit of 41%.

Neither an Index Cap, Participation Rate, nor Tier Level or Tier Participation Rates guarantee a certain amount of Index Credit. The Index Cap, Participation Rate, or Tier Level and Tier Participation Rates may limit the amount of positive Index Credit that We may be obligated to pay for any Strategy Term. We set the Index Caps, Participation Rates, and Tier Levels and Tier Participation Rates at Our discretion, subject to the guaranteed limits set forth in this prospectus. You risk the possibility that We will not set an Index Cap, Participation Rate or Tier Participation Rates higher than the minimum guaranteed rates stated in your Contract. You risk the possibility that We will not set the Tier Level lower than the maximum guaranteed rates stated in your Contract.

If the Index Return is negative, We assess the application of the Floor Percentage, Aggregate Floor Percentage or the Buffer Percentage, whichever applies to the Indexed Strategy. The Floor Percentage, Aggregate Floor Percentage and the Buffer Percentage provide different forms of protection against negative Index Returns.

•	The Floor Percentage and Aggregate Floor Percentage establishes the lowest negative Index Credit that may be applied for a given Strategy Term.

•	The Buffer Percentage represents the amount of negative Index Return that will not be reflected in a negative Index Credit for a given Strategy Term.

Floor Percentage Example 1: Assume that you allocated Contract Value to an Indexed Strategy that includes a Floor Percentage of -10% and, at the end of the Strategy Term, the Index Return is -5%. In this case, to calculate the Index Credit, We would compare the Floor Percentage of -10% to the Index Return of -5%. Because the Floor Percentage (-10%) is less than the Index Return (-5%), We would apply an Index Credit equal to -5% to the Indexed Strategy Base. In this example, the Floor Percentage did not provide any downside protection.

Floor Percentage Example 2: Assume that you allocated Contract Value to an Indexed Strategy that includes a Floor Percentage or 10% and, at the end of the Strategy Term, the Index Return is -15%. In this case, to calculate the Index Credit, We would compare the Floor Percentage of -10% to the Index Return of -15%. Because the Floor Percentage (-10%) is higher than the Index Return (-15%), We would apply an Index Credit equal to -10% to the Indexed Strategy Base. In this example, the Floor Percentage provided downside protection by limiting your loss.

Floor Percentage provides only limited protection from downside risk. It does not provide absolute protection against negative Index Credit. You may lose money.

Aggregate Floor Percentage. The Contract also offers an Indexed Strategy with an Aggregate Floor, which may provide greater protection from negative Index Return over time by recalculating your Aggregate Floor Percentage such that the aggregate losses within the Indexed Strategy do not exceed the initial Aggregate Floor Percentage. The Aggregate Floor is a one-year Indexed Strategy where the initial Floor amount is set to [90%] of the initial allocation and will never decrease below that level due to market performance during the time funds remain in the Indexed Strategy. The Aggregate Floor Percentage and the corresponding cap may change annually according to prior year performance, as caps will be determined by a renewal table that aligns to the Aggregate Floor level at the beginning of the Indexed Strategy Term. The Aggregate Floor Percentage can vary from [-20%] to [0%] in any given Strategy Term. The client also has the option to elect to reset the Aggregate Floor Percentage to [-10%], that may impact their Aggregate Floor going forward.

The Aggregate Floor is set before the beginning of each Strategy Term. It is equal to Max [A,B] + C – D, where:

A is one plus the minimum Floor Percentage under the Aggregate Floor Indexed Strategy x the Strategy Contract Value at the end of the prior Strategy Term;

B is the Aggregate Floor at the end of the prior Strategy Term;

C is Contract Value transferred into the Aggregate Floor Indexed Strategy at the end of the prior Strategy Term; multiplied by one plus the initial Aggregate Floor Percentage and

D is Contract Value transferred out of the Aggregate Floor Indexed Strategy at the end of the prior Strategy Term multiplied by [one plus the maximum of the minimum Floor Percentage and the (Aggregate Floor at the end of the prior Strategy Term divided by the Strategy Contract Value at the end of the prior Strategy Term minus one)]

Contract Value must remain allocated to the Indexed Strategy over multiple Strategy Terms to benefit from an increase in the Aggregate Floor. Contract Value that is transferred out of the Indexed Strategy loses any additional protection provided by the Aggregate Floor.

The Aggregate Floor Percentage is set at the beginning of each Strategy Term. It is equal to A divided by (B + C + D) minus one, where

A is the Aggregate Floor as calculated above

B is the Strategy Contract Value at the end of the prior Strategy Term

C is Contract Value transferred into the Aggregate Floor Indexed Strategy at the end of the prior Strategy Term, and

D is Contract Value transferred out of the Aggregate Floor Indexed Strategy at the end of the prior Strategy Term

At least [ten days] prior to the start of each Strategy Term, We will make available the applicable Index Cap which varies by Aggregate Floor Percentage, however, the Aggregate Floor Percentage for the next Strategy Term will not be determined until the end of the current Strategy Term. The next Strategy Term’s final Aggregate Floor Percentage and associated Index Cap will not be known during the Reallocation Period.

The Indexed Strategy will have a reset feature that provides the option to reset the level of Aggregate Floor Percentage to the initial Aggregate Floor Percentage during each Strategy Term. This feature must be elected and the window to elect the reset feature is the same as the Reallocation Period. The default option for the Indexed Strategy will provide for a recalculation of the Aggregate Floor Percentage each year. All transfers into this Indexed Strategy and resets of the Indexed Strategy will have an Aggregate Floor Percentage equal to the initial Aggregate Floor Percentage. If there were renewal allocations into the Indexed Strategy, the Aggregate Floor will be a blend of the renewal allocations and transfer allocations.

Aggregate Floor Percentage Example 1: Assume that you allocated $100,000 in Contract Value to an Indexed Strategy that includes a Aggregate Floor Percentage of -10% and, at the end of the Strategy Term, the Index Return is -6%. In this case, to calculate the Index Credit, We would compare the Aggregate Floor Percentage of -10% to the Index Return of -6%. Because the Aggregate Floor Percentage (-10%) is less than the Index Return (-6%), We would apply an Index Credit equal to -6% to the Indexed Strategy Base, resulting in $94,000 in ending Contract Value. In this Strategy Term, the Aggregate Floor Percentage did not provide any downside protection.

Assume funds remain in Indexed Strategy and, at the end of the second Strategy Term, the Index Return is -6%. In this case, to calculate the Index Credit, We would compare the Aggregate Floor Percentage of -4.3% to the Index Return of -6%. Because the Aggregate Floor Percentage (-4.3%) is not less than the Index Return (-6%), We would apply an Index Credit equal to -4.3% to the Indexed Strategy Base, resulting in $90,000 in ending Contract Value. In this Strategy Term, the Aggregate Floor Percentage did provide downside protection.

Year	Beginning Contract Value	Indexed Strategy Base	Aggregate Floor	Aggregate Floor Percentage	Index Return	End Contract Value
1	100,000	100,000	90,000	-10.0%	-6%	94,000
2	95,000	95,000	90,000	-4.3%	-6%	90,000

See Appendix C for examples illustrating the operation of the Aggregate Floor over multiple Strategy Terms.

Buffer Percentage Example 1: Assume that you allocated Contract Value to an Indexed Strategy that includes a Buffer Percentage, and, on the Ending Index Date, the Index Return is -5%. In this case, to calculate the Index Credit, We would compare the Buffer Percentage of 10% to the Index Return of -5%. Because the negative Index Return (-5%) does not exceed the Buffer Percentage of 10%, the Index Credit of 0% would be applied to the Indexed Strategy Base. In this example, the Buffer Percentage provided complete downside protection by preventing you from receiving negative Index Credit.

Buffer Percentage Example 2: Assume that you allocated Contract Value to an Indexed Strategy that includes a Buffer Percentage, and, on the Ending Index Date the Index Return is -15%. In this case, to calculate the Index Credit, We would compare the Buffer Percentage of 10% to the Index Return of -15%. Because the negative Index Return (-15%) exceeds the Buffer Percentage of 10%, an Index Credit of 5% would be applied to the Indexed Strategy Base. In this example, the Buffer Percentage provided partial downside protection because it limited your loss from -15% to -5%, but it did not provide complete downside protection.

The Buffer Percentage provides only limited protection from downside risk. It does not provide absolute protection against negative Index Credit. You may lose money, and your losses could be significant.

Performance Lock

If you allocate Contract Value to an Indexed Strategy for a Strategy Term, you may request to exercise the Performance Lock feature at any time prior to the fourth to last Valuation Day of a Strategy Term. You may exercise the Performance Lock feature only once each Strategy Term for each Indexed Strategy. The exercise of the Performance Lock feature is irrevocable. To exercise the Performance Lock feature, you must submit a request to us. If We receive your request on a non-Valuation Day or after the close of a Valuation Day, your request will be deemed to be received on the next Valuation Day.

When you exercise the Performance Lock feature, your Strategy Contract Value for the remainder of the Strategy Term will be “locked-in” at the Strategy Interim Value calculated at the end of the second Valuation Day following the Valuation Day on which We receive your request, and will accumulate at a fixed rate equivalent to the One-Year Fixed Strategy for the remainder of the Strategy Term. However, if you take a withdrawal and/or a Rider Charge and/or an advisory fee has been assessed from an Indexed Strategy during a Strategy Term after you exercised the Performance Lock feature, your Strategy Contract Value will be reduced by the amount withdrawn and/or the Rider Charge and/or the advisory fee assessed, including any applicable Withdrawal Charges, Market Value Adjustments and taxes payable by Us and not previously deducted.

If you exercise the Performance Lock feature, no Index Credit for that Indexed Strategy will be credited to you at the end of the Strategy Term, regardless of whether the Index Credit would have been positive, negative or equal to zero.

If you exercise the Performance Lock feature based on a Strategy Interim Value that is higher than your Indexed Strategy Base at the beginning of the Strategy Term, you will realize positive investment return with respect to that Indexed Strategy for that Strategy Term (excluding the impact of any Withdrawal Charges, Market Value Adjustments or taxes if you take a withdrawal from that Indexed Strategy). If you exercise the Performance Lock feature based on a Strategy Interim Value that is lower than your Indexed Strategy Base at the beginning of the Strategy Term, you will realize a negative investment return with respect to that Indexed Strategy for that Strategy Term.

For one year Strategy Terms, following the second Valuation Day after you exercise the Performance Lock feature, the Strategy Contract Value will be credited daily interest at a rate equal to the One-Year Fixed Strategy. The Strategy Contract Value will remain in the same Index option, unless directed otherwise during the Reallocation Period. See section “Reallocation Period” for additional information.

For Strategy Terms greater than one year, on the Performance Lock Date, Strategy Contract Value will be transferred to the One Year Fixed Strategy.

See Appendix B for a description of how Strategy Interim Values are calculated. You may contact Us at [ ] to obtain your Strategy Interim Value for any Indexed Strategy to which you allocated Contract Value.

Please note the following important considerations related to the Performance Lock feature:

•	You may exercise the Performance Lock feature only once during a Strategy Term for each Indexed Strategy. Once you exercise the Performance Lock feature, it may not be revoked.
•	The Performance Lock feature must be exercised for the full amount of your Strategy Contract Value.
•	Even if the Index’s performance has been positive, it is possible that your Strategy Interim Value may have decreased at the time your Strategy Interim Value gets locked in. Although you may contact Us to obtain your current Strategy Interim Value, you will not know the Strategy Interim Value used to lock-in your Strategy Contract Value in advance. This is because We use the Strategy Interim Value calculated at the end of the second Valuation Day following the Valuation Day on which We receive your request. The Strategy Interim Value on the second following Valuation Day following the valuation day on which we received your request may be higher or lower than the Strategy Interim Value on the Valuation Day that We received your request or that you last obtained.
•	After you exercise the Performance Lock feature for an Indexed Strategy, your Strategy Contract Value will increase at a daily fixed interest rate equal to the One-Year Fixed Strategy Rate. You will not be receive an Index Credit at the end of the Strategy Term, regardless of whether the Index Credit would have been positive, negative, or equal to zero.
•	If you take a withdrawal from Strategy Contract Value and/or an advisory fee is deducted from Strategy Contract Value, or if a Rider Charge is deducted from Strategy Contract Value, during the remainder of the Strategy Term after you exercise the Performance Lock feature, your Strategy Contract Value will be reduced.
•	We will not provide advice or notify you regarding whether you should exercise the Performance Lock feature or the optimal time for doing so. We will not warn you if you exercise the Performance Lock feature at a sub- optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Performance Lock feature.
•	There may not be an optimal time to exercise the Performance Lock feature during a Strategy Term. It may be better for you if you do not exercise the Performance Lock feature during a Strategy Term. It is impossible to know with certainty whether or not the Performance Lock feature should be exercised.

Impact of Withdrawals From Indexed Strategies

Under the Contract, you are permitted to take full or partial withdrawals at any time during the Accumulation Period. Withdrawals may be subject to Withdrawal Charges, a Market Value Adjustment, taxes payable by Us and any pro-rated Rider Charges. See the “Contract Charges” section.

In addition, if you withdraw Contract Value allocated to an Indexed Strategy, the withdrawal will cause a reduction to your Indexed Strategy Base. Your Indexed Strategy Base will be immediately reduced in a proportion equal to the reduction in your Strategy Contract Value. This reduction could be greater than the dollar amount of your withdrawal. You should fully understand how a withdrawal from an Indexed Strategy reduces your Indexed Strategy Base because reductions in your Indexed Strategy Base always result in reductions to your Strategy Contract Value for the remainder of the Strategy Term.

Reductions to your Indexed Strategy Base will negatively impact your Strategy Contract Value in three ways.

•	First, a reduction in your Indexed Strategy Base will cause your Strategy Interim Values for the remainder of the Strategy Term to be lower than if you did not take the withdrawal. Because your Strategy Contract Value is set equal to your Strategy Interim Value on any given Valuation Day during a Strategy Term (except the first day of the Strategy Term), lower Strategy Interim Values will result in lower Strategy Contract Values.
•	Second, at the end of the Strategy Term, assuming that you do not exercise the Performance Lock feature, any positive increase credited to you will be lower than if you did not take the withdrawal. This is because the increase can be calculated as the Indexed Strategy Base multiplied by the Index Credit, and a withdrawal reduces your Indexed Strategy Base.
•	Third, because, as explained above, your Strategy Interim Values for the remainder of the Strategy Term will be lower than if you did not take the withdrawal, if you exercise the Performance Lock feature, the Strategy Interim Values that you are able to lock-in with the Performance Lock feature will be lower than the Strategy Interim Values that would have been possible had you not taken the withdrawal.

REALLOCATION PERIOD

REALLOCATION Requests

You may reallocate Contract Value among the available Indexed Strategies, and between the One-Year Fixed Strategy and available Indexed Strategies at the end of the Strategy Term during the Reallocation Period.  No reallocations are allowed during a Strategy Term.

The six year Indexed Strategies are only available on the Issue Date.  Following the end of a six year Strategy Term, you must reallocate your Strategy Contract Value to a currently available Indexed Strategy or the One-Year Fixed Strategy at the start of the next Strategy Term. If you do not provide instructions in Good Order for reallocating the Strategy Contract Value, We will reallocate the Strategy Contract Value to the One-Year Fixed Strategy.

The amount of Contract Value allocated to an Indexed Strategy at the beginning of a Strategy Term must be at least $2,500 or 10% of the Contract Value, whichever is greater.  If any reallocation reduces a Strategy Contract Value to lesser of $2,500 or 10% of the Contract Value, We will not process a reallocation if the resulting Strategy Contract Value of the Indexed Strategy to which the reallocation is added would be less than this required minimum.

You will receive a reallocation notice 30 days prior to the end of a Strategy Term with information about where to obtain information about available Indexed Strategies and applicable rates.

At least [ten days] prior to the start of each Strategy Term, We will make available the applicable Index Cap, Participation Rate, Tier Level and Tier Participation Rates.

You must provide in Good Order instructions for reallocation by any method allowable by Us at least [2] Valuation Days prior to the end of the Strategy Term. Reallocation request will be processed at the end of the Strategy Term.

If We do not receive a reallocation request, no reallocations will occur and your current reallocation will remain in place for the next Strategy Term.

Although We use reasonable procedures, to prevent unauthorized account access, We cannot assure you that telephone or Internet activity will be completely secure or free of delays or malfunctions.  If you choose to make reallocations by telephone or Internet, you must be willing to assume the risk of loss that may occur despite Our reasonable efforts to verify identity.  We are not responsible for the negligence or wrongful acts of third parties.

ACCESS TO YOUR MONEY DURING THE ACCUMULATION PERIOD

Types of Withdrawals

The money under your Contract may be accessed during the Accumulation Period:

•	by taking partial withdrawals; and
•	by surrendering your Contract (i.e. taking a full withdrawal).
•	by requesting withdrawals from Contract Value to pay an advisory fee up to a maximum of 1.5% of the Contract Value.

Your Contract Value will decline whenever you take partial withdrawals. If you take a partial withdrawal and, immediately after the withdrawal, your Contract Value would be less than $2,500, We will instead pay you the Surrender Value and terminate your Contract. If you take a full withdrawal, We will pay you the Surrender Value and terminate your Contract. You may not take withdrawals greater than your Surrender Value.

Partial withdrawals and full withdrawals may be subject to Withdrawal Charges. See the section titled “Withdrawal Charge” for more information about Withdrawal Charges. Amounts up to the Free Withdrawal Amount that are withdrawn or surrendered during the Withdrawal Charge Period are not subject to the Withdrawal Charge or the Market Value Adjustment (MVA). Withdrawals eligible under the nursing home waiver, terminal illness waiver and withdrawals taken via a systematic withdrawal program to pay advisory fees also are not subject to Withdrawal Charge or the MVA. We will deduct the prorated Rider Charge from your Surrender Value, if applicable.

Partial Withdrawals

During the Accumulation Period, you can make partial withdrawals from your Contract Value at any time by submitting a request. The withdrawal request must be in Good Order to process it. Partial withdrawals will be taken proportionately from the One-Year Fixed

Strategy and Indexed Strategies based on how your Contract Value is allocated by percentage. Partial withdrawals must be at least $1,000. The Minimum Contract Value following any partial withdrawal is [$2,500]. If you take a partial withdrawal, and, immediately after the withdrawal, your Contract Value is less than [$2,500] We will instead pay you the Surrender Value and terminate your Contract. If you surrender the Contract, We will pay you the Surrender Value and terminate your Contract.

Your withdrawal will be processed within two Valuation Days following the Valuation Day that We receive your request in Good Order. If We receive your request in Good Order on a day that is not a Valuation Day or after close of the Valuation Day, We will process it as if it was received on the following Valuation Day. In general, We will pay withdrawal requests within [seven] calendar days thereof, but We may delay payment for up to six months if the insurance regulatory authority of the state in which We issued the Contract approves such deferral.

Partial withdrawals taken from an Indexed Strategy may negatively impact your Strategy Contract Value for the remainder of the Strategy Term. See the section titled “Impact of Withdrawals from Indexed Strategies.” Partial withdrawals from an Indexed Strategy may also negatively impact Strategy Interim Values that you may lock-in with the Performance Lock feature. See the section titled “Performance Lock.”

Surrenders

You can take a full withdrawal (i.e., surrender your Contract for its Surrender Value) at any time during the Accumulation Period by submitting a request in Good Order. All benefits under the Contract will be terminated as of two Valuation Days following the Valuation Day that We receive your surrender request.

Your surrender will be processed within two Valuation Days following the Valuation Day that We receive your request in Good Order. If We receive your request in Good Order on a day that is not a Valuation Day or after close of the Valuation Day, We will process it as if it was received on the following Valuation Day. In general, We will pay surrender requests within [seven] calendar days thereof, but We may delay payment for up to six months if the insurance regulatory authority of the state in which We issued the Contract approves such deferral.

MARKET VALUE ADJUSTMENT

A partial withdrawal or surrender that exceeds the Free Withdrawal Amount during the Withdrawal Charge Period may be subject to a Market Value Adjustment. The MVA will also apply to Contract Value that exceeds your Free Withdrawal Amount if you annuitize your Contract during the Withdrawal Charge Period. The MVA will not apply to amounts payable as a Death Benefit.

The MVA may be positive, negative or zero. The MVA will be capped at the maximum possible positive MVA percentage that if applied on a full surrender of the Contract would decrease the Surrender Value to the Minimum Non-Forfeiture Amount.

The MVA is designed to approximate the change in value of fixed income securities We have purchased to support your Contract as a result of changes in prevailing interest rates. In general, if interest rates increase between the Issue Date and the date of the partial withdrawal, surrender or annuitization, the MVA will decrease the amount you receive. Conversely, if interest rates decline during this period, the MVA will increase the amount you receive.

The MVA Index is a measure of market interest rates. The MVA Index is identified on each Valuation Day during the Withdrawal Charge Period as the sum of the prior Valuation Day’s closing values of:

(a)	the Daily Constant Maturity Treasury Rate for the fixed maturity time interval equal to the whole number of months remaining in the Withdrawal Charge Period plus
(b)	the Option Adjusted Spread of the Bloomberg Barclays U.S. Corporate Intermediate Bond Index

If the Option Adjusted Spread of the Bloomberg Barclays U.S. Corporate Intermediate Bond Index or the Daily Constant Maturity Treasury Rate is not published on a day for which an Index number is required, the nearest preceding published Index number will be used. With respect to the Daily Constant Maturity Treasury Rate, We will use an interpolation method to establish closing values for a fixed maturity time interval equal to the whole number of months remaining in the Withdrawal Charge Period for maturities that are not available.

The MVA is calculated using the following formula:

MVA = A x (B – C) x N/365 where

A = MVA Percentage Factor shown in the Contract;

B = effective annual interest rate equal to MVA Index on the MVA Index Date associated with the withdrawal, surrender or annuitization;

C = effective annual interest rate equal to the MVA Index on the MVA Index Date associated with the Issue Date;

N = number of days remaining in the Withdrawal Charge Period.

Please see MVA Appendix F for Examples.

SYSTEMATIC WITHDRAWALS TO PAY ADVISory FEE

Owners of the I share class may request withdrawals from Contract Value to pay advisory fees up to a maximum rate of 1.5% per annum. This maximum rate will not change after Issue. The financial professional through whom you purchase the Contract, may, manage your Contract Value for an advisory fee. The advisory fee for this service is covered by a separate agreement between the two of you, and is in addition to the fees and expenses of the Contract as described in this prospectus. Deduction of the advisory fee must be administered by means of a systematic withdrawal program that is established specifically for the deduction of advisory fees under this provision of the Contract. Withdrawals may be taken monthly, quarterly, semi-annually or annually and will be deducted pro rata from the One-Year Fixed Strategy and Indexed Strategies to which Contract Value is allocated at the time of the fee is withdrawn. Each deduction is subject to a minimum withdrawal of $100.00. Withdrawals to pay an advisory fee under the systematic withdrawal program are not subject to the Withdrawal Charge and/or MVA, do not reduce the Free Withdrawal Amount or any Optional Death Benefit Value.

Pursuant to a Private Letter Ruling issued to the Company by the Internal Revenue Service, We will not report any such Partial Withdrawal as a reportable distribution for federal income tax purposes. Such Partial Withdrawals are limited to a maximum of 1.50% of Contract Value per Contract Year. Any amount in excess of that limit will be treated as a regular Partial Withdrawal (i.e., it may be reported as a taxable distribution for federal income tax purposes). Once you submit a request for systematic withdrawals to pay the advisory fee, Partial Withdrawals from your Contract to pay advisory fees will continue, unless you instruct the Company in writing to terminate them.

We will not verify the fee amount withdrawn, but We will send you a confirmation of the Partial Withdrawal, which you should review to verify the fee amount is accurate.

The Contract Owner may terminate the systematic withdrawal program for the deduction of advisory fees at any time.

CONTRACT CHARGES

WITHDRAWAL CHARGE

You may take partial withdrawals or surrender your Contract (i.e., take a full withdrawal) at any time during the Accumulation Period. A Withdrawal Charge may be imposed when you take a partial or full withdrawal during the Withdrawal Charge Period. After the Withdrawal Charge Period, there are no Withdrawal Charges under the Contract.

If a Withdrawal Charge applies to a withdrawal, the charge will be a percentage of the amount withdrawn in excess of your Free Withdrawal Amount. See “Free Withdrawal Amount” below. If you take a partial withdrawal, We will deduct the Withdrawal Charge from the amount withdrawn (Gross Withdrawal) unless you tell Us to deduct the Withdrawal Charge from your remaining Contract Value (Net Withdrawal). If your remaining Contract Value is not sufficient to pay the Withdrawal Charge, We will deduct the Withdrawal Charge from the amount withdrawn. If you take a full withdrawal, the Withdrawal Charge is calculated as part of your Surrender Value.

The applicable Withdrawal Charge percentage will depend on the Contract Year during which the withdrawal is taken and your share class. The schedule below sets forth the Withdrawal Charge percentages under the Contract:

Contract Year	Withdrawal Charge Percentage
	B-Share	I-Share
1	[9]%	[0]%
2	[8]%	[0]%
3	[7]%	[0]%
4	[6]%	[0]%
5	[5]%	[0]%
6	[4]%	[0]%
7+	[0]%	[0]%

The Withdrawal Charge compensates Us for expenses incurred in connection with the promotion, sale, and distribution of the Contracts. We may use revenue generated from Withdrawal Charges for any legitimate corporate purpose.

Free Withdrawal Amount

During the Withdrawal Charge Period, you may take withdrawals during each Contract Year up to your Free Withdrawal Amount without the imposition of Withdrawal Charges and the MVA. Any aggregate withdrawals in excess of your Free Withdrawal Amount may be subject to a Withdrawal Charge and the MVA. The Free Withdrawal Amount does not apply after the Withdrawal Charge Period because there are no Withdrawal Charges under the Contract after the Withdrawal Charge Period.

We determine your Free Withdrawal Amount on the Issue Date and on each Contract Anniversary during the Withdrawal Charge Period. For B share, your Free Withdrawal Amount equals [10%] of your Premium Payment during the first Contract Year and the greater of [10%] of the Contract Value on the prior Contract Anniversary or the Required Minimum Distribution for your Contract for the Calendar Year at the beginning of the Contract Year for all other Contract Years. For I share, your Free Withdrawal Amount equals [0%] of your Premium Payment during the first Contract Year and the Required Minimum Distribution for your Contract for the Calendar Year at the beginning of the Contract Year for all other Contract Years.

For illustrations, see “Appendix E: Examples Illustrating Calculation of the Withdrawal Charge and Free Withdrawal Amount.”

BAILOUT WAIVER

Every strategy except the six year Indexed Strategies includes a bailout waiver provision which is an option to cancel your annuity Contract without Withdrawal Charges and MVA, if an Indexed Strategy Parameter for that Strategy Term is set less favorable than the bailout rate for that strategy.

If, after the first Contract Year and during the Withdrawal Charge Period, this Contract has a Qualifying Crediting Rate for a Strategy Term in the current Contract Year on any eligible strategy, then no Withdrawal Charges or MVA, if otherwise applicable, will apply to any withdrawals during that Contract Year. An eligible strategy is any One-Year Fixed or Indexed Strategy that is listed in the Contract as eligible for this benefit and is also and currently available for allocation in the Contract.

For all eligible strategies, a Qualifying Crediting Rate is a Crediting Rate for each Strategy Term in the current Contract Year that is less than the bailout rate for that strategy. A Crediting Rate that is greater than or equal to the bailout rate is not a Qualifying Crediting Rate for that strategy.

Funds are not required to be allocated to the eligible strategy with the Qualifying Crediting Rate in order for this bailout to apply. The waiver will apply automatically to any withdrawal or surrender request that occurs during a Contract Year in which the bailout provision is triggered. Withdrawal Charges and any applicable MVA as stated in the Contract will apply if there are no Qualifying Crediting Rates for any eligible strategies.

Nursing Home Waiver

If you are confined to an Approved Nursing Facility — Withdrawal Charges and MVA will be waived for a partial withdrawal or full surrender if you or the joint Owner, or Annuitant in the case of a non-natural Owner, are confined for at least 90 calendar days to an Approved Nursing Facility which: (i) provides skilled nursing care under the supervision of a physician; and (ii) has 24 hour a day nursing services by or under the supervision of a registered nurse; and (iii) keeps a daily medical record of each patient.

For this waiver to apply, you must:

• have owned the Contract continuously since it was issued,

• provide written proof of your eligibility satisfactory to us, and

• request a partial withdrawal or the full surrender within ninety-one calendar days after the last day that you are an eligible patient in a recognized facility or nursing home.

This waiver is not available if the Owner or the joint Owner is in a facility or nursing home when you purchase the Contract. We will waive any Withdrawal Charges and MVA for a partial withdrawal or full surrender of your Contract while you are in an Approved Nursing Facility. This waiver can be used any time after the first 90 days in an Approved Nursing Facility up until 91 days after exiting such a facility. This waiver may not be available in all states.

Terminal Illness Waiver

After the first Contract Year, if you have been diagnosed with a terminal illness —any Withdrawal Charges and MVA will be waived for a partial withdrawal or full surrender of your Contract if you or the joint Owner, or Annuitant in the case of a non-natural Owner, were diagnosed by a qualifying Physician with a life expectancy of 12 months or less.

For this waiver to apply, you must:

•	provide written proof of your terminal illness satisfactory to Us (We reserve the right to require a secondary medical opinion by a qualifying Physician of Our choosing in which We will pay for such secondary medical opinion), and
•	request a partial withdrawal or the full surrender of your Contract.

This waiver will terminate upon a change of any beneficial Owner. This waiver may not be available in all states.

A Physician means a medical doctor who is licensed by the state in which he/she practices medicine and is not a member of the Owner’s family.

OPTIONAL RETURN OF PREMIUM DEATH BENEFIT CHARGES

The Rider Charge will be assessed at the end of the Contract Year and may vary by Issue Age:

Return of Premium Annual Rider Charge
Issue Age	B-Share	I-Share
[0 – 49]	[0.15%]	[0.15%]
[50 – 54]	[0.15%]	[0.15%]
[55 – 59]	[0.15%]	[0.15%]
[60 – 64]	[0.15%]	[0.15%]
[65 – 69]	[0.15%]	[0.15%]
[70 – 74]	[0.15%]	[0.15%]
[75 – 79]	[0.15%]	[0.15%]
[80+]	[0.15%]	[0.15%]

The calculation for the amount of the annual Rider Charge is: annual Rider Charge multiplied by the Optional Death Benefit Value. See description of the optional Death Benefit in the Death Benefit section for the definition of the Optional Death Benefit Value. As the Rider Charge for an Optional Return of Premium Death Benefit is not assessed until the end of the Contract Year as opposed to the beginning of the Contract Year, if the contract is surrendered or the rider is terminated before the Contract Anniversary in a given year, a prorated Rider Charge is assessed.

See Appendix G for examples illustrating calculations of the optional Return of Premium Death Benefit, including the prorated Rider Charge.

ANNUITY PAYMENTS

Annuity Period

If your Contract enters the Annuity Period, We will make Annuity Payments to the Owner based on the annuity option that you select. The value of the Annuity Payments that We make will depend in part on your Contract Value on the Annuity Commencement Date.

Annuity Payments

You may begin Annuity Payments at any time after the first Contract Anniversary. Annuity Payments must begin by the Contract Maturity Date, which is the later of the tenth Contract Anniversary or the Contract Anniversary following the oldest Owner’s 95th birthday. If the Owner is a non-natural person, the Annuity Commencement Date is determined by reference to the Annuitant’s birthday. The Company may agree to a request to delay the Annuity Commencement Date for one year, provided the request is received within 120 days of the

Contract Maturity Date. Delaying your Annuity Commencement Date may have tax consequences. You should consult your tax advisor before making a request. If you do not select an annuity option by the Contract Maturity Date, your Contract Value will be applied to a Life Annuity with Cash Refund, as described below.

You must apply full Contract Value (less any applicable Withdrawal Charge, MVA, and Premium Taxes) to the annuity option. Annuity Payments may be paid on a monthly, quarterly, semi-annual or annual basis, subject to a minimum modal amount of $100. All Annuity Payments will be made on a fixed basis.

When do your Annuity Payouts begin?

Contract Value (minus any applicable premium taxes) will be annuitized on the Annuity Commencement Date.

Your Annuity Commencement Date cannot be earlier than your first Contract Anniversary. In no event, however, may the Annuity Commencement Date be later than:

•	The later of the contact Anniversary immediately following the oldest Owner’s 95th birthday (or if the Owner is a non-natural person, the Annuitant’s 95th birthday) or 10 years from the Contract Issue Date (subject to state variation);
•	The Annuity Commencement Date stated in an extension request received by Us not less than thirty days prior to a scheduled Annuity Commencement Date.

Extending your Annuity Commencement Date may have tax consequences. You should consult a qualified tax advisor before doing so.

We reserve the right, at Our discretion, to refuse to extend your Annuity Commencement Date regardless of whether We may have granted extensions in the past to you or other similarly situated investors. We will not extend the Annuity Commencement Date beyond the contact anniversary immediately following the oldest Owner’s 100th birthday. If the Owner is a non-natural person, the Annuitant’s 100th birthday.

Except as otherwise provided, the Annuity Calculation Date is when the amount of your Annuity Payment is determined. This occurs within five Valuation Days before your selected Annuity Commencement Date.

All Annuity Payments, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date. After the initial payout, if an Annuity Payment date falls on a non-Valuation Day, the Annuity Payment is computed on the prior Valuation Day. If the Annuity Payment date does not occur in a given month due to a leap year or months with only thirty days (i.e. the 31st), the Annuity Payment will be computed on the last Valuation Day of the month.

Which Annuity Payout Option do you want to use?

Your Contract contains the Annuity Payment options described below. However, certain Annuity Payment options and/or certain period durations may not be available, depending on the age of the Annuitant and whether your Contract is a qualified contract that is subject to limitations under the Required Minimum Distribution rules of Section 401(a)(9) of the Code. We may at times offer other Annuity Payment options. We may change these Annuity Payment options at any time. Once We begin to make Annuity Payments, the Annuity Payment option cannot be changed.

If any Owner or Annuitant dies on or after the Annuity Commencement Date and before all benefits under the Annuity Payment option you selected have been paid, We generally will pay any remaining portion of such benefits at least as rapidly as under the Annuity Payment option in effect when the Owner or Annuitant died. However, in the case of a qualified Contract, the Required Minimum Distribution rules of Code Section 401(a)(9) may require any remaining portion of such benefits to be paid more rapidly than originally scheduled. In that regard, it is important to understand that in the case of a qualified Contract, once Annuity Payments start under an Annuity Option it may be necessary to modify those payments following the Annuitant’s death in order to comply with the Required Minimum Distribution rules. See the section in this prospectus on Information Regarding IRAs.

The following annuity options are available under the Contract:

Option 1: Life Annuity with Cash Refund

We will make Annuity Payments as long as the Annuitant is living. When the Annuitant dies, We will calculate the sum of all Annuity Payments that were made. If the sum of such Annuity Payments at the time of the Annuitant’s death does not equal or exceed the Contract Value (minus any applicable premium taxes) at the time of annuitization, We will pay the Beneficiary the difference between the sum of the Annuity Payments and the Contract Value (minus any applicable premium taxes) at annuitization.

Option 2: Life Annuity

We make Annuity Payments as long as the Annuitant is living. When the Annuitant dies, We stop making Annuity Payments. A payee would receive only one Annuity Payment if the Annuitant dies after the first Annuity Payment, two Annuity Payments if the Annuitant dies after the second Annuity Payment and so forth.

Option 3: Life Annuity with Guaranteed Payments for 10 Years

We will make Annuity Payments as long as the Annuitant is living, but We at least guarantee to make Annuity Payments for 10 years. If the Annuitant dies before 10 years have passed, then the Beneficiary may elect to continue Annuity Payments for the remainder of the guaranteed number of years.

Option 4: Joint and Last Survivor Life Annuity

We will make Annuity Payments for as long as the Annuitant and the joint Annuitant are living. When one Annuitant dies, We continue to make Annuity Payments until the second Annuitant dies.

For qualified Contracts, the Joint and Last Survivor Annuity option is only available when the joint Annuitant is a spouse or not more than 10 years younger than the Annuitant.

Option 5: Joint and Survivor Life Annuity with Annuity Guaranteed Payments for 10 Years

We will make Annuity Payments as long as either the Annuitant or joint Annuitant are living, but We at least guarantee to make Annuity Payments for 10 years. If the Annuitant and the joint Annuitant both die before ten years have passed, then the Beneficiary may continue Annuity Payments for the remainder of the guaranteed number of years.

For qualified Contracts, the Joint and Last Survivor Life Annuity with Guaranteed Payments for 10 Years option is only available when the joint Annuitant is a spouse, or not more than 10 years younger than the Annuitant.

Option 6: Guaranteed Payment Period Annuity.

We agree to make payments for a specified time. The minimum period that you can select is 10 years. The maximum period that you can select is 30 years. If, at the death of the Annuitant, Annuity Payments have been made for less than the time period selected, then the Beneficiary may elect to continue the remaining Annuity Payments.

For qualified Contracts, We agree to make payments for a specified time. The minimum period that you can select is 10 years. The maximum period that you can select is 30 years. If, at the death of the Annuitant, Annuity Payments have been made for less than the time period selected, an eligible designated Beneficiary may elect to continue the remaining Annuity Payments. If the Beneficiary is not an eligible designated Beneficiary, the remaining Annuity Payments must be taken within ten years from the date of death of the Annuitant, or the Beneficiary will receive the Commuted Value in one sum.

DEATH BENEFIT

STANDARD DEATH BENEFIT

If the Owner, Joint Owner or, in the case of a non-natural Owner, the Annuitant dies during the Accumulation Period, We will pay a standard Death Benefit equal to your Contract Value as of the Valuation Day We receive Due Proof of Death and in Good Order payment instructions. If the Joint Owner is living, the Death Benefit is payable to the surviving Joint Owner. If there is no surviving Joint Owner, the Death Benefit is payable to the designated Beneficiary(ies). If there are no designated Beneficiary or the Beneficiary predeceased the Owner, the Death Benefit is payable to the Owner’s Estate.

Contract Value will remain allocated to the One-Year Fixed Strategy and the Indexed Strategies until We receive Due Proof of Death and in Good Order payment instructions from the Beneficiaries. This means that the Death Benefit amount will continue to fluctuate with the performance of the Indexed Strategies. Eligible recipients of the Death Benefit should notify Us of an Owner’s death and provide Us Due Proof of Death as promptly as possible to limit the risk of a decline in the Death Benefit.

OPTIONAL RETURN OF PREMIUM DEATH BENEFIT

We currently offer an optional Return of Premium Death Benefit for an additional charge, which is available for election on the Issue Date or following Spousal Continuation, subject to the election rules then in place. The amount payable under this optional Death Benefit before the Annuity Commencement Date is the greater of the standard Death Benefit and the Optional Death Benefit Value. In no event may the payment of an optional Death Benefit exceed the standard Death Benefit plus $1 million.

The Return of Premium Death Benefit provides a Death Benefit equal to the greater of the Contract Value and the Premium Payment made under the Contract adjusted proportionally for any partial withdrawals (the Return of Premium Base). The Return of Premium Base is equal to the Premium Payment, if elected at Issue, or the Contract Value, if elected after Issue (on Spousal Continuation). The Return of Premium Base will not be adjusted for any withdrawal allowed under the Contract to pay an RIA fee.

If you elect the Return of Premium Death Benefit, We will assess an annual Rider Charge at the end of the Contract Year prior to the application of any Index Credit, which is the Rider Charge percentage multiplied by the Optional Death Benefit Value. The Optional Death Benefit Value is equal to the Return of Premium Base. Upon full surrender or rider termination, We will assess a prorated Rider Charge. We will deduct the charge proportionally from the One-Year Fixed Strategy and Indexed Strategies to which you have allocated Contract Value. Charges assessed on Indexed Strategies will reduce the Indexed Strategy Base. The Rider Charge will not be assessed on partial withdrawals, the payment of a Death Benefit or annuitization.

See Appendix G for a description of how the Return of Premium Death Benefit is calculated.

Death of Annuitant. Prior to the Annuity Commencement Date, if the Annuitant is deceased the Owner becomes the Annuitant, the Owner may designate a new Annuitant. If this Contract is owned by a non-natural person (e.g., a corporation or a trust), the death of the Annuitant will be treated as the death of an Owner for purposes of the Death Benefit.

To Whom the Death Benefit is Paid

Upon the death of a natural Owner during the Accumulation Period, the Death Benefit is payable to the following:

•	The non-natural Owner; or if none,
•	Surviving primary Beneficiaries; or if none, then
•	Surviving contingent Beneficiaries

For a Contract owned by a non-natural Owner, upon the death of the Annuitant during the Accumulation Period, the Death Benefit is payable to the following:

•	Surviving primary Beneficiaries; or if none, then

•	Surviving contingent Beneficiaries; or if none, then
•	The non-natural Owner.

If a person entitled to receive the Death Benefit dies before the Death Benefit is distributed, We will pay the Death Benefit to that person’s named beneficiary or, if none, to that person’s estate.

Payment Options

We will determine the value of the Death Benefit as of two Valuation Days from the Valuation Day on which We receive Due Proof of Death and in Good Order payment instructions from at least one of the Beneficiaries and all information We need to process the claim. The Death Benefit is not subject to the Withdrawal Charge or the MVA.

The Beneficiary may elect to receive the Death Benefit in a lump sum, a series of payments over the Beneficiary’s remaining life expectancy or as an Annuity Payment through an available annuity option. These payment options may not satisfy RMDs under qualified contracts. See the “Federal Tax Considerations” section for more information. A Beneficiary that takes the Death Benefit in a series of payments may make transfers among the One-Year Fixed Strategy and the Indexed Strategy. Amounts that remain allocated to an Indexed Strategy may decrease in value. A surviving spouse who is a sole Beneficiary may continue the Contract maintaining its characteristics. See “Spousal Continuation”. We will make any adjustment to the Death Benefit prior to the continuation. If the Death Benefit is payable to the Owner’s estate, We will make a lump sum payment.

Spousal Continuation

In limited circumstances, when the Owner dies, if the spouse of the deceased Owner is entitled to receive a Death Benefit, the spouse may have the option to continue the Contract instead. Under federal tax law, the spouse’s option to continue the Contract is contingent upon whether the deceased Owner and the spouse were legally married under applicable state law.

FEDERAL TAX CONSIDERATIONS

A. Introduction

The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on Our understanding of the existing provisions of the Internal Revenue Code (“Code”), Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trust or estates that are subject to United States federal income tax, regardless of the source of their income. See “Annuity Purchases by Nonresident Aliens and Foreign Corporations,” regarding annuity purchases by non-U.S. Persons or residents.

This summary has been prepared by Us after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.

In addition, although this discussion addresses certain tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts and tax-qualified retirement arrangements,, this discussion is not exhaustive. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently by legislation or regulations. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.

The federal, as well as state and local, tax laws and regulations require the Company to report certain transactions with respect to your Contract (such as an exchange of or a distribution from the Contract) to the Internal Revenue Service and state and local tax authorities, and generally to provide you with a copy of what was reported. This copy is not intended to supplant your own records. It is your responsibility to ensure that what you report to the Internal Revenue Service and other relevant taxing authorities on your income tax returns is accurate based on your books and records. You should review whatever is reported to the taxing authorities by the Company against your own records, and in consultation with your own tax adviser, and should notify the Company if you find any discrepancies in case corrections have to be made.

THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.

B. Taxation of Annuities — General Provisions Affecting Contracts Not Held in Tax-Qualified Retirement Plans

Section 72 of the Code governs the taxation of annuities in general.

1. Non-Natural Persons as Owners

Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Owner generally could be required to include in gross income currently for each taxable year the excess of (a) the sum of the Contract Value as of the close of the taxable year and all previous distributions under the

Contract over (b) the sum of net premiums paid for the taxable year and any prior taxable year and the amount includable in gross income for any prior taxable year with respect to the Contract under Section 72(u). However, Section 72(u) does not apply to:

•	A Contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural Owner holds the Contract as an agent for the natural person),

•	A Contract acquired by the estate of a decedent by reason of such decedent’s death,

•	Certain Contracts acquired with respect to tax-qualified retirement arrangements,

•	Certain Contracts held in structured settlement arrangements that may qualify under Code Section 130, or

•	A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the Contract’s purchase.

A non-natural Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.

Pursuant to Code Section 72(s), if the Owner is a non-natural person, the primary Annuitant is treated as the “holder” in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a “holder.” In addition, for a non-natural Owner, a change in the primary Annuitant is treated as the death of the “holder.” However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.

2. Other Owners (Natural Persons).

An Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.

The provisions of Section 72 of the Code concerning distributions are briefly summarized below. Also summarized are special rules affecting distributions from contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.

a.        Amounts Received as an Annuity

Contract payments made periodically at regular intervals over a period of more than one full year, such that the total amount payable is determinable from the start (“amounts received as an annuity”) are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the allocable “investment in the contract” to the total amount of the payments to be made after the start of the payments (the “exclusion ratio”) under Section 72 of the Code. Total Premium Payments less amounts received which were not includable in gross income equal the “investment in the contract.” The start of the payments may be the Annuity Commencement Date or may be an annuity starting date assigned should any portion less than the full Contract be converted to periodic payments from the Contract (Annuity Payouts).

i.	When the total of amounts excluded from income by application of the exclusion ratio is equal to the allocated investment in the Contract for the Annuity Payout, any additional payments (including surrenders) will be entirely includable in gross income.

ii.	To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the “investment in the contract,” such excess constitutes the “income on the contract”. It is unclear what value should be used in determining the “income on the Contract.” We believe that the “income on the Contract” does not include some measure of the value of certain future cash-value type benefits, but the IRS could take a contrary position and include such value in determining the “income on the Contract”.

iii.	Under Section 72(a)(2) of the Code, if any amount is received as an annuity (i.e., as one of a series of periodic payments at regular intervals over more than one full year) for a period of 10 or more years, or during one or more lives, under any portion of an annuity, endowment, or life insurance contract, then that portion of the Contract shall be treated as a separate contract with its own annuity starting date (otherwise referred to as a partial annuitization of the contract). This assigned annuity starting date for the new separate contract can be different from the original Annuity Commencement Date for the Contract. Also, for purposes of applying the exclusion ratio for the amounts received under the partial annuitization, the investment in the Contract before receiving any such amounts shall be allocated pro rata between the portion of the Contract from which such amounts are received as an annuity and the portion of the Contract from which amounts are not received as an annuity. These provisions apply to payments received in taxable years beginning after December 31, 2010.

b.        Amounts Not Received as an Annuity

i.	To the extent that the “cash value” of the Contract (ignoring any surrender charges except on a full surrender) exceeds the “investment in the contract,” such excess constitutes the “income on the contract.”

ii.	Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a Surrender or Partial Withdrawal), which is non-periodic and not part of a partial annuitization, is deemed to come first from any such “income on the contract” and then from “investment in the contract,” and for these purposes such “income on the contract” is computed by reference to the aggregation rule described in subparagraph 2.c. below. As a result, any such amount received or deemed received.

(1) shall be includable in gross income to the extent that such amount does not exceed any such “income on the contract,” and

(2) shall not be includable in gross income to the extent that such amount does exceed any such “income on the contract.” If at the time that any amount is received or deemed received there is no “income on the contract” (e.g., because the gross value of the

Contract does not exceed the “investment in the contract,” and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income and will simply reduce the “investment in the contract.”

iii.	Generally, non-periodic amounts received or deemed received after the Annuity Commencement Date (or after the assigned annuity starting date for a partial annuitization) are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining “investment in the contract” shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph 2.c. may apply).

iv.	The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph 2.b.

v.	In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph 2.b. This transfer rule does not apply, however, to certain transfers of property between spouses or incident to divorce.

vi.	In general, any amount actually received under the Contract as a Death Benefit, including an optional Death Benefit, if any, will be treated as an amount received for purposes of this subparagraph 2.b.

c.        Aggregation of Two or More Annuity Contracts.

Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same Owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the Contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(12) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.

d.        10% Penalty Tax — Applicable to Certain Withdrawals and Annuity Payments.

i.	If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.

ii.	The 10% penalty tax will not apply to the following distributions:

1.	Distributions made on or after the date the taxpayer has attained the age of 59 1/2.

2.	Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary Annuitant.

3.	Distributions attributable to a taxpayer becoming disabled (as defined in the federal tax law).

4.	A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the taxpayer (or the joint lives or life expectancies of the taxpayer and the taxpayer’s Designated Beneficiary).

5.	Distributions of amounts which are allocable to the “investment in the contract” prior to August 14, 1982 (see next subparagraph e.).

Certain other exceptions to the 10% penalty tax as not described herein also may apply.

If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59 1⁄2 and (b) 5 years have elapsed since the first of these periodic payments.

e.	Special Provisions Affecting Contracts Obtained Through a Tax-Free Exchange of Other Annuity or Life Insurance Contracts Purchased Prior to August 14, 1982.

If the Contract was obtained by a tax-free exchange of a life insurance or annuity contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come (1) first from the amount of the “investment in the contract” prior to August 14, 1982 (“pre-8/14/82 investment”) carried over from the prior contract, (2) then from the portion of the “income on the contract” (carried over to, as well as accumulating in, the successor contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining “income on the contract” and (4) last from the remaining “investment in the contract.” As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the “income on the contract” attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange contracts are generally subject to the rules described in this subparagraph e.

f.        Required Distributions

i.	Death of Owner or Primary Annuitant

Subject to the alternative election or spouse Beneficiary provisions in ii or iii below:

1.	If any Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

2.	If any Owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and

3.	If the Owner is not an individual, then for purposes of 1. or 2. above, the primary Annuitant under the Contract shall be treated as the Owner, and any change in the primary Annuitant shall be treated as the death of the Owner. The primary Annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.

ii.	Alternative Election to Satisfy Distribution Requirements

If any portion of the interest of an Owner described in i. above is payable to or for the benefit of a designated Beneficiary, such Beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the Beneficiary. Such distributions must begin within a year of the Owner’s death.

iii.	Spouse Beneficiary

If any portion of the interest of an Owner is payable to or for the benefit of his or her spouse, and the Annuitant is living, such spouse shall be treated as the Owner of such portion for purposes of Section i. above. This spousal Contract continuation shall apply only once for this Contract.

g.        Addition of Rider or Material Change.

The addition of a rider to the Contract, or a material change in the Contract’s provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.

h.        Partial Exchanges.

The IRS, in Rev. Rul. 2003-76, confirmed that the owner of an annuity contract can direct its insurer to transfer a portion of the Contract’s cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a “partial exchange”).

The IRS issued additional guidance, Rev. Proc. 2011-38, that addresses partial exchanges. Rev. Proc. 2011-38 modifies and supersedes Rev. Proc. 2008-24 and applies to the direct transfer of a portion of the cash Surrender Value of an existing annuity contract for a second annuity contract, regardless of whether the two annuity contracts are issued by the same or different companies and is effective for transfers that are completed on or after October 24, 2011. The Rev. Proc. does not apply to transactions to which the rules for partial annuitization under Code Section 72(a)(2) apply.

Under Rev. Proc. 2011-38, a transfer within the scope of the Rev. Proc. will be treated as a tax-free exchange under Section 1035 if no amount, other than an amount received as an annuity for a period of 10 years or more or during one or more lives, is received under either the original contract or the new contract during the 180 days beginning on the date of the transfer (in the case of a new contract, the date the contract is placed in-force). A subsequent direct transfer of all or a portion of either contract is not taken into account for purposes of this characterization if the subsequent transfer qualifies (or is intended to qualify) as a tax-free exchange under Code Section 1035.

If a transfer falls within the scope of the Rev. Proc. but is not described above (for example — if a distribution is made from either contract within the 180 day period), the transfer will be characterized in a manner consistent with its substance, based on general tax principles and all the facts and circumstances. The IRS will not require aggregation (under Code Section 72(e)(12)) of an original, pre-existing contract with a second contract that is the subject of a tax-free exchange, even if both contracts are issued by the same insurance company but will instead treat the contracts as separate annuity contracts. The applicability of the IRS’s partial exchange guidance to the splitting of an annuity contract is not clear. You should consult with a qualified tax adviser as to potential tax consequences before attempting any partial exchange or split of annuity contracts.

C. Federal Income Tax Withholding

The portion of an amount received under a Contract that is taxable gross income to the Payee is also subject to federal income tax withholding, pursuant to Code Section 3405, which requires the following:

1.	Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless an individual elects not to have such tax withheld (“election out”). We will provide such an “election out” form at the time such a distribution is requested. If the necessary “election out” form is not submitted to Us in a timely manner, generally We are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.

2.	Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is generally subject to federal income tax withholding as if the payment were a payment of wages by an employer to an employee for the appropriate payroll period. The current default withholding rate is as if the Payee were a married individual claiming 3 exemptions unless the individual elects otherwise. An individual generally may elect out of such withholding or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested. If the necessary “election out” forms are not submitted to Us in a timely manner, We are required to withhold tax as if the recipient were married claiming 3 exemptions and remit this amount to the IRS.

Generally, no “election out” is permitted if the distribution is delivered outside the United States and any possession of the United States, if the Payee fails to provide a taxpayer identification number (“TIN”), or We are notified by the IRS that the TIN provided by the Payee is incorrect. Regardless of any “election out” or any amount of tax actually withheld on an amount received from a Contract, the Payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A Payee also may be required to pay penalties underestimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the Payee’s total tax liability.

D. Estate, Gift and Generation-Skipping Tax and Related Tax Considerations

Any amount payable upon an Owner’s death, whether before or after the Annuity Commencement Date, is generally includable in the Owner’s estate for federal estate tax purposes. Similarly, prior to the Owner’s death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a Beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-spouse Beneficiary who either is (1) 371⁄2 or more years younger than an Owner or (2) a grandchild (or more remote further descendent) of an Owner may have federal generation-skipping-transfer (“GST”) tax consequences under Code Section 2601. Regulations under Code Section 2662 may require Us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a Beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a Beneficiary or transferee under Code Section 691(c) or Section 1015(d). In addition, as indicated above in “Distributions Prior to the Annuity Commencement Date,” the transfer of a Contract for less than adequate consideration during the Owner’s lifetime generally is treated as producing an amount received by such Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Owner’s gross income, this same income amount could produce a corresponding increase in such Owner’s tax basis for such Contract that is carried over to the transferee’s tax basis for such Contract under Code Section 72(e)(4)(C)(iii) and Section 1015.

E. Tax Disclosure Obligations

In some instances, certain transactions must be disclosed to the IRS or penalties could apply. See, for example, IRS Notice 2004-67. The Code also requires certain “material advisers” to maintain a list of persons participating in such “reportable transactions,” which list must be furnished to the IRS upon request. It is possible that such disclosures could be required by The Company, the Owner(s) or other persons involved in transactions involving annuity contracts. It is the responsibility of each party, in consultation with their tax and legal advisers, to determine whether the particular facts and circumstances warrant such disclosures.

F. Medicare Tax

Beginning in 2013, distributions from non-qualified annuity policies will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax adviser for more information.

INFORMATION REGARDING IRAs

This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by IRAs. State income tax rules applicable to IRAs may differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners and beneficiaries are encouraged to consult their own tax advisers as to specific tax consequences. Additional information can also be obtained from your local IRS office, from IRS Publication 590-A and 590-B (hereinafter referred to as Publication 590) or online at www.irs.gov.

1. Individual Retirement Annuities (“IRAs”).

In addition to “traditional” IRAs governed by Code Sections 408(a) and (b) (“Traditional IRAs”), there are Roth IRAs governed by Code Section 408A, and SEP IRAs governed by Code Section 408(k). Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Contract is available.

a.        Traditional IRAs

Traditional IRAs are subject to limits on the amounts that may be contributed each year, the persons who may be eligible, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a Traditional IRA may be made on a deductible or non-deductible basis. Failure to make Required Minimum Distributions (“RMDs”) when the Owner reaches age 72 or dies, as described below, may result in imposition of a 50% penalty tax on any excess of the RMD amount over the amount actually distributed. In addition, any amount received before the Owner reaches age 59 1⁄2 or dies is subject to a 10% penalty tax on premature distributions, unless a special exception applies, as described below. Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.

You (or your surviving spouse if you die) may rollover funds tax-free from certain existing qualified plans into a Traditional IRA under certain circumstances, as indicated below. In addition, under Code Section 402(c)(11) a non-spouse “designated Beneficiary” of a deceased plan participant may make a tax-free “direct rollover” (in the form of a direct transfer between plan fiduciaries, as described below in “Rollover Distributions”) from certain qualified plans to a Traditional IRA for such Beneficiary, but such Traditional IRA must be designated and treated as an “inherited IRA” that remains subject to applicable RMD rules (as if such IRA had been inherited from the deceased plan participant).

IRAs generally may not invest in life insurance contracts. However, an annuity contract that is used as an IRA may provide a Death Benefit that equals the greater of the premiums paid or the Contract’s cash value. The Contract offers an enhanced Death Benefit that may exceed the greater of the Contract Value or total Premium Payments. The tax rules are unclear as to what extent an IRA can provide a Death Benefit that exceeds the greater of the IRA’s cash value or the sum of the premiums paid and other contributions into the IRA. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract’s tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract’s tax qualification.

b.        SEP IRAs

Code Section 408(k) provides for a Traditional IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension (“SEP”) or a SEP IRA. A SEP IRA can have employer contributions, and in limited circumstances employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional IRA, but a SEP is also subject to special tax-qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional IRA, which are described above. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract’s tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract’s tax qualification.

c.        Roth IRAs

Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible to contribute, certain Traditional IRA restrictions, and certain RMD rules on the death of the Owner. Unlike a Traditional IRA, Roth IRAs are not subject to RMD rules during the Owner’s lifetime. However, the RMD rules apply upon the Owner’s death. The Owner of a Traditional IRA or other qualified plan assets may complete a conversion into a Roth IRA under certain circumstances. The conversion of a Traditional IRA or other qualified plan assets to a Roth IRA will subject the fair market value of the funds to federal income tax in the year of conversion. In addition to the amount held in the converted account, the fair market value may include the value of additional benefits provided by the annuity contract on the date of conversion, based on reasonable actuarial assumptions. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA under limited circumstances, as indicated below. Distributions from eligible qualified plans can be “rolled over” directly (subject to tax) into a Roth IRA under certain circumstances. A conversion of a traditional IRA to a Roth IRA, and a rollover from any other eligible retirement plan to a Roth IRA, made after December 31, 2017, cannot be recharacterized as having been made to a traditional IRA. Anyone considering a “conversion” to a Roth IRA should consult with a qualified tax adviser. Please note that the Roth IRA rider for the Contract has provisions that are designed to maintain the Contract’s tax qualification as a Roth IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract’s tax qualification.

2. Taxation of Amounts Received from IRAs

Except under certain circumstances in the case of Roth IRAs, amounts received from qualified Contracts generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other “investment in the contract.” For Annuity Payments and other amounts received after the Annuity Commencement Date from a qualified Contract, the tax rules for determining what portion of each amount received represents a tax-free recovery of “investment in the contract” are generally the same as for non-qualified Contracts, as described above.

For non-periodic amounts from certain qualified Contracts, Code Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the “investment in the contract,” based on the ratio of the “investment in the contract” over the Contract Value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of qualified Contract. For instance, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.

In addition, penalty taxes, mandatory tax withholding or rollover rules may apply to amounts received from a qualified Contract or plan, as indicated below, and certain exclusions may apply to certain distributions (e.g., distributions from an eligible Government Plan to pay qualified health insurance premiums of an eligible retired public safety officer). Accordingly, you are advised to consult with a qualified tax adviser before taking or receiving any amount (including a loan) from a qualified Contract or plan.

3. Penalty Taxes for IRAs

Unlike non-qualified Contracts, IRAs are subject to federal penalty taxes not just on premature distributions, but also on excess contributions and failures to make Required Minimum Distributions (“RMDs”).

a.        Penalty Taxes on Premature Distributions

Code Section 72(t) imposes a penalty income tax equal to 10% of the taxable portion of a distribution from certain types of IRAs that is made before the Owner reaches age 59 1⁄2. However, this 10% penalty tax does not apply to a distribution that is either:

(i)	made to a Beneficiary (or to the Owner’s estate) on or after the employee’s death;

(ii)	attributable to the Owner becoming disabled under Code Section 72(m)(7);

(iii)	part of a series of substantially equal periodic payments (not less frequently than annually — “SEPPs”) made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated Beneficiary (“SEPP Exception”);

(iv)	certain qualified reservist distributions under Code Section 72(t)(2)(G) upon a call to active duty;

(v)	made as a “direct rollover” or other timely rollover to an eligible retirement plan, as described below.

In addition, the 10% penalty tax does not apply to a distribution from an IRA that is either:

(vi)	made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions in Code Section 72(t)(2)(D) are met;

(vii)	not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7);

(viii)	for a qualified first-time home buyer and meets the requirements of Code Section 72(t)(8); or

(ix)	made on account of a qualified birth or adoption.

The taxpayer must meet certain requirements in order for these exceptions to apply. Certain other exceptions to the 10% penalty tax not described herein also may apply. Please consult your tax adviser.

If the taxpayer avoids this 10% penalty tax by qualifying for the SEPP Exception and later such series of payments is modified (other than by death, disability or a method change allowed by Rev. Rul. 2002-62), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 59 1⁄2 and (b) 5 years have elapsed since the first of these periodic payments.

b.        RMDs and 50% Penalty Tax

If the amount distributed from an IRA is less than the amount of the Required Minimum Distribution (“RMD”) for the year, the Owner is subject to a 50% penalty tax on the amount that has not been timely distributed.

An individual’s interest in a NonRoth generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the calendar year in which the individual attains age 72.

4. Required Minimum Distributions

The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over —

(a)	the life of the individual or the lives of the individual and a designated Beneficiary (as specified in the Code), or

(b)	over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated Beneficiary.

Congress recently changed the RMD rules for individuals who die after 2019. The after-death RMD rules are complex, and you should consult your tax adviser about how they may apply to your situation.

Effective January 1, 2020, when an IRA owner dies, any remaining interest generally must be distributed within 10 years (or in some cases 5 years) after their death, unless an exception applies. One exception permits an “eligible designated Beneficiary” to take distributions over life or a period not exceeding life expectancy, subject to special rules and limitations. An “eligible designated Beneficiary” includes: the IRA owner’s spouse or minor child (until the child reaches age of majority/age 18), certain disabled or chronically ill individuals, and an individual who is not more than 10 years younger than the IRA owner. We may limit any payment option over life, or period not exceeding life expectancy, to certain categories of eligible designed Beneficiary, or withdraw such payment option(s), in Our discretion.

However, if your surviving spouse is the sole designated Beneficiary, distributions may generally be delayed until December 31 of the year you would have attained age 72.

The RMD rules that apply while the Owner is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the Owner apply to Roth IRAs. In addition, if the Owner of a Traditional or Roth IRA dies and the Owner’s surviving spouse is the sole designated Beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.

If the Owner dies after Annuity Payments have already begun, any remaining payments under the Contract also must be made in accordance with the RMD rules. In some cases, those rules may require that the remaining payments be made over a shorter period than originally elected or otherwise adjusted to comply with the tax law.

The RMD amount for each year is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the Contract Value as of the close of business on the last day of the previous calendar year. RMD incidental benefit rules also may require a larger annual RMD amount, particularly when distributions are made over the joint lives of the Owner and an individual other than his or her spouse. RMDs also can be made in the form of Annuity Payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.

In addition, in computing any RMD amount based on a Contract’s Contract Value, such Contract Value must include the actuarial value of certain additional benefits provided by the Contract. As a result, electing an Optional Benefit under an IRA may require the RMD amount for such IRA to be increased each year, and expose such additional RMD amount to the 50% penalty tax for RMDs if such additional RMD amount is not timely distributed.

5. Tax Withholding for IRAs

Distributions from an IRA generally are subject to federal income tax withholding requirements. These federal income tax withholding requirements, including any “elections out” and the rate at which withholding applies, generally are the same as for periodic and nonperiodic distributions from a non-qualified Contract, as described above.

Regardless of any “election out” (or any amount of tax actually withheld) on an amount received from an IRA the payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A payee also may be required to pay penalties under- estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the payee’s total tax liability.

6. Rollover & Transfer Distributions

Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) vary according to the type of transferor IRA and type of transferee IRA or other plan. For instance, generally no tax-free “trustee-to-trustee transfer” or “60-day rollover” can be made between a “NonRoth IRA” (Traditional, SEP or SIMPLE IRA) and a Roth IRA~~.~~ A “conversion” of a NonRoth IRA to a Roth IRA, is taxable transaction and not subject to the 10% penalty. However, if amounts are subsequently distributed from the Roth IRA they may be subject to the 10% penalty if withdrawn in the first 5 years following the conversion.

For a non-spouse Beneficiary, no tax-free “trustee-to-trustee transfer” or “60-day rollover” can be made between an “inherited IRA” (NonRoth or Roth) and an IRA set up by that same individual as the original Owner. A Beneficiary may complete a “trustee-to-trustee transfer” to another inherited IRA account or combine inherited IRA accounts from the same deceased Owner.

Generally, any amount other than an RMD distributed from an IRA is eligible for a “60-day rollover.” However, a tax-free 60-day rollover is limited to 1 per 12 month period; whereas no limit applies to “trustee-to-trustee transfers.”

Similar rules apply to a “trustee-to-trustee transfer” or a “60-day rollover” of a distribution from a SIMPLE IRA to a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer’s SIMPLE plan is generally disqualified (and subject to the 25% penalty tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a “trustee-to-trustee transfer” or a “60-day rollover” to an eligible retirement plan (e.g., a TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).

Special rollover rules also apply to (1) transfers or rollovers for the benefit of a spouse (or ex-spouse) or a non-spouse designated Beneficiary, (2) plan distributions of property, (3) distributions from a Roth account in certain plans, (4) recontributions within 3 years of “qualified hurricane distributions” made before 2007 under Code Section 1400Q(a), (5) transfers from a Traditional or Roth IRA to certain health savings accounts under Code Section 408(d)(9), (6) obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS, (7) recontributions of qualified birth & adoptions, and (8) recontributions within 3 years of a coronavirus related distribution.

OTHER INFORMATION

General Account

The One-Year Fixed Strategy is part of Our General Account. Any amounts that We are obligated to pay under the One-Year Fixed Strategy, and any other payment obligation We undertake under the Contract, including Index Credits, the Death Benefit and Annuity Payments, are subject to Our financial strength and claims paying ability and Our long-term ability to make such payments. We invest the assets of the General Account according to the laws governing the investments of insurance company general accounts. The General Account is not a bank account and is not insured by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. We receive a benefit from all amounts held in Our General Account. Amounts in Our General Account are available to Our general creditors. We issue other types of insurance policies and pay Our obligations under these products from Our assets in the General Account.

THE SEPARATE ACCOUNT

We place assets related to Indexed Strategies to which you allocate Contract Value in the Company Separate Account. We have exclusive and absolute ownership and control of the assets of the Separate Account. You do not share in the investment performance of assets allocated to the Separate Account. The Separate Account is not registered under the Investment Company Act of 1940, as amended. The Separate Account is not insulated, the assets are considered to be part of the General Account assets and is subject to general creditors.

Where permitted by applicable law, We reserve the right to make certain changes to the structure and operation of the Separate Account. We will not make any such changes without receiving any necessary approval of any applicable state insurance department. We will notify you of any changes in writing. These changes include, but are not limited to:

•	Manage the Separate Account under the direction of a committee at any time;
•	Make any changes required by applicable law or regulation; and
•	Modify the provisions of the Contract to reflect changes to the Indexed Strategies and the Separate Account and to comply with applicable law.

Suspension of Payments, Performance Lock Requests, or REALLOCATIONS

We may be required to suspend or delay the payment of Death Benefits and withdrawals, the calculation of Annuity Payments, Performance Lock requests, and reallocations when We cannot calculate a Strategy Contract Value under any of the following circumstances:

•	the New York Stock Exchange is closed (other than customary weekend and holiday closings);
•	the closing value of an Index is not published;
•	trading on the New York Stock Exchange is restricted;
•	if any value, not limited to the Index Value, is unavailable for the calculation of the Strategy Interim Value;
•	the calculation of the Strategy Interim Value is not reasonably practical due to an emergency; or during any other period when a regulator, by order, so permits.

If a value for an Index cannot be obtained on any day due to any of these circumstances, We will use the value of the Index as of the last Valuation Day the value is available. If the beginning day of a Strategy Term falls on a Valuation Day for which We cannot obtain a value for an Index, the beginning day of the Strategy Term will use the Index Value as of the last Valuation Day.

HOW CONTRACTS ARE SOLD

We have entered into a distribution agreement with Our affiliate Global Atlantic Distributors, LLC under which it serves as the principal underwriter for the Contracts, which are offered on a continuous basis. Global Atlantic Distributors, LLC is registered with the Securities and Exchange Commission under the 1934 Act as a broker-dealer and is a member of the Financial Industry Regulatory Authority (FINRA).

We are affiliated with Global Atlantic Distributors, LLC because We are under common control. The principal business address of Global Atlantic Distributors, LLC is One Financial Plaza, 755 Main Street, 24th Floor, Hartford, CT 06103. Global Atlantic Distributors, LLC has entered into selling agreements with affiliated and unaffiliated broker-dealers for the sale of the Contracts. We pay compensation to Global Atlantic Distributors, LLC for sales of the Contracts by broker-dealers. Global Atlantic Distributors, LLC in its role as Principal Underwriter, did not retain any underwriting commissions for the fiscal year ended December 31, 2020 with regard to the Contracts. Contracts will be sold by individuals (Financial Intermediaries) who have been appointed by Us as insurance agents and who are financial professionals. Each financial professional is affiliated with one of the selling broker-dealers. We may also make the Contracts available through independent financial professionals.

We list below types of arrangements that help to incentivize sales representatives to sell Our suite of variable annuities. Not all arrangements necessarily affect each registered index linked annuity. These types of arrangements could create an incentive for the selling firm or its sales representative to recommend or sell this Contract to you. You may wish to take such incentives into account when considering and evaluating any recommendations relating to this Contract.

Broker-dealers may receive commissions from Us for selling you this Contract (described below under Commissions). Certain selected broker-dealers also receive additional compensation (described below under Additional Payments). All or a portion of the payments We make to broker-dealers may be passed on to Financial Intermediaries according to a broker-dealer’s internal compensation practices.

Affiliated broker-dealers also employ individuals called wholesalers in the sales process, who provide sales support and training to sales representatives. Wholesalers typically receive commissions based on the type of contract or Optional Benefits sold. Commissions are based on a specified amount of Premium Payments or Contract Value.

Your financial professional may have a financial incentive to offer you a new contract in place of the one you already own. You should only exchange a contract you already own if you determine, after comparing the features, fees and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract. In general, the Contract does not contain any provisions related to exchanges or conversions.

Commissions

Up front commissions paid to broker-dealers generally range from [0% to up to 7.5%] of each Premium Payment you make. Trail commissions (fees paid for customers that maintain their contracts generally for more than 1 year) range up to [1%] of your Contract Value. We pay different commissions based on the Contract variation that you buy. We may pay a lower commission for sales to Owners over [age 75]. Your registered investment adviser may be paid by you pursuant to the investment advisory agreement you entered into.

Commission arrangements vary from one broker-dealer to another. We are not involved in determining your financial professional’s compensation. Under certain circumstances, your financial professional may be required to return all or a portion of the commissions paid.

Check with your financial professional to verify whether your account is a brokerage or an advisory account. Your interests may differ from Ours and your financial professional (or the broker-dealer with which they are associated). Please ask questions to make sure you understand your rights and any potential conflicts of interest. If you are an advisory client, your financial professional (or the broker-dealer with which they are associated) can be paid both by you and by Us based on what you buy. Therefore, profits, and your financial professional’s (or their broker-dealer’s) compensation, may vary by product and over time. Contact an appropriate person at your broker-dealer with whom you can discuss these differences and inquire about any revenue sharing arrangements that We and Our affiliates may have with the selling firm.

Additional Payments

Subject to FINRA and broker-dealer rules, We or Our affiliates also pay the following types of fees to, among other things, encourage the sale of this Contract. These additional payments could create an incentive for your financial professional, and the broker-dealer with which they are associated, to recommend products that pay them more than others, which may not necessarily be to your benefit.

Additional Payment Type	What it’s used for
Access	Access to Financial Intermediaries and/or broker-dealers such as one-on-one wholesaler visits or attendance at national sales meetings or similar events.
Gifts & Entertainment	Occasional meals and entertainment, tickets to sporting events and other gifts.
Marketing

Joint marketing campaigns and/or broker-dealer event advertising/participation; sponsorship of broker-dealer sales contests and/or promotions in which participants (including Financial Intermediaries) receive prizes such as travel Awards, merchandise and recognition; client generation expenses.

Marketing Expense Allowances	Pay Fund related parties for wholesaler support, training and marketing activities for certain Funds.
Support	Sales support through such things as providing hardware and software, operational and systems integration, links to Our website from a broker-dealer’s website; shareholder services (including subaccounting sponsorship of broker-dealer due diligence meetings; and/or expense allowances and reimbursements).
Training	Educational (due diligence), sales or training seminars, conferences and programs, sales and service desk training, and/or client or prospect seminar sponsorships.
Visibility

Inclusion of Our products on a broker-dealer’s preferred list; participation in, or visibility at, national and regional conferences; and/or articles in broker-dealer publications highlighting Our products and services.

Volume	Pay for the overall volume of their sales or the amount of money investing in Our products.

As of December 31, 2020, We have not entered into ongoing contractual arrangements to make Additional Payments. For the fiscal year ended December 31, 2020, no Additional Payments were made.

No specific charge is assessed directly to Owners to cover commissions, Additional Payments or Marketing Expense Allowances described above. We do intend to recoup the sales expenses and incentives We pay, however, through fees and charges deducted under the Contract and other revenue sharing arrangements.

Amendments to the Contract

We reserve the right to amend the Contract to meet the requirements of applicable federal or state laws or regulations. You will be notified in writing of any changes, modifications or waivers.

Legal Proceedings

[To be filed by pre-effective amendment].

INFORMATION ON THE COMPANY

THE COMPANY’S BUSINESS AND FINANCIAL STATEMENTS

ABOUT THE COMPANY

Overview

Forethought Life Insurance Company is a life insurance company engaged in the business of writing life insurance and individual variable, fixed and fixed indexed annuities. We are authorized to do business in 49 states of the United States and the District of Columbia. We were incorporated under the laws of Indiana on July 10, 1986. We have offices located in Indianapolis and Batesville, Indiana, Hartford, Connecticut and Berwyn, Pennsylvania.

Commonwealth Annuity and Life Insurance Company ("CALIC"), a Massachusetts company, owns 100% of the Company. CALIC is a direct, wholly owned subsidiary of Global Atlantic (Fin) Company ("FinCo"), which in turn is a direct, wholly owned subsidiary of Global Atlantic Financial Limited, which in turn is a direct, wholly owned subsidiary of Global Atlantic Financial Group Limited ("GAFGL"). GAFGL is a direct, wholly owned subsidiary of The Global Atlantic Financial Group LLC, which is majority-owned by KKR Magnolia Holdings LLC, which in turn is an indirect subsidiary of KKR & Co. Inc.

Provided below is Our simplified organizational structure.

No company other than Forethought Life Insurance Company has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of the Company for its claims-paying ability.

Our General Account

Our General Account holds all our assets other than assets in our insulated separate accounts. We own our General Account assets and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. Our General Account assets fund the guarantees provided in the Contracts.

We must invest our assets according to applicable state laws regarding the nature, quality, and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations; corporate bonds; preferred and common stocks; real estate mortgages; real estate; and certain other investments.

Code of Business Conduct and Ethics

The board of directors of The Global Atlantic Financial Group LLC has adopted a Code of Business Conduct and Ethics applicable to all officers, employees and directors of The Global Atlantic Financial Group LLC and its subsidiaries, including our chief executive officer, chief financial officer and senior financial officers. The Code of Business Conduct and Ethics addresses matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations.

THE COMPANY’S BUSINESS

Individual Markets

[To be added by pre-effective amendment]

Institutional Markets

[To be added by pre-effective amendment]

Investment Management

[To be added by pre-effective amendment]

Recent Change in Control

On December 16, 2020, the Indiana Department of Insurance approved the indirect acquisition of Forethought Life Insurance Company by a subsidiary of KKR and the entry of Forethought and a subsidiary of KKR into an investment management agreement.

Regulation

[To be added by pre-effective amendment]

Human Capital Resources

[To be added by pre-effective amendment]

Exemption from Filing Reports Under the Securities Exchange Act

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov). At this time, we are relying on an exemption from the reporting requirements of the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”), as provided by Rule 12h-7 under the Securities Exchange Act. As such, we currently do not file reports with the SEC under the Securities Exchange Act. We reserve the right to stop relying on this exemption at any time.

Properties

FLIC’s principal administrative offices are located at 10 West Market Street, Suite 2300, Indianapolis, Indiana. Under the Service Agreement, GAFC has provided FLIC access to its leased office space. FLIC believes that this leased office space is adequate for its present needs in all material respects.

RISK FACTORS RELATED TO THE COMPANY’S BUSINESS

Risks Related to Financial Strength and Claims-Paying Ability

[To be added by pre-effective amendment]

Risks Related to Business Continuity and Cybersecurity

[To be added by pre-effective amendment]

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company are as follows.

Name	Age	Position(s) with the Company	Served in Position(s) Since
Robert Arena	52	Director, President, and Chairman of the Board	12/5/2017
David Jacoby	57	Chief Financial Officer and Treasurer	02/19/2021
Hanben Kim Lee	41	Director and Executive Vice President	1/02/2014
Paula Nelson	57	Director, Managing Director and Co-Head of Individual Markets	5/25/2021
David Wilken	57	Director, Managing Director and Co-Head of Individual Markets	12/05/2017
Peter John Rugel	51	Director and Chief Operating Officer	5/25/2021
Manu Sareen	44	Director	5/25/2021
Eric Todd	52	Director	1/02/2014

[Biographies to be added by pre-effective amendment]

EXECUTIVE COMPENSATION

Executive Compensation

The Company does not have any employees. Its affiliate company, Global Atlantic Financial Company (“GAFC”), provides personnel to the Company pursuant to a Services Agreement between the Company and GAFC. The Company does not determine or pay any compensation to the personnel who provide services to the Company, including the executive officers. Accordingly, the Company is not responsible for determining or paying any compensation awarded to, earned by, or paid to its executive officers. GAFC determines and pays the salaries, bonuses, and awards earned by the Company’s executive officers. GAFC also determines whether and to what extent the Company’s executive officers may participate in any employee benefit plans. The Company does not have any employment agreements or compensation plans with or related to its executive officers and does not provide pension or retirement benefits, perquisites, or other personal benefits to its executive officers. The Company does not have arrangements to make payments to its executive officers upon their termination or in the event of a change in control of the Company.

See “Transactions with Related Persons” for more information about the Services Agreement between the Company and GAFC.

Director Compensation

The directors are not separately compensated for their service on the Company’s board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

[To be added by pre-effective amendment]

TRANSACTIONS WITH RELATED PERSIONS

[To be added by pre-effective amendment]

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates,” or other comparable terms. Forward- looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus and include, without limitation, statements regarding our intentions, beliefs, assumptions, or current expectations concerning, among other things, financial position, results of operations, cash flows, prospects, growth strategies or expectations, customer retention, the outcome (by judgment or settlement) and costs of legal, administrative, or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative, or class action litigation, and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition, and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed under the captions [“Risk Factors”] and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•	Our actual or perceived financial strength and any negative changes in our financial strength, credit ratings, or other measures of our financial position;

•	Actual or perceived changes in general economic, market, and political conditions;

•	The performance of the securities markets;

•	Changes or fluctuations in interest rates, credit spreads , equity market prices, and currency exchange rates;

•	Availability of reinsurance and the ability of reinsurers to pay their obligations;

•	Our ability to comply with contractual requirements contained in our contractual agreements;

•	Changes in regulatory capital requirements;

•	Customer behavior that differs from our assumptions, in particular with respect to persistency, mortality, and the timing and magnitude of lapses, surrenders, and claims;

•	Competitive pressures and changes in consumer preferences;

•	The effectiveness of our risk management and our internal controls;

•	Changes in the legal environment affecting us or our customers;

•	Changes with regard to the regulation or taxation of retirement and life insurance products;

•	Adverse changes in tax laws or the interpretations of such laws;

•	Uncertainty with respect to U.S. federal tax reform;

•	Changes in accounting standards, policies, or practices applicable to us;

•	Possible future legal proceedings and regulatory investigations and adverse outcomes therefrom;

•	Terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses;

•	Our dependence on our management team and key personnel, including our ability to recruit, train, motivate, and retain such individuals;

•	Our dependence on data from our reinsurance partners and third-party administrators;

•	Our use of third-party administrators and our reliance on such third-party administrators to service our customers;

•	Failure by us or our service providers and vendors to protect the confidentiality of our data and our customer data, including as a result of cyber-attacks; and

•	Possible disruption in our operations, including servicing our products and our ability to maintain, improve, and continue to develop necessary operational processes and information technology systems and work with our business partners to meet industry and customer demands, including cybersecurity protection.

•	The impact of the ongoing worldwide pandemic sparked by the novel coronavirus.

You should read this prospectus completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus are qualified by these cautionary statements. These forward- looking statements are made only as of the date of this prospectus, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

MANAGEMENT’S DISCUSSION AND ANALYSIS (“MD&A”) OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of the Company

The financial information included in the following discussion and analysis is based on the Company’s Financial Statements, which have been prepared on the basis of SAP prescribed or permitted by the Indiana Department and should be read in conjunction with such Financial Statements and related notes included elsewhere in this Registration Statement. The information included in the following discussion and analysis may contain forward-looking statements that reflect the Company’s plans, estimates and beliefs. The Company’s actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those factors discussed below and elsewhere in this Registration Statement, particularly under the captions [“Risk Factors”] and “Cautionary Note Regarding Forward-Looking Statements.”

General

This Management’s Discussion and Analysis for the years ended December 31, 2020, December 31, 2019 and December 31, 2018 was derived from, and should be read in conjunction with the Audited Statutory-Basis Financial Statements of the Company as of and for the years ended December 31, 2020, December 31, 2019 and December 31, 2018, in each case, which are included elsewhere in this Registration Statement.

Effective December 31, 2019, Forethought National Life Insurance Company, a Texas domiciled life insurance company (“FNLIC”) merged with and into the Company. Unless otherwise noted, all prior period amounts and disclosures of the Company have been adjusted to include the results of FNLIC with any intercompany transactions eliminated as if the merger occurred on January 1, 2017.

Overview

As of December 31, 2020, the Company had $39,578 million in total admitted assets, $24,012 million in statutory reserves, and statutory capital and surplus of $1,957 million. As of December 31, 2019, the Company had $36,338 million in total admitted assets, $21,950 million in statutory reserves and $1,889 of statutory capital and surplus. As of December 31, 2018, the Company had $30,705 million in total admitted assets, $18,361 million in statutory reserves and $1,731 million of statutory capital and surplus.

The following table presents the calculation of the Company’s Total Adjusted Capital (“TAC”):

	December 31,
	2020	2019	2018

	($ in millions)
Capital and surplus	$1,957	$1,889	$1,731
Asset valuation reserve	364	385	204
Total adjusted capital	$2,321	$2,274	$1,935

As of December 31, 2020, there were no significant statutory or regulatory matters that would impair the Company’s financial position or liquidity, but there can be no assurance that such issues will not arise in the future.

Critical Accounting Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ significantly from those estimates. Significant estimates included in the financial statements are assumptions and judgments utilized in determining if declines in fair values are other-than-temporary, valuation methods for infrequently traded securities and private placements, policy liabilities and estimates to establish the reserve for future policy benefits.

Off Balance Sheet Arrangements

The Company has no off balance sheet arrangements.

Analysis of Results of Operations and Changes in Capital and Surplus

The Company earns revenue primarily through deposits (annuity considerations) from fixed annuities and premiums on the preneed life insurance it sells, and from net investment income it earns on the assets in its general account. The Company’s primary expenses are current and future policyholder benefits, commissions and other expenses.

The following table presents the components of The Company's statutory net income, capital and surplus for the periods presented:

	Year ended December 31,
	2020	2019	2018

	($ in millions)
Revenue
Premiums and annuity considerations	$3,878	$4,787	$4,742
Net investment income	1,379	1,605	976
Amortization of interest maintenance reserve	12	9	12
Commissions, expense allowances and reserve adjustments	295	307	278
Other income	1	(6)	(174)
Total Revenue	5,565	6,702	5,834

Benefits and expenses
Current and future policy benefits	4,518	5,289	5,022
Commissions	349	364	335
Other expenses	479	720	538
Total benefits and expenses	5,346	6,373	5,895

Net gain (loss) from operations before federal income taxes and net realized capital losses	219	329	(61)
Federal income tax (benefit) expense	31	56	(47)
Net gain (loss) from operations before net realized capital (losses) gains	188	273	(14)
Net realized capital (losses) gains, net of tax and transfers to interest maintenance reserve	(245)	(84)	125
Net income (loss)	$(57)	$189	$111

Changes in capital and surplus:
Beginning capital and surplus	$1,889	$1,731	$1,626
Net income (loss)	(57)	189	111
Change in net unrealized capital gains and losses, net of tax	228	118	71
Change in net unrealized foreign exchange capital gain (loss)	1	—	(1)
Change in net deferred income tax	30	50	(1)
Change in non-admitted assets	8	(5)	—
Change in asset valuation reserve	20	(180)	(51)
Change in surplus notes	—	(365)	—
Surplus adjustment	—	365	—
Dividends to stockholders	(150)	—	—
Reinsurance adjustment	(2)	(2)	(2)
Ceded unrealized gains	(23)	(12)	(22)
Prior year reserve correction	13	—	0
Net increase	68	158	105
Ending capital and surplus	$1,957	$1,889	$1,731

The following lists notable transactions which impacted the results of operations:

•	Effective April 1, 2017, the Company entered into a reinsurance agreement with its affiliate, GA Re, whereby the Company ceded a portion (approximately 45%) of its annuity and preneed business on a funds withheld basis. As a result of the transaction, the Company ceded $8,539 million in reserves to GA Re and continues to cede annuity and preneed business to GA Re on an ongoing quota share basis. Effective April 2, 2018, in accordance with the reinsurance agreement, the Company moved 50% of the funds withheld assets to a coinsurance arrangement and transferred $5,243 million of related assets to GA Re.

•	Effective August 1, 2018 the Company purchased partnership/membership units of Hopmeadow Holdings II LC, reflecting ownership in Talcott Resolution, The Hartford's life and annuity business, from its parent Commonwealth Annuity and Life Insurance Company ("CALIC") for $150 million.

•	Effective May 31, 2019, the Company received regulatory approval to cancel the Company Surplus Note, which was payable to its parent, CALIC. The cancellation of the Company Surplus Note was deemed a capital contribution from CALIC to the Company equal to the outstanding principal amount of the cancelled surplus note.

•	Effective December 18, 2020, the Company paid a dividend of $150 million to its parent CALIC.

Results of Operations – For the Year Ended December 31, 2020 compared to the Year Ended December 31, 2019

Net income decreased $246 million to a net loss of $57 million for the year ended December 31, 2020 from net income of $189 million for the year ended December 31, 2019. The decrease in net income is primarily due to lower net investment income and an increase in realized capital losses. The net loss of $57 million for the year ended December 31, 2020 was more than offset by $228 million of unrealized capital gains which are reported as an increase in capital and surplus for statutory accounting.

Revenue

Premiums and Annuity Considerations

Premiums and annuity considerations decreased $909 million to $3,878 million for the year ended December 31, 2020 from $4,787 million for the year ended December 31, 2019. The decrease is primarily due to a decrease in sales of fixed annuities driven by the COVID-19 pandemic and lower crediting rates offered in-line with the market decline in interest rates. Sales of fixed annuity products declined 14% across the industry, according to LIMRA, as a result of disruption due to the COVID-19 pandemic and lower crediting rates offered in-line with the market decline in interest rates.

Net Investment Income

Net investment income decreased $226 million to $1,379 million for the year ended December 31, 2020 from $1,605 million for the year ended December 31, 2019. Net investment income excluding the impact of derivative instruments increased to $1,408 million for the year ended December 31, 2020 compared to $1,396 million for the year ended December 31, 2019 primarily due to an increase in average invested assets as a result of new premiums, offset by the impact of lower rates. The derivative instruments owned by the Company are primarily hedges against the equity exposure of the Company’s fixed-indexed and variable annuities.

Commissions, Expense Allowances and Reserve Adjustments

Commissions, expense allowances and reserve adjustments decreased $12 million to $295 million for the year ended December 31, 2020 from $307 million for the year ended December 31, 2019. The decrease is primarily due to the decline in commission expense with the decrease in sales of fixed annuities.

Benefits and Expenses

Current and Future Policy Benefits

Current and future policy benefits primarily consist of surrender, death and annuity benefits and the increase in policy reserves. Current and future policy benefits decreased $771 million to $4,518 million for the year ended December 31, 2020 from $5,289 million for the year ended December 31, 2019. The decrease is primarily due to the decrease in sales of fixed annuities.

Other Expenses

Other expenses, which primarily consist of ceded funds withheld investment income and general operating expenses, decreased $241 million to $479 million for the year ended December 31, 2020 from $720 million for the year ended December 31, 2019. The decrease is primarily due to a decrease in funds withheld investment income along with a decrease in general operating expenses.

Net Realized Capital (Losses) Gains, Net of Tax and Transfers to Interest Maintenance Reserve

Net realized capital losses, net of tax and transfers to interest maintenance reserve (“IMR”) for the year ended December 31, 2020 increased $161 million to $245 million from $84 million for the year ended December 31, 2019 primarily due to an increase in realized losses on derivative instruments and $60 million of Other Than Temporary Impairments ("OTTI") losses recorded on limited partnerships.

Capital and Surplus

Capital and surplus increased $68 million to $1,957 million as of December 31, 2020 from $1,889 million as of December 31, 2019. The increase is primarily due to $228 million of unrealized capital gains resulting primarily from the increase in carrying value of equity method investments. Partly offsetting this increase was a $150 million dividend paid and the $57 million net loss during the year.

Results of Operations – For the Year Ended December 31, 2019 compared to the Year Ended December 31, 2018

Net income increased $78 million to $189 million for the year ended December 31, 2019 from $111 million for the year ended December 31, 2018. The increase is primarily due to higher net investment income offset by modestly higher other expenses and modest realized losses, net of tax.

Revenue

Premiums and Annuity Considerations

Premiums and annuity considerations of $4,787 million for the year ended December 31, 2019 were comparable to $4,742 million for the year ended December 31, 2018. The modest increase is primarily due to an increase in sales of fixed-indexed annuities partly offset by a decline in sales of fixed-rate annuities.

Net Investment Income

Net investment income increased $629 million to $1,605 million for the year ended December 31, 2019 from $976 million for the year ended December 31, 2018. Net investment income, excluding the impact of derivative instruments, increased primarily due to the increase in average invested assets as a result of product sales and distributions received on equity investments. The derivative instruments owned by the Company are primarily hedges against the equity exposure of the Company’s fixed-indexed annuities.

Commissions, Expense Allowances and Reserve Adjustments

Commissions, expense allowances and reserve adjustments increased $29 million to $307 million for the year ended December 31, 2019 from $278 million for the year ended December 31, 2018. The increase is driven by the growth in sales.

Other Income

Other income improved $168 million to a loss of $6 million for the year ended December 31, 2019 from a loss of $174 million for the year ended December 31, 2018. The $174 million loss for the year ended December 31, 2018 is primarily due to realized gains (which are reported in net realized (losses) gains) that were ceded to GA Re with the move of 50% of assets ceded to GA Re at that time from funds withheld to coinsurance. This loss has an offsetting gain as described in net realized capital (losses) gains, as described below.

Benefits and Expenses

Current and Future Policy Benefits

Current and future policy benefits, which primarily consist of surrender, death and annuity benefits and the increase in policy reserves, increased $267 million to $5,289 million for the year ended December 31, 2019 from $5,022 million for the year ended December 31, 2018. The increase is primarily due to higher surrender benefits and higher index credits on fixed-indexed annuities.

Other Expenses

Other expenses, which primarily consist of ceded funds withheld investment income and general operating expenses, increased $182 million to $720 million for the year ended December 31, 2019 from $538 million for the year ended December 31, 2018. The increase in the expense is primarily due to an increase in funds withheld investment income as general operating expenses were comparable year over year.

Federal Income Tax (Benefit) Expense

Federal incomes tax (benefit) expense changed $103 million to a $56 million tax expense for the year ended December 31, 2019 from a $47 million tax benefit for the year ended December 31, 2018. The increase in federal income tax expense is primarily due to higher taxable income as a result of higher realized and unrealized gains on investments.

Net Realized Capital (Losses) Gains, Net of Tax and Transfers to Interest Maintenance Reserve

Net realized capital (losses) gains, net of tax and transfers to interest maintenance reserve, changed $209 million to an $84 million loss for the year ended December 31, 2019 from a $125 million gain for the year ended December 31, 2018. The realized losses in 2019 were primarily related to portfolio repositioning while the realized gains in 2018 related to the transfer of assets to GA Re from funds withheld to coinsurance. These realized gains are ceded to GA Re and are offset within other income described above.

Capital and Surplus

Capital and surplus increased $158 million to $1,889 million at December 31, 2019 from $1,731 at December 31, 2018. The increase is primarily due to $189 million of net income which includes $80 million of after-tax net investment income earned on equity investments and $118 million of unrealized capital gains resulting from the increase in market value of various other invested assets which are recorded on a market value basis for statutory accounting purposes. Partly offsetting these increases was a $180 million increase in AVR which was driven by the increase in reserves for other invested assets from new purchases and an increase in net unrealized capital gains.

Statement of Financial Position - Assets, Liabilities and Surplus

The following table presents the Company’s admitted assets, liabilities and surplus for the dates presented:

	December 31
	2020	2019	2018

	($ in millions)
Statements of Admitted Assets, Liabilities and Capital and Surplus

Admitted assets
Bonds	$25,386	$21,728	$19,752
Preferred stocks	3	3	9
Common stock	300	161	152
Mortgage loans on real estate	7,636	7,447	5,292
Policy loans	4	4	4
Cash and short-term investments	571	1,758	934
Derivatives	463	324	50
Other investments	1,308	1,096	742
Accrued Investment Income	178	176	149
Premiums and considerations	10	10	10
Reinsurance recoverable	594	457	609
Current federal income taxes recoverable	27	—	6
Net deferred tax asset	—	1	—
Other admitted asset	1	1	6
Separate account assets	3,098	3,172	2,990
Total admitted assets	$39,578	$36,338	$30,705

Liabilities and Capital and Surplus Liabilities:
Aggregate reserve for life policy and contracts	$24,012	$21,950	$18,361
Policy and contract claims	5	4	4
Reinsurance payable	557	588	706
Interest maintenance reserve	95	77	74
Transfers to separate accounts	(1)	—	(1)
Federal income tax payable	—	20	—
Net deferred tax liability	20	—	21
Asset valuation reserve	364	385	204
Funds held under reinsurance treaties	8,528	7,782	6,390
Other liabilities	942	471	225
Separate account liabilities	3,098	3,172	2,990
Total liabilities	37,621	34,449	28,974
Capital and Surplus:
Common stock, $2,500 par value per share, 2,000 shares authorized, 1,000 shares issued and outstanding	3	3	3
Surplus notes	—	—	365
Paid-in surplus	1,303	1,302	937
Unassigned surplus	651	584	426
Total capital and surplus	1,957	1,889	1,731
Total liabilities and capital and surplus	$39,578	$36,338	$30,705

Admitted Assets - December 31, 2020 compared to December 31, 2019

Total admitted assets increased $3,240 million to $39,578 million as of December 31, 2020 from $36,338 million as of December 31, 2019. The increase is primarily due to an increase in invested assets as a result of sales of fixed annuities.

Liabilities - December 31, 2020 compared to December 31, 2019

Total liabilities increased $3,172 million to $37,621 million as of December 31, 2020 from $34,449 million as of December 31, 2019. The increase is primarily due to increased sales of fixed annuities.

Aggregate Reserve for Life Policy and Contracts

Aggregate reserve for life policy and contracts liabilities increased $2,062 million to $24,012 million as of December 31, 2020 from $21,950 million as of December 31, 2019. The increase in reserves is primarily due to sales of fixed annuities.

Funds Held under Reinsurance Treaties

Funds held under reinsurance treaties increased $746 million to $8,528 million as of December 31, 2020 from $7,782 million as of December 31, 2019. The increase is primarily due to ceding annuity and preneed reserves to GA Re.

Other Liabilities

Other Liabilities increased $471 million to $942 million as of December 31, 2020 from $471 million as of December 31, 2019. The increase is primarily due to the Company having $301 million of outstanding bond repurchase agreements for liquidity management, entered into in July 2020 and remaining outstanding as of December 31, 2020.

Admitted Assets - December 31, 2019 compared to December 31, 2018

Total admitted assets increased $5,633 million to $36,338 million as of December 31, 2019 from $30,705 million as of December 31, 2018. The increase is primarily due to an increase in invested assets as a result of increased sales of fixed annuities.

Liabilities - December 31, 2019 compared to December 31, 2018

Total liabilities increased $5,475 million to $34,449 million as of December 31, 2019 from $28,974 million as of December 31, 2018. The increase is primarily due to increased sales of fixed annuities.

Aggregate Reserve for Life Policy and Contracts

Aggregate reserves for life policy and contracts liabilities increased $3,589 million to $21,950 million as of December 31, 2019 from $18,361 million as of December 31, 2018. The increase in reserves is due to sales of fixed annuities and an increase in FHLB funding agreements. For a discussion of FHLB funding agreements, see “—Federal Home Loan Bank” below.

Funds Held under Reinsurance Treaties

Funds held under reinsurance treaties increased $1,392 million to $7,782 million as of December 31, 2019 from $6,390 million as of December 31, 2018. The increase is primarily due to ceding annuity and preneed reserves to GA Re.

Other Liabilities

Other liabilities increased $246 million to $471 million as of December 31, 2019 from $225 million as of December 31, 2018. The increase is primarily due to a $271 million increase in collateral received on derivatives as a result of a $274 million increase in market value of the derivative hedges. For more information on derivative hedges, see “Investments—Derivatives” below.

Liquidity and Capital Resources

Liquidity

The Company’s liquidity requirements primarily relate to its insurance liabilities associated with its operating expenses, and income taxes. Insurance liabilities include the payment of policyholder benefits when due, cash payments in connection with policy surrenders and withdrawals, and policy loans. The Company has historically used cash flows from operations, interest income on invested assets and the proceeds of maturing investments as the primary sources from which to meet its liquidity requirements. The Company’s primary cash inflows from operating activities are derived from premiums and insurance fees, including separate account fees, administration fees, surrender charges and mortality fees.

The Company is exposed to the loss of market value of assets to the extent that its policyholders terminate, surrender or lapse their policies in greater numbers than expected. The Company seeks to mitigate this risk by issuing policies that are subject to policy surrender charges for a certain period of time. The majority of the Company’s policies are subject to a surrender charge period. The Company believes that the risk of higher policy lapses is greatest in a period of sudden changes in interest rates. The Company seeks to manage this risk by maintaining a portfolio of floating rate assets that provide a degree of protection in a period of rapidly rising rates.

The Company employs an asset-liability management program which seeks to match its investment cash inflows to its liability outflows. The intent of this matching is to reduce the need to rely on other sources of liquidity, including borrowings and the liquidation of investments prior to maturity, which may result in unplanned costs.

The Company’s asset-liability management program is central to its management of liquidity. The Company determines its short-term liquidity needs based on a rolling forecast of inflows and outflows, which it monitors closely. The Company adjusts its asset profile based on this rolling forecast. In addition, the Company assesses the potential impact of both future economic stress and the deviation in policyholder behavior from its expectations on the Company’s liquidity position. The Company seeks to estimate what its liquidity needs would be in these adverse scenarios. These scenarios include the estimates of collateral that the Company would be expected to post or return in respect to its derivative contracts and lending facilities under these scenarios, and also incorporate all unfunded commitments within the investment portfolio.

The Company has additional liquidity needs that include service agreements related to the provision of personnel, management services and facilities, investment advisory services and policy administration. In addition, the Company has unfunded mortgage loans and other lending facilities and limited partnerships.

Dividends

The maximum amount of ordinary dividends that can be paid during a 12-month period by the Company, without prior approval of the Commissioner, is the greater of (i) 10% of the Company’s statutory policyholders surplus as of the preceding December 31 and (ii) the Company’s statutory net gain from operations for the twelve-month period ending the preceding December 31. Likewise, a dividend from any source of money other than earned surplus / unassigned funds must be approved before the dividend is paid. The maximum ordinary dividend the Company can pay in 2021 is $196 million. During 2020, the Company paid $150 million in dividends, which dividend was paid on December 18, 2020. No dividends were paid by the Company in 2019 or 2018.

Federal Home Loan Bank

The Company is a member of the FHLB of Indianapolis. Through its membership, the Company has issued funding agreements to the FHLB of Indianapolis in exchange for cash advances in the amount of $1.6 billion and $1.5 billion as of December 31, 2020 and 2019, respectively. The Company uses these funds in an investment spread strategy, consistent with its other investment spread operations. As such, the Company applies SSAP No. 52, Deposit-Type Contracts (SSAP No. 52), accounting treatment to these funds, consistent with its other deposit-type contracts. It is not part of the Company’s strategy to utilize these funds for operations, and any funds obtained from the FHLB of Indianapolis for use in general operations would be accounted for consistent with SSAP No. 15, Debt and Holding Company Obligations (SSAP No. 15), as borrowed money.

As a part of this arrangement, the Company holds $35.0 million in FHLB of Indianapolis Class B Membership Stock. The Class B Membership Stock is not eligible for redemption.

Other Sources of Funding

From time to time, the Company participates in repurchase and reverse repurchase agreements. In repurchase agreements, the Company sells fixed income securities to third-party counterparties, primarily major brokerage firms and commercial banks, with a concurrent agreement to repurchase those same securities at a determined future date. The Company uses the cash received for purposes of bridging liquidity gaps or for general corporate purposes. The Company utilizes a 364-day (with automatic extension unless terminated by the parties) repurchase facility with a financial institution, pursuant to which it may enter into repurchase transactions in an aggregate amount of up to $250 million in respect of certain eligible securities. Other repurchase agreements the Company may enter into from time to time are typically non-committed and secured by collateral. The counterparties generally decide whether to enter into repurchase agreements with the Company depending on its credit risk, types and quality of collateral that it has available to post to them and general macroeconomic conditions. The Company may face liquidity shortfalls if uncommitted repurchase agreements are not available to it, if the value of the securities the Company posted to its counterparties as collateral declines or if the Company invests the cash received from such repurchase agreements in securities that decline in value.

Capital Resources

The Company manages its capital position in accordance with Global Atlantic’s risk appetite principles, which are: (i) protect policyholders – maintain adequate capital and liquidity resources to honor obligations to policyholders under situations reflecting stress scenarios calibrated to the worst modern economic cycles; (ii) deliver value – remain in a position of strength during periods of adverse market conditions; and (iii) protect the franchise – identify and cost-effectively manage risks that could adversely and materially impact franchise value. These principles support the Company’s insurance financial strength and credit ratings, and the Company believes that they are important to its ability to withstand severe market and economic scenarios, and to its ability to capture opportunity in times of stress.

The Company is subject to RBC standards that have been promulgated by the NAIC and adopted by the Indiana Department. These RBC requirements provide a basis for determining the appropriate amount of statutory capital for an insurance company based on its assets and liabilities. In the United States, the adequacy of a company’s capital is determined by the ratio of a company’s TAC to its Company Action Level (“CAL”) required capital. TAC for life insurance companies is defined as statutory capital and surplus, plus AVR, plus 50% of dividends apportioned for payment. CAL is the minimum amount of capital that an insurance company is required to maintain to avoid regulatory action. An RBC ratio of 75% of CAL or less may result in regulators imposing mandatory corrective actions.

The Company’s TAC, as defined by the NAIC, increased to $2,321 million as of December 31, 2020 compared to $2,274 million as of December 31, 2019. TAC as defined by the NAIC and Section 27-1-36-24 of the Indiana Insurance Code, is the sum of (i) an insurer’s statutory capital and surplus determined in accordance with statutory accounting principles and practices that are applicable to the annual financial statements required to be filed under Section 27-1-3.5 of the Indiana Insurance Code and (ii) other items, if any, that the RBC Instructions (as defined in Section 27-1-1.5-27 of the Indiana Insurance Code) may provide.

As of December 31, 2020 and 2019, the Company’s RBC ratio was 405% and 461%, respectively.

Investments

General

As of December 31, 2020, the Company had $35,670 million of cash and invested assets, an increase of $3,148 million from $32,522 million as of December 31, 2019. As of December 31, 2019, the Company had $32,522 million of cash and invested assets, an increase of $5,587 million from $26,935 million as of December 31, 2018.

The following table presents the Company's cash and invested assets:

	December 31, 2020		December 31, 2019		December 31, 2018
	Carrying	% of Total	Carrying	% of Total	Carrying	% of Total
	Value		Value		Value
	($ in millions)
Cash and invested assets:
Bonds	$25,386	71%	$21,728	67%	$19,752	73%
Preferred stocks	3	—%	3	—%	9	—%
Common stocks	300	1%	161	—%	152	1%
Mortgage loans	7,636	21%	7,447	23%	5,292	20%
Policy loans	4	—%	4	—%	4	—%
Cash, cash equivalents and short-term investments	571	2%	1,758	5%	934	3%
Derivatives	463	1%	325	1%	50	—%
Other investments	1,307	4%	1,096	3%	742	3%
Total cash and invested assets	$35,670	100%	$32,522	100%	$26,935	100%

Bonds and Short-Term Investments

The Company invests with the intent to hold investments until their maturities. In selecting investments, the Company attempts to source assets with cash flows that match its future cash flow needs. However, the Company may sell any of its investments in advance of maturity in order to satisfy its liabilities as they become due or in order to respond to a change in the credit profile or other characteristics of the particular investment, and to meet changes in cash flow needs. Bonds consist primarily of highly rated structured securities and marketable corporate debt securities. The Company invests a significant portion of its portfolio in high quality bonds to maintain and manage liquidity.

The Securities Valuation Office of the NAIC evaluates fixed maturity security investments of insurers for regulatory reporting and capital assessment purposes and assigns securities to one of six credit quality categories called “NAIC designations.” Using an internally developed rating is permitted by the NAIC if no rating is available. These designations are generally similar to the credit quality designations of NRSROs for marketable fixed maturity securities, except for certain structured securities as described below. NAIC designations of “1,” highest quality, and “2,” high quality, include fixed maturity securities generally considered investment grade by NRSROs. NAIC designations “3” through “6” include fixed maturity securities generally considered below investment grade by NRSROs. Typically, if a security has been rated by an NRSRO, the Securities Valuation Office utilizes that rating and assigns an NAIC designation based upon the following system.

NAIC designation	NRSRO equivalent rating
1	AAA/AA/A
2	BBB
3	BB
4	B
5	CCC
6	CC and lower

In 2009, the NAIC adopted revised methodologies for certain structured securities that are modeled by the NAIC Investment Analysis Office, comprised of non-agency RMBS, CMBS and ABS. The NAIC’s objective with the revised methodologies for these structured securities was to increase the accuracy in assessing expected losses, and to use the improved assessment to determine a more appropriate capital requirement for such structured securities. The revised methodologies reduce regulatory reliance on NRSROs and allow for greater regulatory input into the assumptions used to estimate expected losses from structured securities. In particular, the revised methodology is focused on determining the risk associated with the recovery of the amortized cost of each security. In contrast, the NRSROs’ ratings methodology is focused on the likelihood of recovery of all contractual payments, including principal at par regardless of entry price. As the NAIC ratings methodology considers the Company’s investment and amortized cost, and the likelihood of recovery of that amortized cost as opposed to the likelihood of default of the security, the Company views the NAIC ratings methodology as the most appropriate way to view its available for sale fixed maturity securities portfolio from a ratings perspective since a large portion of the Company’s holdings were purchased at a significant discount to the par value. The NAIC’s present methodology is to evaluate structured securities held by insurers using the revised NAIC methodologies on an annual basis. If the Company acquires structured securities that have not been previously evaluated by the NAIC, but are expected to be evaluated by the NAIC in the upcoming annual review, an internally developed designation is used until a final designation becomes available. These revised NAIC designations may not correspond to NRSRO ratings.

The NAIC has contracted with Blackrock, for non-agency RMBS and CMBS, to provide expected loss information, which the Company must use to determine the appropriate NAIC designations for accounting, and RBC calculations.

The following table presents the NAIC designations by investment category for the Company’s bond portfolio, as of December 31, 2020, December 31, 2019 and December 31, 2018:

As of December 31, 2020
($ in millions)

Investment Category/NAIC Designation	Exempt	1	2	3	4	5	6	Carrying Value
U.S. Government and agencies	$83	$4	$—	$—	$—	$—	$—	$87
U.S. state, municipal and political subdivisions	—	992	215	—	—	—	—	1,207
Corporate debt	—	2,468	4,980	49	19	—	—	7,516
RMBS	—	3,452	272	103	29	—	—	3,856
CMBS	—	1,790	209	76	—	—	—	2,075
CBO	—	1,284	—	—	—	—	—	1,284
CLO	—	1,489	214	—	—	—	—	1,703
Other structured securities[1]	—	6,519	736	185	41	177	—	7,658
Total	$83	$17,998	$6,626	$413	$89	$177	$—	$25,386

As of December 31, 2019
($ in millions)

Investment Category/NAIC Designation	Exempt	1	2	3	4	5	6	Carrying Value

U.S. Government and agencies	$ 287	$ 6	$ -	$ -	$ -	$ -	$ -	$ 293
U.S. state, municipal and political subdivisions	-	127	133	-	-	-	-	260
Corporate debt	-	2,809	3,726	2	22	35	-	6,594
RMBS	-	3,561	212	65	42	-	-	3,880
CMBS	-	2,264	27	-	-	0	-	2,291
CBO	-	1,216	-	-	-	-	-	1,216
CLO	-	1,571	175	-	-	-	-	1,746
Other Structured Securities	-	5,029	288	58	2	71	-	5,448
Total	$ 287	$16,583	$4,561	$125	$ 66	$106	$ -	$ 21,728

1 Other structure securities consists primarily of asset-backed securities.

As of December 31, 2018
($ in millions)

Investment Category/NAIC Designation	Exempt	1	2	3	4	5	6	Carrying Value

U.S. Government and agencies	$ 9	$ 27	$ -	$ -	$ -	$ -	$ -	$ 36
U.S. state, municipal and political subdivisions	-	115	112	-	10	-	-	237
Corporate debt	-	2,511	3,055	32	19	-	-	5,617
RMBS	-	3,614	208	84	11	1	-	3,918
CMBS	-	2,315	2	16	-	-	-	2,333
CBO	-	628	-	-	-	-	-	628
CLO	-	3,420	132	-	-	-	-	3,552
Other Structured Securities	-	3,254	159	-	10	8	-	3,431
Total	$ 9	$15,884	$3,668	$ 132	$ 50	$ 9	$ -	$ 19,752

The following table presents the total bond portfolio, including short-term investments and cash equivalents, by industry category, as of December 31, 2020, December 31, 2019 and December 31, 2018:

	December 31, 2020		December 31, 2019		December 31, 2018
Industry Category	Carrying Value	% of Total	Carrying Value	% of Total	Carrying Value	% of Total
	($ in millions)
U.S. government security obligations	$85	—%	$288	1%	$11	—%
All other governments	116	—%	94	1%	70	—%
Political subdivisions	21	—%	8	—%	30	—%
Special revenue and special assessment obligations	1,832	7%	926	4%	870	4%
Industrial and miscellaneous	23,263	93%	20,361	93%	18,701	91%
Parent, Subsidiaries and Affiliates	—	—%	—	—%	—	—%
U.S. States, Territories and Possessions	69	—%	50	—%	47	—%
ETF Bonds	—	—%	—	—%	23	—%
Short-term bonds	4	—%	108	1%	785	4%
Cash equivalent bonds	—	—%	18	—%	—	—%
Total	$25,390	100%	$21,853	100%	$20,537	100%

Except for industrial and miscellaneous, no other asset class exceeded 10% of the total bond portfolio as of December 31, 2020, December 31, 2019 and December 31, 2018.

Portfolio Surveillance

Bonds are generally valued at amortized cost using the modified scientific method with the exception of NAIC Category 6 bonds, which are obligations that are in or near default and are carried at the lower of amortized cost or fair value. NAIC designations are applied to bonds and other securities. Categories 1 and 2 are considered investment grade, while Categories 3 through 6 are considered below investment grade. Bond transactions are recorded on a trade date basis, except for bonds with non-standard settlement dates (e.g. private placement bonds), which are recorded on the settlement date.

For fixed income securities that do not have a fixed schedule of payments, such as structured products, amortization or accretion is revalued quarterly based on the current estimated cash flows, using either the prospective or retrospective adjustment methodologies for each type of security. Certain fixed income securities with the highest ratings from a rating agency (at the time of purchase) follow the retrospective method of accounting. Under the retrospective method, the recalculated effective yield equates the present value of the actual and anticipated cash flows, including new prepayment and default assumptions, to the original cost of the investment. Prepayment assumptions are based on borrower constraints and economic incentives such as the original term, age and coupon of the loan. The current carrying value is then increased or decreased to the amount that would have resulted had the revised yield been applied since inception, and investment income is correspondingly recognized. All other fixed income securities, including those not highly rated at the time of purchase and those that have been impaired (i.e. expected cash flows are less than contractual cash flows), follow the prospective method of accounting. Under the prospective method, the recalculated future effective yield equates the carrying value of the investment to the present value of the anticipated future cash flows and all changes in the recognition of income occurs prospectively.

The fair value of bonds is based on quoted market prices when available. If quoted market prices are not available, values provided by independent pricing services are used. If values provided by independent pricing services are unavailable, fair value is estimated using non-executable broker marks or internal models. Internally-developed models include discounting expected future cash flows using current market rates applicable to yield, credit quality and maturity of the investment, or using quoted market values for comparable investments. Fair values resulting from internal models are those expected to be received in an orderly transaction between willing market participants at the financial statement date.

The Company regularly reviews its bonds for declines in fair value that it determines to be other-than-temporary. For these bonds, the Company first considers the ability and intent to sell a security, or whether it is more-likely-than-not that it will be required to sell the security, before the recovery of its amortized cost. If the Company intends to sell a bond with an unrealized loss or it is more-likely-than-not that it will be required to sell a bond with an unrealized loss before recovery of its amortized cost basis, OTTI is recognized and the amortized cost is written down to fair value, with a corresponding charge to net investment gains (losses) in the statement of income.

The review of each bond in an unrealized loss position for OTTI includes an analysis of gross unrealized losses by severity or the amount of time the security has been in an unrealized loss position. An extended and severe unrealized loss position on a bond may not be reflective of the ability of the issuer to service all scheduled principal and interest payments. Accordingly, such an unrealized loss position may not impact the recoverability of all contractual cash flows or the ability to recover an amount at least equal to the investment’s amortized cost based on the present value of the expected future cash flows to be collected. As a result, all the facts and circumstances available relevant to the duration and severity of the loss position are analyzed, including changes in market interest rates, credit issues, changes in business climate, management changes, litigation, government actions, and other similar factors that may impact the issuer’s ability to meet current and future principal and interest obligations. Indicators of credit impairment may include changes in the issuers’ credit ratings, the frequency of late payments, pricing levels, and deterioration in any, or a combination of, key financial ratios, financial statements, revenue forecasts, and cash flow projections.

Expected future cash flows for structured securities include assumptions about key systemic risks (e.g., unemployment rates, housing prices) and loan-specific information (e.g., delinquency rates, loan-to-value ratios). Estimating future cash flows is a quantitative and qualitative process that incorporates information received from third parties, along with assumptions and judgments about the future performance of the underlying collateral. For corporate and government bonds the recoverable value is determined using cash flow estimates that consider facts and circumstances relevant to the security and the issuer, including overall financial strength and secondary sources of repayment as well as pending restructuring or disposition of assets. Where information for such cash flow estimates is limited or deemed not reliable, fair value is considered the best estimate of the recoverable value.

Credit impairments are measured as the difference between the bond’s amortized cost and its estimated recoverable value, which is the present value of its expected future cash flows discounted at the current effective interest rate. The remaining difference between the security’s fair value and the recoverable value is the non-credit impairment. Credit impairments are charged to net investment gains (losses) in the statement of income.

In periods subsequent to the recognition of the credit related impairment components of OTTI on a bond, the Company accounts for the impaired bond as if it had been purchased on the measurement date of the impairment. Accordingly, the discount (or reduced premium) based on the new cost basis is accreted into net investment income in the statement of income over the remaining term of the bond in a prospective manner based on the amount and timing of estimated future cash flows.

For the years ended December 31, 2020, 2019 and 2018, the Company recorded $ 8.2 million, $0 million and $2.9 million of OTTI on bonds, comprised of $0.3 million, $0 million and $2.9 million related to corporate debt securities and $7.9 million, $0 million and $0 million related to structured securities.

Whether OTTI will be incurred in future periods will depend on economic fundamentals, issuer performance, changes in credit ratings, collateral valuation, interest rates, and credit spreads.

The following tables present gross unrealized losses and fair value for investments for which other-than-temporary declines in value have not been recognized in the current period, aggregated by investment category and length of time the individual securities have been in a continuous unrealized loss position:

As of December 31, 2020
($ in millions)

	Less than 12 months		12 months or more		Total
Investment Category	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Government and agencies	$68	$(1)	$—	$—	$68	$(1)
U.S. state, municipal and political subdivisions	133	(1)	—	—	133	(1)
Corporate debt	349	(5)	57	—	406	(5)
RMBS	462	(18)	175	(11)	637	(29)
CMBS	279	(18)	—	—	279	(18)
CBO	—	—	—	—	—	—
CLO	333	(4)	915	(27)	1,248	(31)
Other Structured Securities	1,203	(51)	586	(8)	1,789	(59)
Total	$2,827	$(98)	$1,733	$(46)	$4,560	$(144)

As of December 31, 2019
($ in millions)

	Less than 12 months		12 months or more		Total
Investment Category	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Government and agencies	$280	$-	$-	$-	$280	$-
U.S. state, municipal and political subdivisions	37	(1)	-	-	37	(1)
Corporate debt	490	(8)	93	(3)	583	(11)
RMBS	380	(7)	155	(7)	535	(14)
CMBS	143	(2)	24	(1)	167	(3)
CBO	35	-	-	-	35	-
CLO	370	(8)	1,110	(26)	1,480	(34)
Other Structured Securities	823	(7)	468	(6)	1,291	(13)
Total	$2,558	$(33)	$1,850	$(43)	$4,408	$(76)

As of December 31, 2018
($ in millions)
	Less than 12 months		12 months or more		Total
Investment Category	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Government and agencies	$10	$-	$10	$-	$20	$-
U.S. state, municipal and political subdivisions	16	-	29	(1)	45	(1)
Corporate debt	3,655	(159)	532	(36)	4,187	(195)
RMBS	740	(23)	334	(10)	1,074	(33)
CMBS	794	(14)	580	(22)	1,374	(36)
CBO	156	(2)	150	(3)	306	(5)
CLO	2,527	(90)	512	(13)	3,039	(103)
Other Structured Securities	747	(14)	118	(9)	865	(23)
Total	$8,645	$(302)	$2,265	$(94)	$10,910	$(396)

The following table presents a summary of the gross unrealized losses aggregated by bond category, length of time that the securities were in a continuous unrealized loss position and investment grade:

As of December 31, 2020
($ in millions)
	Less than 12 months		12 months or more		Total
Investment Category	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade
U.S. Government and agencies	$(1)	$-	$-	$-	$(1)	$-
U.S. state, municipal and political subdivisions	(1)	-	-	-	(1)	-
Corporate debt	(5)	-	-	-	(5)	-
RMBS	(17)	(1)	(9)	(2)	(26)	(3)
CMBS	(17)	(1)	-	-	(17)	(1)
CBO	-	-	-	-	-	-
CLO	(4)	-	(27)	-	(31)	-
Other Structured Securities	(47)	(4)	(7)	(1)	(54)	(5)
Total	$(92)	$(6)	$(43)	$(3)	$(135)	$(9)

As of December 31, 2019
($ in millions)
	Less than 12 months		12 months or more		Total
Investment Category	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade
U.S. Government and agencies	$-	$-	$-	$-	$-	$-
U.S. state, municipal and political subdivisions	(1)	-	-	-	(1)	-
Corporate debt	(7)	(1)	(3)	-	(10)	(1)
RMBS	(6)	(1)	(5)	(2)	(11)	(3)
CMBS	(2)	-	(1)	-	(3)	-
CBO	-	-	-	-	-	-
CLO	(8)	-	(26)	-	(34)	-
Other Structured Securities	(6)	(1)	(5)	(1)	(11)	(2)
Total	$(30)	$(3)	$(40)	$(3)	$(70)	$(6)

As of December 31, 2018
($ in millions)
	Less than 12 months		12 months or more		Total
Investment Category	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade
U.S. Government and agencies	$-	$-	$-	$-	$-	$-
U.S. state, municipal and political subdivisions	-	-	-	(1)	-	(1)
Corporate debt	(157)	(2)	(36)	-	(193)	(2)
RMBS	(19)	(4)	(10)	-	(29)	(4)
CMBS	(14)	-	(22)	-	(36)	-
CBO	(2)	-	(3)	-	(5)	-
CLO	(90)	-	(13)	-	(103)	-
Other Structured Securities	(14)	-	(9)	-	(23)	-
Total	$(296)	$(6)	$(93)	$(1)	$(389)	$(7)

Included in the above tables are 474, 450 and 2,131 securities in an unrealized loss position at December 31, 2020, December 31, 2019 and December 31, 2018, respectively. Unrealized losses were not recognized in income as the Company intends to hold these securities and it is not more likely than not that the Company will be required to sell a security before the recovery of its amortized cost.

Mortgage Loans

Mortgage loans represented 21% of total invested assets as of December 31, 2020. The Company's investments in mortgage loans on real estate consist primarily of commercial and residential mortgages.

The Company’s residential mortgage loan portfolio is comprised mainly of re-performing loans that were purchased at a discount after they were modified and returned to performing status, as well as prime jumbo loans and mortgage loans backed by single family rental properties.

The Company’s CML portfolio is comprised of mainly originated first lien mortgage loans that are well diversified both in terms of geography and property type.

The following table presents the mortgage loan portfolio by U.S. geographic region and a reconciliation to total mortgage loans:

	December 31,		December 31,		December 31,
	2020	% of Total	2019	% of Total	2018	% of Total

	($ in millions)
Atlantic	$1,887	25%	$1,982	27%	1,554	29%
Mountain	370	5%	345	5%	243	5%
New England	299	4%	276	4%	267	5%
North Central	558	7%	564	7%	515	10%
Pacific	2,176	29%	1,971	26%	1,287	24%
South Central	1,491	20%	1,588	21%	1,011	19%
Other	855	11%	721	10%	415	8%
Total	$7,636	100%	$7,447	100%	$5,292	100%

The following table shows the mortgage loan portfolio by property type:

	December 31,		December 31,		December 31,
	2020	% of Total	2019	% of Total	2018	% of Total

	($ in millions)
Retail	$266	3%	$220	3%	352	7%
Office	1,705	22%	1,728	23%	1,275	24%
Industrial	850	11%	738	10%	450	9%
Residential	3,519	46%	3,431	46%	2,260	43%
Other	1,296	18%	1,330	18%	955	18%
Total	$7,636	100%	$7,447	100%	$5,292	100%

Mortgage Loan Portfolio Surveillance

The Company actively monitors its mortgage loan portfolio. The Company and its investment managers perform or review all aspects of loan origination and portfolio management, including lease analysis, property transfer analysis, economic and financial reviews, tenant analysis, and management of default and bankruptcy proceedings.

The Company evaluates its investments in mortgage and other loan receivables for impairment each quarter. Loans are deemed to be impaired when it is probable that the Company will be unable to collect all the contractual payments as scheduled in the loan agreement. The impairment assessment considers the borrower’s ability to pay and the value of the underlying collateral. When a loan is impaired, its impaired value is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, except that as a practical expedient, the impaired value may be based on a loan’s observable market price (where available), or the fair value of the collateral if the loan is a collateral-dependent loan. An allowance is established for the difference between the loan’s impaired value and its current carrying value. When all or a portion of a loan is deemed uncollectible, the uncollectible portion of the carrying amount of the loan is charged off against the allowance. There were no specific allowances recorded as of December 31, 2020 and December 31, 2019. As of December 31, 2018, there was $1 million of specific allowance recorded in mortgage loans.

Changing economic conditions affect the Company’s valuation of CMLs. Changing vacancies and rents are incorporated into the discounted cash flow analysis that the Company performs for monitored loans and may contribute to the establishment of (or increase or decrease in) a CML valuation allowance for losses. In addition, the Company continuously monitors its CML portfolio to identify risk. Areas of emphasis are properties that have exposure to specific geographic events, or have deteriorating credit.

It is the Company’s policy to cease to accrue interest on residential or CMLs that are 90 days or more delinquent. For loans less than 90 days delinquent, interest is accrued unless it is determined that the accrued interest is not collectible. If a loan becomes 90 days or more delinquent, the Company determines whether a workout can be arranged to bring the loan current, or evaluate alternatives, including initiating foreclosure proceedings. As of December 31, 2020, December 31, 2019 and December 31, 2018, the Company had $216 million, $73 million and $50 million, respectively, of mortgage loans that were 90 days or more past due or in the process of foreclosure. The Company ceases accrual of interest on loans that are 90 days or more past due, and recognizes income as cash is received. As of December 31, 2020, December 31, 2019 and December 31, 2018, there were $57 million, $25 million and $21 million, respectively, of mortgage loans that were non-income producing.

Other Investments

Other investments comprise of other invested assets, receivables for securities and real estate. Other investments, at carrying value, by annual statement category are:

	December 31,	December 31,	December 31,
	2020	2019	2018

	($ in millions)
Term notes and loans	$674	$595	$388
LLC's and partnerships	586	479	329
Other	42	15	16
Low income housing tax credits	5	7	9
Total	$1,307	$1,096	$742

The Company has no investments in other invested assets invested in a single issuer that exceed 10% of its admitted assets. The Company values these interests based upon the investment method and their proportionate share of underlying GAAP equity of the investment. As of December 31, 2020, December 31, 2019 and December 31, 2018, there were $60 million, $0 million and $0 million, respectively, of impairments recorded on other invested assets.

Derivatives

The Company utilizes various derivative instruments to hedge risk identified in the normal course of its insurance business. The Company owns equity index options to limit its net exposure to equity market risk. The Company also owns the currency and Consumer Price Index swaps to hedge the currency and inflation risk. The Company mitigates the adverse market and general business risk by entering into equity index futures and total return swaps. The Company receives collateral from its derivative counterparties to limit credit risk.

The Company’s derivative portfolio consists of equity index call options and spreads to hedge equity exposure associated with fixed-indexed annuities underwritten. The Company utilizes the CPI swaps to hedge the exposure to inflation risk associated with its prefunded funeral insurance business. The Company entered into currency swaps to limit its currency exposure from GBP denominated assets. The Company limits the adverse market and general business risk by entering into equity index futures, swaptions and total return swaps. The total carrying values of derivative assets were $463 million, $324 million and $50 million as of December 31, 2020, December 31, 2019 and December 31, 2018, respectively.

The Company’s derivatives meet the criteria for effective hedges in accordance with SSAP No.86. Under such treatment, the equity index options are marked to market, with changes in unrealized gains or losses reported as a component of net investment income. Upon expiry, the difference between the cash proceeds and cost is also recognized as a component of net investment income. The CPI swaps are carried at book value consistent with the hedged liabilities. The FX unrealized gains or losses on currency swaps are recorded consistent with the GBP bonds hedged.

The Company’s off balance sheet credit risk is the risk of nonperformance by OTC counterparties. The Company seeks to limit this risk by utilizing and managing collateral according to a CSA Agreement it negotiates and enters into with each highly rated counterparty prior to trading. Collateral is managed to CSA Agreement standards by a derivative custodian.

The current credit exposure of the Company’s OTC derivative contracts is limited to the fair value of $297 million, $302 million and $27 million as of December 31, 2020, December 31, 2019 and December 31, 2018, respectively. Credit risk is managed by entering into transactions (including CSA Agreements) with creditworthy counterparties and obtaining full collateral of $291 million, $300 million and $25 million from counterparties as of December 31, 2020, December 31, 2019 and December 31, 2018, respectively. In the event of the nonperformance by the counterparties, the Company has the right to the collateral pledged by counterparties. The exchange-traded futures are affected through a regulated exchange and positions are marked to market on a daily basis, the Company has little exposure to credit-related losses in the event of nonperformance by counterparties to such financial instruments.

The following table presents the fair value of the derivative assets and liabilities by instruments:

	December 31, 2020			December 31, 2019			December 31, 2018
($ in millions)	Derivative Assets	Derivative Liabilities	Notional Amounts	Derivative Assets	Derivative Liabilities	Notional Amounts	Derivative Assets	Derivative Liabilities	Notional Amounts

CPI Swaps	$—	$22	$146	$—	$22	$157	$—	$23	$168
Currency Swaps	3	2	70	2	1	38	2	—	29
OTC Options	442	124	11,301	321	1	8,141	48	—	5,911
Swaptions	—	—	—	2	—	270	—	—	—
Interest Rate Swaps	125	9	1,751	—	—	—	—	—	1,374
Listed Options	7	2	9	—	—	—	—	—	—
Futures	—	28	1,849	—	5	194	—	2	193
Gross fair value of derivative instruments	$577	$187	$15,126	$325	$29	$8,800	$50	$25	$7,675

Offset per SSAP No. 64	(114)	(114)		(1)	(1)		—	—
Net fair value of derivative instruments	$463	$73		$324	$28		$50	$25

Investment Reserves

AVR is a contingency reserve to offset potential losses of stocks, real estate investments, as well as credit-related declines in bonds, mortgage loans and derivatives. As of December 31, 2020, the AVR totaled $364 million, which represents a 5% decrease from December 31, 2019.

The following table presents the change in AVR for December 31, 2020 and December 31, 2019:

	Bonds, Preferred Stocks, Derivatives and Short-term Investments	Mortgage Loans	Common Stock	Real Estate and Other Invested Assets	Total

	($ in millions)
Balance at December 31, 2018	$93	$44	$15	$52	$204
Change in reserve contributions	18	18	(15)	26	47
Net realized capital gains (losses)	(3)	—	2	(4)	(5)
Net unrealized capital gains (losses)	3	—	78	58	139
Transfer among categories/adjustments	—	—	(61)	61	—
Net change to AVR	18	18	4	141	181
Balance at December 31, 2019	$111	$62	$19	$193	$385

Balance at December 31, 2019	$111	$62	$19	$193	$385
Change in reserve contributions	35	13	(16)	(13)	19
Net realized capital gains (losses)	(16)	—	—	(48)	(64)
Net unrealized capital gains (losses)	—	—	106	34	140
Transfer among categories/adjustments	3	(4)	(63)	(52)	(116)
Net change to AVR	22	9	27	(79)	(21)
Balance at December 31, 2020	$133	$71	$46	$114	$364

Quantitative and Qualitative Disclosures about Market Risk

In accordance with SAP, the significant majority of our assets and liabilities are carried at amortized cost and not fair value. As a result, the elements of market risk discussed below do not generally have a significant direct on our financial position or results of operations.

Market Risk Exposures and Risk Management

Market risk is the risk we incur losses due to adverse changes in market factors. The Company is primarily exposed to interest rate risk, credit risk and equity risk.

Interest Rate Risk

The interest rate environment may affect the Company’s business in multiple ways. In response to increasing or decreasing interest rates, the Company mitigates interest rate risk through a strategy of matching the expected cash inflows of assets held in its investment portfolio to the expected cash outflows of its insurance liabilities.

In general, the Company believes that rates above those prevalent today, or gradually increasing rates, provide a more favorable environment for the Company’s investment portfolio and, consequently, for its business. If interest rates were to rise, the Company generally would expect the yield on its new investment purchases to increase and income from its floating rate portfolio also to increase. Floating rate assets comprise approximately $8,513 million, or 24%, of the Company’s total investments as of December 31, 2020. In addition, the Company generally would expect its new premiums in its individual channel to rise as terms that can be offered by both the Company and its competitors would be more attractive.

At the same time, the fixed-rate securities in the Company’s investment portfolio may decline in value in a rising rate environment. The Company remains exposed to the loss of market value of assets in a rising rate environment to the extent that its policyholders terminate, surrender or “lapse” their policies in greater numbers than expected. The Company seeks to mitigate this risk by issuing policies that are subject to policy surrender charges for a certain period of time. The majority of the Company’s policies are subject to a surrender charge period. The Company believes that the risk of higher policy lapses is greatest in a period of sudden changes in interest rates. The Company seeks to manage this risk by maintaining a portfolio of floating rate assets that provide a degree of protection in a period of rapidly rising rates.

In general, a persistently low interest rate environment is unfavorable to the Company’s business. In such a scenario, the Company expects weaker demand for its products in the individual channel. While the Company seeks to cash-flow match its invested assets to policy liabilities, to the extent that Global Atlantic, on the Company’s behalf, is unsuccessful in doing so, the Company will face the risk of having to reinvest in lower-yielding assets, reducing investment income. In addition, the yield on the Company’s floating rate assets will decline as interest rates decline, reducing investment income.

The shape of the U.S. Treasury interest rate yield curve, as represented by the difference between shorter-term and longer-term rates, may also impact the Company’s business. Its investments are typically in assets that seek to match the duration of its products. Accordingly, the crediting rates offered on the Company’s products typically appear more appealing when the yield curve is steeper, and the Company is better able to differentiate its products from shorter-term alternatives to which consumers may compare the Company’s offerings. The Company manages this risk through active product pricing as well as its asset liability management program.

Credit Risk

The Company faces credit risk in its investment portfolio and in its bilateral agreements, including its reinsurance agreements and derivatives. In the Company’s investment portfolio, it purchases securities and make loans and other investments with respect to which future cash flows rely on the receipt of payments from third parties. If the credit strength of those third parties deteriorates, the Company may see a decrease in income from its investment portfolio as a result of defaults or impairments of those assets. Additionally, a decrease in the credit quality of the Company’s investment portfolio may lead to increases in the capital requirements imposed upon the Company by regulators or in the capital the Company is required to hold to maintain its ratings. The Company’s investment managers seek to manage this risk through rigorous analysis and monitoring of investments, including asset-level modeling of cash flows, and through the purchase of assets with high NAIC ratings. In addition, the Company manages exposure to any single issuer through concentration risk limits.

Through the Company’s bilateral agreements, including reinsurance agreements and derivatives, the Company is exposed to the performance risk of its counterparties. Global Atlantic, on the Company’s behalf, seeks to manage this risk through collateral and other contractual arrangements, through the selection of clients with strong financial profiles and through the use of financial intermediaries, such as exchanges or clearinghouses.

Equity Risk

The Company faces risk arising from changes in equity markets in its fixed-indexed annuity products. In these products, the cost of providing the benefits the Company has guaranteed to policyholders varies. Because certain of these policies provide for surrender benefits or some combination of living and death benefits, the Company’s costs are impacted by changes in the level of equity markets. In addition, the Company collects fees on separate account assets, which will vary with equity markets. Global Atlantic, on the Company’s behalf, seeks to manage the risk associated with changing equity markets through its hedge program.

FINANCIAL STATEMENTS

[To be added by pre-effective amendment].

Appendix A: State Variations

The following information is a summary of the states where [Name TBD] RILA Contracts or certain features and/or benefits vary from the Contract’s features and benefits as previously described in this prospectus. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by state law. The state in which your Contract is issued also governs whether or not certain options are available or will vary under your Contract. Any state variations will be included in your Contract or in riders or endorsements attached to your Contract.

A-1

APPENDIX B: STRATEGY INTERIM VALUE

We calculate the Strategy Interim Value on each Valuation Day. The Strategy Interim Value is used to calculate amounts available for surrender, partial withdrawal (including RMDs), annuitization or a payment of a Death Benefit that is taken from an Indexed Strategy, as well as for the Performance Lock feature. We also use the Strategy Interim Value to determine how much the Indexed Strategy Base is reduced following a partial withdrawal.

The Strategy Interim Value reflects the current value of each Indexed Strategy, taking into account market data for referenced Index and the time elapsed in the Strategy Term. It estimates the value of option contracts We may purchase that replicate Our obligation to calculate the Index Credit on the last day of a Strategy Term and to assure We can meet Our payment obligations under the Indexed Strategy.

On the first day of the Strategy Term, the Strategy Interim Value is equal to the Indexed Strategy Base.

On any Valuation Day except for the first day of the Strategy Term as described above, the Strategy Interim Value is equal the Indexed Strategy Base x minimum of A and B), where

A is the market value of options that would support Our payment obligations under the Indexed Strategies: (1 + market value of options);

and

B represents the Index Cap, Participation Rate, and Tiered Participation Rate prorated for the number of days elapsed in the Strategy Term: (1 + prorated rate)

For Index Strategies with an Index Cap, the prorated cap is calculated as A * B / C where

A = Index Cap

B = Number of calendar days elapsed in the Strategy Term

C = Number of calendar days in the Strategy Term

For Index Strategies with a Participation Rate, the prorated Participation Rate is calculated as Maximum (0, D * A * B / C) where:

A = Participation Rate

B = Number of calendar days elapsed in the Strategy Term

C = Number of calendar days in the Strategy Term

D = Term to Date Index performance

For Index Strategies with a Tier Participation Rate, the prorated Participation Rate is calculated as Maximum (0, E / F * (A * (Minimum(B,C) + D * Maximum(B-C,0)))) where:

A = Tier One Participation Rate

B = Term to Date Index performance

C = Tier Level

D = Tier Two Participation Rate

E = Number of calendar days elapsed in the Strategy Term

F = Number of calendar days in the Strategy Term

Market Value of Options

For each Indexed Strategy, We designate and value a portfolio of hypothetical option contracts that replicate option contracts We may purchase to support Our payment obligations under the Contract. We use the option contracts to estimate the gain or loss that would occur at the end of the Strategy Term. This estimate also incorporates the impact of the applicable Indexed Strategy Parameters on the Index Credit at the end of the Strategy Term as well as the estimated cost of exiting the hypothetical options prior the Ending Index Date. If the calculation did not include the prorated rate your Strategy Interim Value could be higher.

The calculation may result in values that are higher or lower than the values obtained from using other methodologies and models. It may also be higher or lower than actual market prices of similar or identical derivatives. As a result, the Strategy Interim Value you receive may be higher or lower than what other methodologies and models would produce.

The Strategy Interim Value may be less than the beginning Strategy Contract Value even when the term-to-date Index performance is positive. This is due to, among other factors, to external market inputs for volatilities, interest rates and dividends used in the valuation. The Strategy Interim Value is expected to be less than the term-to-date Index performance on any Valuation Day. Among other factors, this reflects the fact that if the Contract Value remained invested in the Indexed Strategy the possibility that the Index Return would be lower or negative at the end of the Strategy Term. The Strategy Interim Value reflects the amortization of the beginning Strategy Interim Value which represents the estimated cost of entering into the hypothetical derivatives at the beginning of the Strategy Term for each strategy. As a result, the estimated cost of entering and exiting the hypothetical derivatives results in a lower Strategy Interim Value.

We determine the methodology used to value the options contracts, which methodology may result in values that may vary higher or lower from other valuation estimates or from the actual selling price of identical options contract. Such variances may differ from Indexed Strategy to Indexed Strategy and from day to day.

The market value of options uses a fair value methodology to value replicating the portfolio of options that support this product. For each strategy, methods for valuing derivatives are based on market consistent inputs, such as from third party vendors.

The prorated portion of the calculation is based on the potential Index Credit to date, adjusted for the portion of time elapsed in the Strategy Term.

Strategy Interim Value for Point to Point with Cap and Buffer Strategies

Date	Index Value	Market Value of Options	Index Cap	Prorated Rate (1)	Indexed Strategy Base	Strategy Interim Value (2)
1/3/2021	1,000
1/4/2021	1,005		12.0%		$100,000.00	$100,000.00
6/29/2021	1,020	4.55%		5.78630%
6/30/2021	980	-1.00%		5.81918%	$100,000.00	$104,550.00
7/1/2021	1,080	8.40%		5.85205%	$100,000.00	$ 99,000.00
7/2/2021	1,070	7.90%		5.88493%	$100,000.00	$105,884.93

(1)	The prorated rate is calculated as the Index Cap multiplied by the number of calendar days elapsed in the Strategy Term divided by the number of calendar days in the Strategy Term. For this example, the Strategy Term begins on 1/4/2021, and is one year. The number of days in the Strategy Term is 365.

At 6/30/2021, the prorated rate is calculated as 12.0% * 177/365 = 5.81918%

At 7/1/2021, the prorated rate is calculated as 12.0% * 178/365 = 5.85205%

At 7/2/2021, the prorated rate is calculated as 12.0% * 179/365 = 5.88493%

(2)	The Strategy Interim Value is calculated as the (minimum of (one plus the market value of options) and (one plus the prorated rate)) multiplied by the Indexed Strategy Base. The market value of options used in the calculation of the Strategy Interim Value is the market value of options as the end of the preceding Valuation Day.

At 6/30/2021, the Strategy Interim Value is calculated as minimum(1 + 4.55%, 1+ 5.81918%) * $100,000 = $104,550

At 7/1/2021, the Strategy Interim Value is calculated as minimum(1 + (-1.00%), 1 + 5.85205%) * $100,000 = $99,000

At 7/2/2021, the Strategy Interim Value is calculated as minimum(1 + 8.40%), 1 + 5.88493%) * $100,000 = $105,884.93

The Strategy Interim Value on a particular Valuation Day is not the Strategy Interim Value that the Contract would transact at. You will not know the Strategy Interim Value the Contract will transact at when you notify Us to process a withdrawal on the Contract. For example, if you submit a withdrawal request on 6/29/2021, the withdrawal will be processed on 7/1/2021 at a Strategy Interim Value of $99,000. The Strategy Interim Value on 7/1/2021 will not be known at the time the withdrawal request was submitted.

Strategy Interim Value with Partial Withdrawal

Date	Index Value	Market Value of Options	Prorated Rate	Indexed Strategy Base prior to Withdrawal	Strategy Interim Value prior to Withdrawal(1)(4)	Withdrawal	Indexed Strategy Base after withdrawal (3)	Strategy Interim Value after withdrawal (2)
1/3/2021	1,000
1/4/2021	1,005			$100,000.00	$100,000.00		$100,000.00	$100,000.00
6/29/2021	1,020	4.55%	5.78630%
6/30/2021	980	-1.00%	5.81918%	$100,000.00	$104,550.00		$100,000.00	$104,550.00
7/1/2021	1,080	8.40%	5.85205%	$100,000.00	$99,000.00	$25,000.00	$74,747.47	$74,000.00
7/2/2021	1,070	7.90%	5.88493%	$74,747.47	$79,146.31		$74,747.47	$79,146.31

For this example, assume a $25,000 partial withdrawal was requested on 6/29/2021 prior to the end of the Valuation Day. The withdrawal would be processed 7/1/2021.

(1)	On 7/1/2021, the Strategy Interim Value is calculated as the (minimum of (one plus the market value of options) and (one plus the prorated rate)) multiplied by the Indexed Strategy Base. The Strategy Interim Value prior to the withdrawal is calculated as minimum(1 + (-1.00%), 1 + 5.85205%) * $100,000 = $99,000
(2)	The $25,000 partial withdrawal is reduced from the Strategy Interim Value. The Strategy Interim Value after the withdrawal is calculated as $99,000 - $25,000 = $74,000
(3)	The Indexed Strategy Base is reduced by the withdrawal in the same proportion that the Strategy Interim Value is reduced by the withdrawal. The factor for the reduction is derived as [1-(Partial Withdrawal)/(Strategy Interim Value prior to the withdrawal)] = (1 - ($25,000)/($99,000)] = 0.7474747. The Indexed Strategy Base after the withdrawal is calculated as the Indexed Strategy Base prior to the withdrawal multiplied by this factor, $100,000 * 0.7474747 = $74,747.47

(4)	On 7/2/2021, the Strategy Interim Value is calculated as the (minimum of (one plus the market value of options) and (one plus the prorated rate)) multiplied by the Indexed Strategy Base. The Strategy Interim Value is calculated as minimum(1 + 8.40%), 1 + 5.88493%) * $74,747.47 = $79,146.31

Strategy Interim Value for Point to Point with Participation Rate and Buffer

Date	Index Value	Market Value of Options	Participation Rate	Prorated Rate (1)	Indexed Strategy Base	Strategy Interim Value (2)
1/3/2021	1,000
1/4/2021	1,005		95.0%		$100,000.00	$100,000.00
6/29/2021	1,050	4.70%
6/30/2021	980	-1.80%		2.30342%	$100,000.00	$102,303.42
7/1/2021	1,100	4.15%		0.00000%	$100,000.00	$98,200.00
7/2/2021	1,070	7.55%		4.65890%	$100,000.00	$104,150.00

(1)	The prorated rate is calculated as the Participation Rate multiplied by the number of calendar days elapsed in the Strategy Term divided by the number of days in the Strategy Term multiplied by the term to date Index performance. This value has a minimum of 0.00%. The term to date Index performance is calculated as the (Index Value as of the preceding Valuation Day divided by the Index Value as of the Starting Index Date minus one).

For this example, the Strategy Term is one year, and the number of calendar days in the Strategy Term is 365. The Strategy Term began on 1/4/2021, and the Starting Index Date is the Valuation Day immediately preceding, which would be 1/3/2021.

At 6/30/2021, the prorated rate is calculated as 95.0% * (177/365) *(1050/1000 - 1) = 2.30342%

At 7/1/2021, the prorated rate is calculated as 95.0% * (178/365) *(980/1000 - 1) = -0.92658%. This is less than 0.00%, so the prorated rate is equal to 0.00%.

At 6/30/2021, the prorated rate is calculated as 95.0% * (179/365) *(1100/1000 - 1) = 4.65890%

(2)	The Strategy Interim Value is calculated as the (minimum of (one plus the market value of options) and (one plus the prorated rate)) multiplied by the Indexed Strategy Base. The market value of options used in the calculation of the Strategy Interim Value is the market value of options as the end of the preceding Valuation Day.

At 6/30/2021, the Strategy Interim Value is calculated as minimum(1 + 4.70%, 1+ 2.30342%) * $100,000 = $102,303.42.

At 7/1/2021, the Strategy Interim Value is calculated as minimum(1 + (-1.80%), 1 + 0.00%) * $100,000 = $98,200

At 7/2/2021, the Strategy Interim Value is calculated as minimum(1 + 4.15%), 1 + 4.65890%) * $100,000 = $104,150.00.

Strategy Interim Value for Point to Point with Tiered Participation Rate and Buffer

Date	Index Value	Market Value of Options	Tier One Participation Rate	Tier Two Participation Rate	Tier Level	Prorated Rate (1)	Indexed Strategy Base	Strategy Interim Value (2)
1/3/2021	1,000
1/4/2021	1,005		100.0%	150.0%	10.0%		$100,000.00	$100,000.00
6/29/2023	1,150	5.15%
6/30/2023	980	-1.25%				7.24441%	$100,000.00	$105,150.00
7/1/2023	1,050	5.60%				0.00000%	$100,000.00	$98,750.00
7/2/2023	1,070	8.05%				2.07440%	$100,000.00	$102,074.40

(1)	The prorated rate is calculated as the (minimum of the term to date Index performance and the Tier Level), multiplied by the Tier One Participation Rate plus the (maximum of the (term to date Index performance minus the Tier Level) and zero) multiplied by the Tier Two Participation Rate. That amount is multiplied by the number of calendar days elapsed in the Strategy Term divided by the number of calendar days in the Strategy Term. The prorated rate has a minimum of 0.00%.

The term to date Index performance is calculated as the (Index Value as of the preceding Valuation Day divided by the Index Value as of the Starting Index Date minus one).

For this example, the Strategy Term is six years, and the number of days in the Strategy Term is 2191. The Strategy Term began on 1/4/2021, and the Starting Index Date is the Valuation Day immediately preceding, which would be 1/3/2021.

At 6/30/2023, the prorated rate is calculated as (minimum(1150/1000 - 1, 10%)*100 + maximum (1150/1000 - 1 - 10%,0)*150%)*(907/2191) = (minimum(15%,10%) * 100% + maximum(15%-10%,0)*150%)*(907/2191) = 7.24441%

At 7/1/2023, the prorated rate is calculated as (minimum(980/1000 - 1, 10%)*100 + maximum(980/1000 - 1 - 10%,0)*150%)*(908/2191) = (minimum(-2%,10%) * 100% + maximum(-2%-10%,0)*150%)*(908/2191) = -0.82885%. This is less than 0.00%, and the prorated rate is set equal to 0.00%

At 7/2/2023, the prorated rate is calculated as (minimum(1050/1000 - 1, 10%)*100 + maximum(1050/1000 - 1 - 10%,0)*150%)*(909/2191) = (minimum(5%,10%) * 100% + maximum(5%-10%,0)*150%)*(909/2191) = 2.07440%

(2)	The Strategy Interim Value is calculated as the (minimum of (one plus the market value of options) and (one plus the prorated rate)) multiplied by the Indexed Strategy Base

At 6/30/2023, the Strategy Interim Value is calculated as minimum(1 + 5.15%, 1+ 7.24441%) * $100,000 = $105,150

At 7/1/2023, the Strategy Interim Value is calculated as minimum(1 + (-1.25%), 1 + 0.00%) * $100,000 = $98,750

At 7/2/2023, the Strategy Interim Value is calculated as minimum(1 + 8.05%), 1 + 2.07440%) * $100,000 = $102,074.40

APPENDIX C: EXAMPLES illlustrating calculation of index credit FoR Indexed strategies with aggregate floor percentages

The Contract offers Indexed Strategies that use either an Aggregate Floor Percentage or a Buffer Percentage to establish the protection provided against negative Index Return for the purpose of calculating the Index Credit at the end of the Strategy Term. You should consult with your financial professional to determine which Indexed Strategy is right for you.

The Example below illustrate the calculation of the Index Credit for Indexed Strategies that use Aggregate Floor Percentages:

Date	Index Value	Beg Aggregate Floor	Beg Aggregate Floor %	Indexed Strategy Base	Index Credit	Strategy Contract Value	Withdrawals	Transfers In/(Out)	End Aggregate Floor	End Aggregate Floor %
1/3/2020	1,000			0			0	100,000	90,000	-10.0%
1/4/2020	1,005	90,000 (1)	-10.0%	100,000		100,000	0	0	90,000	-10.0%
1/3/2021	1,070	90,000	-10.0%	100,000		105,000	0	0	90,000	-10.0%
1/4/2021	1,090	90,000	-10.0%	107,000	7.0% (2)	107,000	0	0	90,000 (3)	-15.9% (4)
6/29/2021	1,200	90,000	-15.9%	107,000		110,000	6,000	0	85,091 (5)	-15.9%
6/30/2021	1,205	85,091	-15.9%	101,164 (6)		104,000	0	0	85,091	-15.9%
1/3/2022	1,300	85,091	-15.9%	101,164		108,000	0	0	85,091	-15.9%
1/4/2022	1,275	85,091	-15.9%	113,809	12.5% (7)	113,809	0	0	91,047 (8)	-20%
1/3/2023	800	91,047	-20.0%	113,809		113,809	0	0	91,047	-20.0%
1/4/2023	810	91,047	-20.0%	91,047	-20% (9)	91,047	0	0	91,047 (10)	0.0%
1/3/2024	750	91,047	0.0%	91,047		91,047	0	0	91,047	0.0%
1/4/2024	775	91,047	0.0%	91,047	0.0%	91,047	0	-40,000	51,047 (11)	0.0%
1/3/2025	825	51,047	0.0%	51,047		51,047	0	0	51,047	0.0%
1/4/2025	875	51,047	0.0%	52,323	2.5%	52,323	0	26,160	74,591 (12)	-5.0%
1/3/2026	950	74,591	-5.0%	78,483		78,483	0	0	74,591	-5.0%
1/4/2026	960	74,591	-5.0%	82,015	4.5%	82,015	0	0	74,591	-9.1%

Renewal Index Caps for given Aggregate Floor Percentages:

Aggregate Floor Percentage	Cap
0% to -3%	2.50%
-3% to -7%	4.50%
-7% to -10%	7.50%
-10% to -13%	10.00%
-13% to -17%	12.50%
-17% to -20%	16.50%
-20%	22.00%

(1) Beginning Aggregate Floor. The Aggregate Floor on the date of issue is equal to the Premium Payment multiplied by one plus the initial Aggregate Floor % = 100,000 * (1 + -0.10%) = 90,000.

(2) Index Credit. The Index Cap varies by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -10%, the Index Cap is 10%. The Index Return is the Ending Index Value divided by the Beginning Index Value

C-1

minus one = 1,070 / 1,000 - 1 = 7%. Since the Index Return is positive, the Index Credit is the minimum of the Index Return and the Index Cap = minimum(7%, 10%) = 7%.

(3) Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(90,000, 107,000 * (1 + -0.20%)) = 90,000.

(4) Ending Aggregate Floor Percentage. The Aggregate Floor Percentage is re-calculated as the Aggregate Floor divided by the Strategy Contract Value minus one = 90,000 / 107,000 - 1 = -15.9%.

(5) Ending Aggregate Floor. Following a Withdrawal, the Aggregate Floor is reduced proportionally by the factor of one minus the withdrawal amount divided by Strategy Contract Value = 1 - 6,000 / 110,000 = 0.94545. The Aggregate Floor following the Withdrawal = 90,000 * 0.94545 = 85,091.

(6) Indexed Strategy Base. Following a Withdrawal, the Indexed Strategy Base is reduced proportionally by the factor of one minus the withdrawal amount divided by Strategy Contract Value = 1 - 6,000 / 110,000 = 0.94545. The Indexed Strategy Base following the Withdrawal = 107,000 * 0.94545 = 101,164.

(7) Index Credit. The Index Cap varies by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -15.9%, the Index Cap is 12.5%. The Index Return is the Ending Index Value divided by the Beginning Index Value minus one = 1,300 / 1,070 - 1 = 21.5%. Since the Index Return is positive, the Index Credit is the minimum of the Index Return and the Index Cap = minimum(21.5%, 12.5%) = 12.5%.

(8) Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(85,091, 113,809 * (1 + -0.20%)) = 91,047.

(9) Index Credit. The Index Cap varies by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -20%, the Index Cap is 22%. The Index Return is the Ending Index Value divided by the Beginning Index Value minus one = 800 / 1,300 - 1 = -38.5%. Since the Index Return is negative, the Index Credit is the maximum of the Index Return and the Aggregate Floor Percentage = maximum(-38.5%, -20%) = -20%.

(10) Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(91,047, 91,047 * (1 + -0.20%)) = 91,047.

(11) Ending Aggregate Floor. Following a transfer out of the Indexed Strategy, the Aggregate Floor is reduced by the Transfer Amount multiplied by one plus the maximum of the Minimum Aggregate Floor Percentage and the prior period Aggregate Floor divided by the Strategy Contract Value minus 1 = 91,047 - 40,000 * (1 + maximum(-20%, 91,047 / 91,047 -1)) = 51,047.

(12) Ending Aggregate Floor. Following a transfer into the Indexed Strategy, the Aggregate Floor is increased by the Transfer amount multiplied by one plus the initial Aggregate Floor Percentage = 51,047 + 26,000 * (1 + -10%) = 74,591.

C-2

APPENDIX D: EXAMPLES ILLUSTRATING CALCULATION OF INDEX CREDIT FOR INDEXED STRATEGIES WITH BUFFER PERCENTAGES AND FLOOR PERCENTAGES

The Contract offers Indexed Strategies that use either a Floor Percentage or a Buffer Percentage to establish the protection provided against negative Index Return for the purpose of calculating the Index Credit at the end of the Strategy Term. You should consult with your financial professional to determine which Indexed Strategy is right for you.

The Examples below illustrate the calculation of the Index Credit for Indexed Strategies that use Floor Percentages and for Indexed Strategies that use Buffer Percentages:

Example Illustrating Calculation of Indexed Strategy with a One Year Strategy Term

Example 1 – Positive Index Return:

			Index Credit (1 Year Strategies)
Date	Index Value	Premiums	Cap with 0% Floor	Participation Rate with Buffer	Cap with Buffer
1/3/2020	1,000	0
1/4/2020	1,005	100,000
1/3/2021	1,020	0
1/4/2021	1,050	0	2.0%	1.6%	2.0%

Index Return: The Issue Date is 1/4/2020. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to Contract Anniversary. The Index Return is 1,020 / 1,000 - 1 = 2.0%.

Cap with 0% Floor: Strategy is a 1-year Point-to-Point with Cap and a 0% Floor. The Index Cap is 3%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap Rate and the Index Return = min(3%, 2%) = 2.0%.

Participation Rate with Buffer: Strategy is a 1-year Point-to-Point with Participation Rate and a 10% Buffer. The Participation Rate is 80%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 2.0% * 80% = 1.6%.

Cap with Buffer: Strategy is a 1-year Point-to-Point with Cap and 10% Buffer. The Index Cap is 12%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(12%, 2%) = 2.0%.

Example 2 – Negative Index Return:

			Index Credit (1 Year Strategies)
Date	Index Value	Premiums	Cap with 0% Floor	Participation Rate with Buffer	Cap with Buffer
1/3/2020	1,000	0
1/4/2020	1,005	100,000
1/3/2021	925	0
1/4/2021	895	0	0.0%	0.0%	0.0%

Index Return: The Issue Date is 1/4/2020. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to Contract Anniversary. The Index Return is 925 / 1,000 - 1 = -7.5%.

Cap with 0% Floor: Strategy is a 1-year Point-to-Point with Cap and a 0% Floor. The Index Capis 3%. Since the Index Return is negative, the Index Credit is 0% since that is the overall Floor Percentage on the Indexed Strategy.

Participation Rate with Buffer: Strategy is a 1-year Point-to-Point with Participation Rate and a 10% Buffer. The Participation Rate is 80%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 10%) = 0.0%.

Cap with Buffer: Strategy is a 1-year Point-to-Point with Cap and 10% Buffer. The Index Capis 12%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 10%) = 0.0%.

Example 3 – Positive Index Return:

			Index Credit (1 Year Strategies)
Date	Index Value	Premiums	Cap with 0% Floor	Participation Rate with Buffer	Cap with Buffer
1/3/2020	1,000	0
1/4/2020	1,005	100,000
1/3/2021	1,225	0
1/4/2021	1,200	0	3.0%	18.0%	12.0%

Index Return: The Issue Date is 1/4/2020. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to Contract Anniversary. The Index Return is 1,225 / 1,000 - 1 = 22.5%.

Cap with 0% Floor: Strategy is a 1-year Point-to-Point with Cap and a 0% Floor. The Index Cap is 3%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(3%, 22.5%) = 3.0%.

Participation Rate with Buffer: Strategy is a 1-year Point-to-Point with Participation Rate and a 10% Buffer. The Participation Rate is 80%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 22.5% * 80% = 18.0%.

Cap with Buffer: Strategy is a 1-year Point-to-Point with Cap and 10% Buffer. The Index Cap is 12%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum (12%, 22.5%) = 12.0%.

Example 4 – Negative Index Return:

			Index Credit (1 Year Strategies)
Date	Index Value	Premiums	Cap with 0% Floor	Participation Rate with Buffer	Cap with Buffer
1/3/2020	1,000	0
1/4/2020	1,005	100,000
1/3/2021	850	0
1/4/2021	860	0	0.0%	-5.0%	-5.0%

Index Return: The Issue Date is 1/4/2020. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to Contract Anniversary. The Index Return is 850 / 1,000 - 1 = -15%.

Cap with 0% Floor: Strategy is a 1-year Point-to-Point with Cap and a 0% Floor. The Index Cap is 3%. Since the Index Return is negative, the Index Credit is 0% since that is the overall Floor Percentage on the.

Indexed Strategy

Participation Rate with Buffer: Strategy is a 1-year Point-to-Point with Participation Rate and a 10% Buffer. The Participation Rate is 80%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -15% + 10%) = -5.0%.

Cap with Buffer: Strategy is a 1-year Point-to-Point with Cap and 10% Buffer. The Index Cap is 12%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -15% + 10%) = -5.0%.

Example Illustrating Calculation of Indexed Strategy with a Six Year Strategy Term

Example 1 – Positive Index Return:

			Index Credit (6 Year Strategies)
Date	Index Value	Premiums	Tiered Participation Rate with Buffer	Participation Rate with Buffer	Cap with Buffer
1/3/2020	1,000	0
1/4/2020	1,005	100,000
1/3/2026	1,175	0
1/4/2026	1,205	0	17.5%	17.5%	17.5%

Index Return: The Issue Date is 1/4/2020. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to Contract Anniversary. The Index Return is 1,175 / 1,000 - 1 = 17.5%.

Tiered Participation Rate with Buffer: Strategy is a 6-year Point-to-Point with Tiered Participation Rate and a 10% Buffer. The Tier Level is 20%. The Tier 1 Participation Rate is 100%. The Tier 2 Participation Rate is 120%. Since the Index Return is positive and less than the Tier Level, the Index Credit is the Tier 1 Participation Rate multiplied by the minimum of the Index Return and the Tier Level = 100% * minimum(17.5%, 20%) = 17.5%.

Participation Rate with Buffer: Strategy is a 6-year Point-to-Point with Participation Rate and a 20% Buffer. The Participation Rate is 100%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 17.5% * 100% = 17.5%.

Cap with Buffer: Strategy is a 6-year Point-to-Point with Cap and 20% Buffer. The Index Cap is 100%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(100%, 17.5%) = 17.5%.

Example 2 – Negative Index Return:

			Index Credit (6 Year Strategies)
Date	Index Value	Premiums	Tiered Participation Rate with Buffer	Participation Rate with Buffer	Cap with Buffer
1/3/2020	1,000	0
1/4/2020	1,005	100,000
1/3/2026	925	0
1/4/2026	895	0	0.0%	0.0%	0.0%

Index Return: The Issue Date is 1/4/2020. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to Contract Anniversary. The Index Return is 925 / 1,000 - 1 = -7.5%.

Tiered Participation Rate with Buffer: Strategy is a 6-year Point-to-Point with Tiered Participation Rate and a 10% Buffer. The Tier Level is 20%. The Tier 1 Participation Rate is 100%. The Tier 2 Participation Rate is 120%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 10%) = 0.0%.

Participation Rate with Buffer: Strategy is a 6-year Point-to-Point with Participation Rate and a 20% Buffer. The Participation Rate is 100%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 20%) = 0.0%.

Cap with Buffer: Strategy is a 6-year Point-to-Point with Cap and 20% Buffer. The Index Cap is 100%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 20%) = 0.0%.

Example 3 – Positive Index Return:

			Index Credit (6 Year Strategies)
Date	Index Value	Premiums	Tiered Participation Rate with Buffer	Participation Rate with Buffer	Cap with Buffer
1/3/2020	1,000	0
1/4/2020	1,005	100,000
1/3/2026	2,100	0
1/4/2026	2,050	0	128.0%	110.0%	100.0%

Index Return: The Issue Date is 1/4/2020. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to Contract Anniversary. The Index Return is 2,100 / 1,000 - 1 = 110%.

Tiered Participation Rate with Buffer: Strategy is a 6-year Point-to-Point with Tiered Participation and a 10% Buffer. The Tier Level is 20%. The Tier 1 Participation Rate is 100%. The Tier 2 Participation Rate is 120%. Since the Index Return is positive and greater than the Tier Level, the Index Credit is the Tier 1 Participation Rate multiplied by the minimum of the Index Return and the Tier Level plus the Tier 2 Participation Rate multiplied by the Index Return less the Tier Level = 100% * minimum(110, 20%) + 120% * (110% - 20%) = 128%.

Participation Rate with Buffer: Strategy is a 6-year Point-to-Point with Participation Rate and a 20% Buffer. The Participation Rate is 100%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 110% * 100% = 110%.

Cap with Buffer: Strategy is a 6-year Point-to-Point with Cap and 20% Buffer. The Index Cap is 100%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap Rate and the Index Return = minimum(100%, 110%) = 100%.

Example 4 – Negative Index Return:

			Index Credit (6 Year Strategies)
Date	Index Value	Premiums	Tiered Participation Rate with Buffer	Participation Rate with Buffer	Cap with Buffer
1/3/2020	1,000	0
1/4/2020	1,005	100,000
1/3/2026	700	0
1/4/2026	720	0	-20.0%	-10.0%	-10.0%

Index Return: The Issue Date is 1/4/2020. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to Contract Anniversary. The Index Return is 700 / 1,000 - 1 = -30%.

Tiered Participation Rate with Buffer: Strategy is a 6-year Point-to-Point with Tiered Participation Rate and a 10% Buffer. The Tier Level is 20%. The Tier 1 Participation Rate is 100%. The Tier 2 Participation Rate is 120%.

Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -30% + 10%) = -20%.

Participation Rate with Buffer: Strategy is a 6-year Point-to-Point with Participation and a 20% Buffer. The Participation Rate is 100%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -30 + 20%) = -10%.

Cap with Buffer: Strategy is a 6-year Point-to-Point with Cap and 20% Buffer. The Index Cap is 100%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -30% + 20%) = -10%.

APPENDIX E: EXAMPLES ILLUSTRATING CALCULATION OF THE WITHDRAWAL CHARGE AND FREE WITHDRAWAL AMOUNT (FWA)

Gross Partial Withdrawal in year 3: 7% Withdrawal Charge
Indexed Strategy Base	$ 100,000.00
Beginning Strategy Interim Value	$ 100,000.00
Remaining FWA	$ 10,000.00
MVA Percentage	4%
Withdrawal Charge percentage	7%
Gross Withdrawal	$ 25,000.00
Amount Subject to Withdrawal Charge (1)	$ 15,000.00
Withdrawal Charge (2)	$ 1,050.00
MVA (3)	$ 600.00
Withdrawal Proceeds (4)	$ 23,350.00
New Indexed Strategy Base (5)	$ 75,000.00
Strategy Interim Value after Partial Withdrawal (6)	$ 75,000.00

(1) Amount Subject to Withdrawal Charge = Gross Withdrawal - Remaining FWA = $25,000 - $10,000 = $15,000

(2) Withdrawal Charge = Amount Subject to Withdrawal Charge * Withdrawal Charge percentage = $15,000 * 7% = $1050

(3) MVA = Amount Subject to Withdrawal Charge * MVA Percentage = $15,000 * 4% = $600

(4) Withdrawal Proceeds = Gross Withdrawal - Withdrawal Charge - MVA= $25,000 - $1050 - $600 = $23,350

(5) New Indexed Strategy Base = Indexed Strategy Base * [1- (Gross Withdrawal / Beginning Strategy Interim Value)] = $100,000 * [1-($25,000 / $100,000)] = $75,000

(6) Strategy Interim Value after Partial Withdrawal = Beginning Strategy Interim Value - Gross Withdrawal = $100,000 - $25,000 = $75,000

Full Surrender in year 4: 6% Withdrawal Charge
Indexed Strategy Base	$ 100,000.00
Beginning Strategy Interim Value	$ 100,000.00
Remaining FWA	$ 10,000.00
MVA Percentage	4%
Withdrawal Charge percentage	6%
Gross Withdrawal	$ 100,000.00
Amount Subject to Withdrawal Charge (1)	$ 90,000.00
Withdrawal Charge (2)	$ 5,400.00
MVA(3)	$ 3,600.00
Withdrawal Proceeds (4)	$ 91,000.00
New Indexed Strategy Base (5)	$ 0.00
Strategy Interim Value after Partial Withdrawal (6)	$ 0.00

(1) Amount Subject to Withdrawal Charge = Gross Withdrawal - Remaining FWA = $100,000 - $10,000 = $90,000

(2) Withdrawal Charge = Amount Subject to Withdrawal Charge * Withdrawal Charge percentage = $90,000 * 6% = $5,400

(3) MVA = Amount Subject to Withdrawal Charge * MVA Percentage = $90,000 * 4% = $3,600

(4) Withdrawal Proceeds = Gross Withdrawal - Withdrawal Charge - MVA = $100,000 - $5,400 - $3,600 = $91,000
(5) New Indexed Strategy Base = Indexed Strategy Base * [1-(Gross Withdrawal / Beginning Strategy Interim Value)] = $100,000 * [1- ($100,000 / $100,000)] = $0
(6) Strategy Interim Value after Partial Withdrawal = Beginning Strategy Interim Value - Gross Withdrawal = $100,000 - $100,000 = $0

Net Partial Withdrawal in year 3: 0% Withdrawal Charge
Indexed Strategy Base	$ 100,000.00
Beginning Strategy Interim Value	$ 100,000.00
Remaining FWA	$ 10,000.00
MVA Percentage	4%
Withdrawal Charge percentage	0%
Net Withdrawal	$ 25,000.00
Gross Withdrawal (1)	$ 25,625.00
Amount Subject to Withdrawal Charge (2)	$ 15,625.00
Withdrawal Charge (3)	$ 0.00
MVA(4)	$ 625.00
Withdrawal Proceeds (5)	$ 25,000.00
New Indexed Strategy Base (6)	$ 74,375.00
Strategy Interim Value after Partial Withdrawal (7)	$ 74,375.00

(1)   Gross Withdrawal = [Net Withdrawal - Remaining FWA * (Withdrawal Charge percentage + MVA Percentage)] / (1 - Withdrawal Charge Percentage - MVA Percentage) = [$25,000 - $10,000 * (0% + 4%)] / (1 - 0% - 4%) = $25,625

(2) Amount Subject to Withdrawal Charge = Gross Withdrawal - Remaining FWA = $25,625 - $10,000 = $15,625
(3) Withdrawal Charge = Amount Subject to Withdrawal Charge * Withdrawal Charge percentage = $15,625 * 0% = $0
(4) MVA= Amount Subject to Withdrawal Charge * MVA Percentage = $15,625 * 4% = $625.00
(5) Withdrawal Proceeds = Gross Withdrawal - Withdrawal Charge - MVA Charge = $25,625 - $0 - $625 = $25,000
(6) New Indexed Strategy Base = Indexed Strategy Base * [1- (Gross Withdrawal / Beginning Strategy Interim Value)] = $100,000 * [1 - ($25,625 / $100,000)] = $74,375
(7) Strategy Interim Value after Partial Withdrawal = Beginning Strategy Interim Value - Gross Withdrawal = $100,000 - $25,625.00 = $74,375

Advisory Fee in year 3: 7% Withdrawal Charge
Indexed Strategy Base	$ 100,000.00
Beginning Strategy Interim Value	$ 100,000.00
Remaining FWA	$ 500.00
MVA Percentage	4%
Withdrawal Charge percentage	7%
Advisory Fee	$ 1,000.00
Amount Subject to Withdrawal Charge (1)	$ 0.00
Withdrawal Charge (2)	$ 0.00
MVA (3)	$ 0.00
Withdrawal Proceeds (4)	$ 1,000.00
Remaining FWA After Withdrawal	$ 500.00
New Indexed Strategy Base (5)	$ 99,000.00
Strategy Interim Value after Partial Withdrawal (6)	$ 99,000.00

(1) Amount Subject to Withdrawal Charge = $0 (advisory fees are not subject to surrender charges and/or MVA)
(2) Withdrawal Charge = Amount Subject to Withdrawal Charge * Withdrawal Charge Percentage = $0 * 7% = $0
(3) MVA= Amount Subject to Withdrawal Charge * MVA Percentage = $0 * 4% = $0
(4) Withdrawal Proceeds = advisory fee - Withdrawal Charge - MVA Charge = $1,000 - $0 - $0 = $1,000
(5) New Indexed Strategy Base = Indexed Strategy Base * [1-(Gross Withdrawal / Beginning Strategy Interim Value)] = $100,000 * [1-($1,000 / $100,000)] = $99,000
(6) Strategy Interim Value after Partial Withdrawal = Beginning Strategy Interim Value - Gross Withdrawal = $100,000 - $1,000 = $99,000

APPENDIX F: EXAMPLES ILLUSTRATING CALCULATION OF MARKET VALUE ADJUSTMENT (mVA)

Issue date: 7/1/2020
Surrender date: 3/29/2021
Full Surrender - Positive MVA Percentage
Contract Value as of 3/29/2021	$ 100,000.00
Remaining FWA	$ 10,000.00
Amount Subject to Withdrawal Charge (1)	$ 90,000.00
Withdrawal Charge percentage	9%
Withdrawal Charge (2)	$ 8,100.00
Minimum Nonforfeiture Amount	$ 87,500.00
Dollar Limit for MVA Amount (3)	$ 4,400.00
Preliminary MVA Percentage (4)	3.9452%
MVA Percentage Limit (5)	4.8889%
MVA Percentage (6)	3.9452%
MVA (7)	$ 3,550.68
Withdrawal Proceeds (8)	$ 88,349.32
(1) Amount Subject to Withdrawal Charge = Contract Value - Remaining FWA = $100,000- $10,000= $90,000
(2) Withdrawal Charge = Amount Subject to Withdrawal Charge * Withdrawal Charge percentage = $90,000 * 9% = $8,100
(3) Dollar Limit for MVA = Contract Value - Withdrawal Charge - Minimum Nonforfeiture Amount = $100,000 - $8,100 - $87,500 = $4,400
(4) Preliminary MVA Percentage = A*(B-C)*(N/365) where
A = MVA Percentage Factor = 100%
B = MVA Index number on the MVA Index Date associated with date of withdrawal = .0275
C = MVA Index number on the MVA Index Date associated with the Issue Date = .02
N = Number of days remaining in Withdrawal Charge Period = 1920
Preliminary MVA Percentage =100%*(0.0275-0.02)*(1920/365) = 3.9452%
(5) MVA Percentage Limit = Dollar Limit for MVA Amount / Amount Subject to Withdrawal Charge = $4,400/ $90,000 = 4.8889%

(6)   MVA Percentage = minimum(Preliminary MVA Percentage, MVA Limit) = minimum(3.9452%, 4.8889%) = 3.9452% Since the Preliminary MVA Percentage is positive, the MVA Percentage is equal to the lesser of the Preliminary MVA Percentage and the MVA Percentage Limit.

(7) MVA = MVA Percentage * Amount Subject to Withdrawal Charge = 3.9452% * $90,000 = $3,550.68

(8) Withdrawal Proceeds = Contract Value - Withdrawal Charge - MVA Amount = $100,000- $8,100 – 3,550.68 = $88,349.32

Issue date: 7/1/2020

Surrender date: 3/29/2021
Full Surrender - Negative MVA Percentage
Contract Value as of 3/29/2021	$ 100,000.00
Remaining Free Withdrawal Amount	$ 10,000.00
Amount Subject to Withdrawal Charge (1)	$ 90,000.00
Withdrawal Charge percentage	9%
Withdrawal Charge (2)	$ 8,100.00
Minimum Nonforfeiture Amount	$ 87,500.00
Dollar Limit for MVA Amount (3)	$ 4,400.00
Preliminary MVA Percentage (4)	-2.6301%
MVA Percentage Limit (5)	4.8889%
MVA Percentage (6)	-2.6301%
MVA (7)	$ -2,367.12
Withdrawal Proceeds (8)	$ 94,267.12
(1) Amount Subject to Withdrawal Charge = Contract Value - Remaining FWA = $100,000 - $10,000 = $90,000
(2) Withdrawal Charge = Amount Subject to Withdrawal Charge * Withdrawal Charge percentage = $90,000 * 9% = $8,1000
(3) Dollar Limit for MVA Amount = Contract Value - Withdrawal Charge - Minimum Nonforfeiture Amount = $90,000 - $8,100 - $87,500 = $4,400

(4) Preliminary MVA Percentage = A*(B-C)*(N/365) where

A = MVA Percentage Factor = 100%

B = MVA Index number on the MVA Index Date associated with date of withdrawal = .0275

C = MVA Index number on the MVA Index Date associated with the Issue Date = .0325

N = Number of days remaining in Withdrawal Charge Period = 1920
Preliminary MVA Percentage = 100%*(0.0275-0.0325)*(1920/365) = -2.6301%
(5) MVA Percentage Limit = Dollar Limit for MVA Amount / Amount Subject to Withdrawal Charge = $4,400/ $90,000 = 4.8889%

(6)   MVA Percentage = maximum(Preliminary MVA Percentage, MVA Limit) = maximum(-2.6301,-4.8889) = -2.6301 Since the Preliminary MVA Percentage is negative, the MVA Percentage is equal to the greater of the Preliminary MVA Percentage and the MVA Percentage Limit multiplied by -1 (negative one)

(7) MVA = MVA Percentage * Amount Subject to Withdrawal Charge = -2.6301% * $90,000 = -$2,367.12
(8) Withdrawal Proceeds = Contract Value - Withdrawal Charge - MVA Amount = $100,000 - $8,100 - (-$2,367.12) = $94,267.12

Issue date: 7/1/2020
Surrender date: 3/29/2021
Full Surrender - Positive MVA Percentage that hits MVA Limit
Contract Value as of 3/29/2021	$ 100,000.00
Remaining FWA	$ 10,000.00
Amount Subject to Withdrawal Charge (1)	$ 90,000.00
Withdrawal Charge percentage	9%
Withdrawal Charge (2)	$ 8,100.00
Minimum Nonforfeiture Amount	$ 87,500.00
Dollar Limit for MVA Amount (3)	$ 4,400.00
Preliminary MVA Percentage (4)	9.2055%
MVA Percentage Limit (5)	4.8889%
MVA Percentage (6)	4.8889%
MVA (7)	$ 4,400.00
Withdrawal Proceeds (8)	$ 87,500.00
(1) Amount Subject to Withdrawal Charge = Contract Value - Remaining FWA = $100,000 - $10,000 = $90,000
(2) Withdrawal Charge = Amount Subject to Withdrawal Charge * Withdrawal Charge percentage = $90,000 * 9% = $8,100
(3) Dollar Limit for MVA Amount = Contract Value - Withdrawal Charge - Minimum Nonforfeiture Amount = $90,000 - $8,100 - $87,500 = $4,400

(4) Preliminary MVA Percentage = A*(B-C)*(N/365) where

A = MVA Percentage Factor = 100%

B = MVA Index number on the MVA Index Date associated with date of withdrawal = .0375

C = MVA Index number on the MVA Index Date associated with the Issue Date = .02

N = Number of days remaining in Withdrawal Charge Period = 1920
Preliminary MVA Percentage =100%*(0.0375-0.02)*(1920/365) = 9.2055%
(5) MVA Percentage Limit = Dollar Limit for MVA Amount / Amount Subject to Withdrawal Charge = $4,400/ $90,000 = 4.8889%

(6)   MVA Percentage = minimum(Preliminary MVA Percentage, MVA Limit) = minimum(9.2055%, 4.8889%) = 4.8889% Since the Preliminary MVA Percentage is positive, the MVA Percentage is equal to the lesser of the Preliminary MVA Percentage and the MVA Percentage Limit.

(7) MVA = MVA Percentage * Amount Subject to Withdrawal Charge = 4.8889% * $90,000 = $4,400
(8) Withdrawal Proceeds = Contract Value - Withdrawal Charge - MVA Amount = $100,000 - $8,100 - $4,400 = $87,500

APPENDIX G: EXAMPLES ILLUSTRATING CALCULATION OF THE OPTIONAL RETURN OF PREMIUM DEATH BENEFIT

Example for calculation of the Rider Charge

Optional Return of Premium Death Benefit - Rider Charge
Indexed Strategy Base prior to Rider Charge	$ 95,000.00
Strategy Contract Value prior to Rider Charge	$ 104,500.00
Return of Premium Base	$ 100,000.00
Rider Charge Percentage	0.15%
Rider Charge (1)	$ 150.00
Indexed Strategy Base after the Rider Charge (3)	$ 94,863.64
Strategy Contract Value after the Rider Charge (2)	$ 104,350.00

(1) The Rider Charge for the Return of Premium Death Benefit rider is assessed annually at the end of the Contract Year. Rider Charge is calculated as the Return of Premium Base times the Rider Charge percentage: $100,000 * 0.15% = $150

(2) The Strategy Contract Value is reduced by the Rider Charge, $104,500 - $150 = $104,350

(3) The Indexed Strategy Base is reduced by the Rider Charge in the same proportion that the Strategy Contract Value is reduced by the Rider Charge. The factor for the reduction is derived as [1 - (Rider Charge)/(Strategy Contract Value prior to rider charge)] = [1 - ($150)/($104,500)] = 0.9985646. The Indexed Strategy Base after the Rider Charge is calculated as the Indexed Strategy Base prior to the Rider Charge multiplied by this factor, $95,000 * 0.9985646 = $94,863.64

Example for calculation of prorated Rider Charge

Optional Return of Premium Death Benefit - Prorated Rider Charge at Full Surrender
Anniversary Date	1/4/2021
Full Surrender Date	8/1/2021
Indexed Strategy Base prior to Rider Charge	$ 100,000.00
Strategy Contract Value prior to Rider Charge	$ 105,000.00
Return of Premium Base	$ 100,000.00
Rider Charge Percentage	0.15%
Prorated Rider Charge (1)	$ 85.89
Indexed Strategy Base after the Rider Charge	$ 99,918.20
Strategy Contract Value after the Rider Charge	$ 104,914.11
Remaining Free Withdrawal Amount	$ -
Withdrawal Charge Percentage	6.0%
Withdrawal Charge (2)	$ 6,294.85
Withdrawal Proceeds (3)	$ 98,619.26

(1) A prorated Rider Charge is assessed if the rider is terminated for any reason other than for death or annuitization. In this example, the rider is terminated at a request for full surrender. The prorated Rider Charge is calculated as the Rider Charge percentage multiplied by the Return of Premium Base multiplied by number of days since Contract Anniversary divided by the number of days in the Contract Year: 0.15% * $100,000 * (209/365) = $85.89

(2) The prorated Rider Charge is reduced from the Strategy Contract Value prior to the application of the Withdrawal Charge percentage. The Withdrawal Charge is calculated as the (Strategy Contract Value minus the remaining Free Withdrawal Amount) times the Withdrawal Charge percentage: ($104,914.11 - 0) * 6.0% = $6,294.85

(3) The Withdrawal proceeds is calculated as the Strategy Contract Value minus the Withdrawal Charge: $104,914.11 - $6,294.85 = $98,619.26

Impact of Withdrawals on Return of Premium Base (B-Share/I-Share)

Optional Return of Premium Death Benefit - Withdrawals
Contract Value prior to Withdrawal	$ 95,000.00
Return of Premium Base prior to Withdrawal	$ 100,000.00
Partial Withdrawal	$ 25,000.00
Contract Value prior to Withdrawal (1)	$ 70,000.00
Return of Premium Base prior to Withdrawal (2)	$ 73,684.21

(1) Contract Value is reduced by the partial withdrawal, $95,000 - $25,000 = $70,000

(2) The Return of Premium Base is reduced for withdrawals in the same proportion that the Contract Value is reduced by the withdrawal. The factor for the reduction is derived as [1 - (partial withdrawal)/(Contract Value prior to withdrawal)] = [1 - ($25,000)/($95,000)] = 0.7368421. The Return of Premium Base after the withdrawal is calculated as the Return of Premium Base prior to the withdrawal multiplied by this factor, $100,000 * 0.7368421 = $73,684.21

Impact of advisory fees on Return of Premium Base (I - Share)

Optional Return of Premium Death Benefit - Advisory Fees
Contract Value prior to Withdrawal	$ 95,000.00
Return of Premium Base prior to Withdrawal	$ 100,000.00
Advisory Fee	$ 950.00
Contract Value prior to Withdrawal (1)	$ 94,050.00
Return of Premium Base prior to Withdrawal (2)	$ 100,000.00

(1) Contract Value is reduced by the advisory fee, $95,000 - $950 = $94,050

(2) The Return of Premium Base is not reduced for advisory fees. The Return of Premium Base following the withdrawal is $100,000.

Example of Death Benefit in Market Scenario

Date	Premium	Beginning Indexed Strategy Base	Beginning Contract Value	Return of Premium Base	Rider Charge(1)	Index Credit	Ending Indexed Strategy Base (3)	Ending Contract Value (2) (4)	Death Benefit (5)
1/4/2020	100,000.00	100,000.00	100,000.00	100,000.00		0.00%			100,000.00
1/3/2021		100,000.00	105,000.00	100,000.00	150	0.00%	99,857.14	104,850.00	104,850.00
1/4/2021		99,857.14	99,857.14	100,000.00	0	7.00%	106,847.14	106,847.14	106,847.14
1/3/2022		106,847.14	98,299.37	100,000.00	150	0.00%	106,684.10	98,149.37	100,000.00
1/4/2022		106,684.10	98,149.37	100,000.00	0	-10.00%	96,015.69	96,015.69	100,000.00 (2)

(1)	The Rider Charge is calculated at the end of the Contract Year. The Rider Charge is calculated as the Rider Charge percentage multiplied by the Return of Premium Base. For this example, the Rider Charge percentage is 0.15%

On 1/3/2021, the Rider Charge is calculated as 0.15% * $100,000 = $150

On 1/3/2022, the Rider Charge is calculated as 0.15% * $100,000 = $150

(2)	The Strategy Contract Value is reduced by the dollar amount of the Rider Charge.

On 1/3/2021, the ending Strategy Contract Value is $105,000 - $150 = $104,850.00

On 1/3/2022, the ending Strategy Contract Value is $98,299.37 - $150 = $98,149.37

(3)	The Indexed Strategy Base is reduced by the Rider Charge in the same proportion that the Strategy Contract Value is reduced by the Rider Charge. The factor for the reduction is derived as [1 - (Rider Charge)/(Strategy Contract Value prior to rider charge)].

On 1/3/2021, the ending Indexed Strategy Base is calculated as $100,000 * [1-($150)/($105,000)] = $99,857.14

On 1/3/2022, the ending Indexed Strategy Base is calculate as $106,847.14 * [1-($150)/($98,299.37)] = $106,684.10

(4)	The Strategy Contract Value on the date the Index Credit is applied is calculated as one plus the Index Credit multiplied by the Indexed Strategy Base.

On 1/4/2021, the ending Strategy Contract Value is $98,857.14 * (1+7%) = $106,847.14

On 1/4/2022, the ending Strategy Contract Value is $106,684.10 *(1+(-10%) = $96,015.69

(5)	The Death Benefit is the greater of the Contract Value and the Return of Premium Base.

On 1/4/2021, the Death Benefit is $106,847.14. The Death Benefit is equal to the greater of the Contract Value, $106,847.14, and the Return of Premium Base, $100,000.00.

On 1/4/2022, the Death Benefit is $100,000.00. The Death Benefit is equal to the greater of the Contract Value, $98,149.37, and the Return of Premium Base, $100,000.00.

APPENDIX H: EXAMPLES ILLUSTRATING CALCULATION OF PERFORMANCE LOCK

Performance Lock for Indexed Strategies with a 6-Year Strategy Term
Date	Contract Transaction	Index Value	Strategy Contract Value	One-Year Fixed Strategy Value
1/3/2021		1000	$100,000	$0
1/4/2021	Issue Date	1005	$100,000	$0
6/29/2023	Request for Performance Lock (1)	1150	$104,000	$0
6/30/2023		980	$105,150	$0
7/1/2023	Performance Lock Date (2)	1050	$98,750	$98,750
1/3/2024		1070	$0	$99,252
1/4/2024	Contract Anniversary	950	$0	$99,255 (3)

When electing Performance Lock, We use the Strategy Interim Value calculated at the end of the Valuation Day after We receive your request. This means you will not be able to determine in advance your “locked in” Strategy Contract Value, and it may be higher or lower than it was at the point in time you requested the Performance Lock.

In this example, assume a request for Performance Lock is submitted on 6/29/2023. The Performance Lock will be processed on 7/1/2023. The Strategy Interim Value on 7/1/2023 will not be known at the time the Performance Lock is processed.

(1)	The Performance Lock request was submitted on 6/29/2023. On this day, the Strategy Interim Value was $104,000.

(2)	The Performance Lock Date is 7/1/2023. The Strategy Contract Value on this day is $98,750. This is the Strategy Contract Value that is "locked-in"

(3)	On the Contract Anniversary on 1/4/2021, the One-Year Fixed Strategy Value has increased to $99,255, assuming a 1.00% fixed interest rate.

Performance Lock for Indexed Strategies with a 1-Year Strategy Term

Date	Contract Transaction	Index Value	Strategy Contract Value	One-Year Fixed Strategy Value
1/3/2021		1000	$100,000	$0
1/4/2021	Issue Date	1010	$100,000	$0
6/29/2021	Request for Performance Lock (1)	1090	$103,000	$0
6/30/2021		1100	$105,150	$0
7/1/2021	Performance Lock Date (2)	1050	$101,000	$0
1/3/2022		1060	$101,513	$0
1/4/2022	Contract Anniversary	1110	$101,516 (3)	$0

When electing Performance Lock, We use the Strategy Interim Value calculated at the end of the Valuation Day after We receive your request. This means you will not be able to determine in advance your “locked in” Strategy Contract Value, and it may be higher or lower than it was at the point in time you requested the Performance Lock.

H-1

In this example, assume a request for Performance Lock is submitted on 6/29/2021. The Performance Lock will be processed on 7/1/2021. The Strategy Contract Value on 7/1/2021 will not be known at the time the withdrawal request was submitted.

(1)	The Performance Lock request was submitted on 6/29/2021. On this day, the Strategy Interim Value was $104,000.

(2)	The Performance Lock Date is 7/1/2021. The Strategy Contract Value on this day is $101,000. This is the Strategy Contract Value that is "locked-in". For Indexed Strategies with a 1-Year Strategy Term, on the Performance Lock Date, the 'locked-in" amount remains within the Indexed Strategy.

(3)	Following the Performance Lock Date, the Strategy Contract Value will be credited daily interest at a rate equal to the One-Year Fixed Strategy. No Index Credit will be credited at the end of the Strategy Term. On the Contract Anniversary on 1/4/2021, the Strategy Contract Value as increased to $101,513, assuming a fixed interest rate of 1.00%. At this Contract Anniversary, the Strategy Contract Value may remain within the strategy or be reallocated among the Indexed Strategies or between the Index Strategies and the One Year Fixed Strategy.

H-2

Appendix I: Index Disclosures

FIDELITY DIVIDEND STRENGTH INDEX

The Fidelity Dividend Strength Index (the “Index”) is an equity index, offering exposure to [U.S. companies with higher dividend and stronger fundamentals than the broader market] and is a product of Fidelity Product Services LLC (“FPS”). Fidelity is a trademark of FMR LLC. The Index has been licensed for use for certain purposes by Forethought Life Insurance Company on behalf of [the product]. The Index is the exclusive property of FPS and is made and compiled without regard to the needs, including, but not limited to, the suitability needs, of Forethought Life Insurance Company, the [product], or the [product] [contract/policy] owners. The [product] is not sold, sponsored, endorsed or promoted by FPS or any other party involved in, or related to, making or compiling the Index.

FPS does not make any warranty or representation as to the accuracy, completeness, or availability of the Index or information included in the Index and shall have no responsibility or liability for the impact of any inaccuracy, incompleteness, or unavailability of the Index or such information. Neither FPS nor any other party involved in, or related to, making or compiling the Index makes any representation or warranty, express or implied, to the [product] [contract/policy] owner, Forethought Life Insurance Company, or any member of the public regarding the advisability of purchasing annuities generally or the [product] particularly, the legality of the [product] under applicable federal securities, state insurance and tax laws, the ability of the [product] to track the performance of the Index, any other index or benchmark or general [ ] market or other asset class performance, or the results, including, but not limited to, performance results, to be obtained by Forethought Life Insurance Company, the [product], [product] [contract/policy] owners, or any other person or entity. FPS does not provide investment advice to Forethought Life Insurance Company with respect to the [product], to the [product], or to [product] [contract/policy] owners. Forethought Life Insurance Company exercises sole discretion in determining whether and how the [product] will be linked to the value of the Index. FPS does not provide investment advice to the [product], the [product] [contract/policy] owners, or any other person or entity with respect to the Index and in no event shall any [product] [contract/policy] owner be deemed to be a client of FPS.

Neither FPS nor any other party involved in, or related to, making or compiling the Index has any obligation to continue to provide the Index to Forethought Life Insurance Company with respect to the [product]. In the event that the Index is no longer available to the [product] or [product] [contract/policy] owners, Forethought Life Insurance Company may seek to replace the Index with another suitable index, although there can be no assurance that one will be available.

FPS disclaims all warranties, express or implied, including all warranties of merchantability or fitness for a particular purpose or use. FPS shall have no responsibility or liability with respect to the [product].

FRANKLIN U.S. EQUITY INDEX

The Franklin US Equity Index (LibertyQ U.S. Large Cap Equity Index) (the “Index”), is calculated and maintained by FTSE Russell which aims to reflect the performance of a Franklin Templeton strategy. The Index is licensed for use by Forethought Insurance Company (“Forethought”). Forethought’s annuity products are not in any way sponsored, endorsed, sold or promoted by Franklin Templeton, Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of an Index (upon which Forethought’s annuity products are based), (ii) the figure at which an Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of an Index for the purpose to which it is being put in connection with the Forethought annuity product. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to an Index to Forethought or to its clients. Each Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in an Index or (b) under any obligation to advise any person of any error therein. Franklin Templeton®, Franklin®, Franklin US Equity Index, LibertyQ U.S. Large Cap Equity Index and the corresponding logos are trademarks of Franklin Templeton. Frank Russell Company (“Russell”) is the source and owner of the trademarks, service marks and copyrights related to the Russell Indexes. Russell® is a trademark of Frank Russell Company. Neither Russell nor its licensors accept any liability for any errors or omissions in the Russell Indexes and / or Russell ratings or underlying data and no party may rely on any Russell Indexes and / or Russell ratings and / or underlying data contained in this communication. No further distribution of Russell Data is permitted without Russell’s express written consent. Russell does not promote, sponsor or endorse the content of this communication.

The Index, and its allocations and data, are subject to change at any time. Neither Franklin Templeton nor the Index guarantee future income or protect against loss of principal. There can be no assurance that an investment strategy or financial product based on or in any way tracking the Index will be successful. Franklin Templeton has no liability for any errors, omissions or interruptions of the Index. Franklin shall not be liable in any way to the issuer, purchasers, or any other party in respect of the use or accuracy of the Index or any data included therein. Indexes are unmanaged and one cannot invest directly in an index.

Franklin Templeton is not responsible for and has not participated in the determination of the benefits and charges of Forethought annuity products or the timing of the issuance or sale of Forethought annuity products or in the determination or calculation of the equation by which the Forethought annuity products is to be converted into cash, surrendered or redeemed, as the case may be. Franklin Templeton has no obligation or liability in connection with the administration or marketing of Forethought annuity products. While Forethought may for itself execute transactions with Franklin Templeton in or relating to the Index, purchasers of Forethought’s annuity products acquire all such annuity products from Forethought, and neither acquire any interest in the Index nor enter into any relationship of any kind with Franklin Templeton upon purchasing such annuity products.

Franklin Templeton has no responsibilities, obligations or duties to purchasers of Forethought’s annuity products, and makes no representation or warranty, express or implied, to the owners of any Forethought annuity products or any member of the public regarding the advisability of investing in such products, or in Forethought annuity products particularly, or the ability of the Index to track general market performance. The Index is determined, composed and calculated without regard to Forethought, the Forethought products, or any purchasers of Forethought annuity products. Franklin Templeton has no obligation to take the needs of Forethought or the owners of Forethought annuity products into consideration in determining, composing or calculating the Index. There is no assurance that products based on the Index will accurately track index performance or provide positive investment returns.

In providing the Index, Franklin Templeton is not acting as an investment adviser. Inclusion of a security within an index is not a recommendation by Franklin Templeton to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, Franklin Templeton may independently issue and/or sponsor financial products unrelated to the Forethought annuity products currently being issued by Forethought, but which may be similar to and competitive with Forethought annuity products. In addition, Franklin Templeton may trade financial products which are linked to the performance of the Index.

THE LICENSOR PARTIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING, WITHOUT LIMITATION, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. THE LICENSOR PARTIES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. THE LICENSOR PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY FORETHOUGHT, OWNERS OF THE FORETHOUGHT ANNUITY PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL THE LICENSOR PARTIES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN FRANKLIN TEMPLETON AND FORETHOUGHT LIFE INSURANCE COMPANY.

The Nasdaq-100® Price Return Index

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Price Return Index to track general stock market performance. The Corporations' only relationship to Forethought Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, [Insert other Nasdaq provided Marks], and certain trade names of the Corporations and the use of the Nasdaq-100 Price Return Index which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Price Return Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

The Corporations do not guarantee the accuracy and/or uninterrupted calculation of Nasdaq-100 Price Return Index or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by Licensee, owners of the product(s), or any other person or entity from the use of the Nasdaq-100 Price Return Index or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Nasdaq-100 Price Return Index® or any data included therein. Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.

S&P 500 INDEX

The “S&P 500 Index” is a product of S&P Dow Jones Indices LLC, a division of S&P Global, or its affiliates (“SPDJI”), and has been licensed for use by Forethought Life Insurance Company (“Forethought”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Forethought Life Insurance Company. It is not possible to invest directly in an index. Forethought’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the Owners of Forethought’s products or any member of the public regarding the advisability of investing in securities generally or Forethought’s products particularly or the ability of the S&P 500 Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Forethought with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Forethought or Forethought’s products. S&P Dow Jones Indices has no obligation to take the needs of Forethought or the Owners of Forethought’s products into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of Forethought’s products or the timing of the issuance or sale of Forethought’s products or in the determination or calculation of the equation by which Forethought’s products are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Forethought’s products. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY FORETHOUGHT, OWNERS OF FORETHOUGHT’S PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND FORETHOUGHT, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

UBS CLIMATE AWARE EQUITY INDEX

UBS AG AND ITS AFFILIATES (“UBS”) DO NOT GUARANTEE THE ACCURACY AND/OR COMPLETENESS OF THE [NAME OF Annuity] (THE “FUND”), THE FUND’S METHODOLOGY, ANY DATA INCLUDED THEREIN, OR ANY DATA FROM WHICH IT IS BASED, AND UBS SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  UBS DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED FROM ANY INVESTMENT IN THE FUND.  UBS DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES, AND IT EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE FUND OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL UBS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

UBS DOES NOT ENDORSE, SELL, OR PROMOTE THE FUND. A DECISION TO INVEST IN THE FUND SHOULD NOT BE MADE IN RELIANCE ON ANY OF THE STATEMENTS SET FORTH IN THIS [NAME OF DOCUMENT]. PROSPECTIVE INVESTORS ARE ADVISED TO MAKE AN INVESTMENT IN THE FUND ONLY AFTER CAREFULLY CONSIDERING THE RISKS ASSOCIATED WITH INVESTING IN THE FUND, AS DETAILED IN [AN OFFERING MEMORANDUM OR SIMILAR DOCUMENT] THAT IS PREPARED BY OR ON BEHALF OF EXCHANGE TRADED CONCEPTS, LLC (“Licensee”), THE ISSUER OF THE FUND.  UBS HAS LICENSED CERTAIN UBS MARKS AND OTHER DATA TO Licensee FOR USE IN [NAME OF Annuity] AND THE BRANDING OF THE FUND, BUT UBS IS NOT INVOLVED IN THE CALCULATION OF THE FUND, THE CONSTRUCTION OF THE FUND’S METHODOLOGY OR THE CREATION, OF THE FUND, UBS IS NOT INVOLVED IN THE SALE OR OFFERING OF THE FUND, AND UBS DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE FUND OR ANY INVESTMENT IN THE FUND.

[BACK COVER]

Dealer Prospectus Delivery Obligations. All dealers that effect transactions in these securities are required to deliver a prospectus."

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The registrant’s expenses in connection with the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Registration Fees, all amounts shown are estimates):

Securities and Exchange Commission Registration Fees: $[ * ]

Printing and engraving: $[ * ]

Accounting fees and expenses: $[ * ]

Legal fees and expenses: $[ * ]

Miscellaneous: $[ * ]

Total expenses: $[ * ]

*     To be filed by pre-effective amendment.

Item 14. Indemnification of Directors and Officers

The Company may indemnify any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses reasonably incurred by such person in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made or threatened to be made, a party by reason of being or having been in any such capacity, or arising out of his status as such, except in relation to matters as to which he is adjudged in such action, suit or proceeding, civil or criminal, to be liable for negligence or misconduct in the performance of duty to the Company; provided however, that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the Articles of Incorporation, By-Laws, resolution, or other authorization heretofore or hereafter adopted, after notice by a majority vote of all the voting shares then issued and outstanding.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Not applicable.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

(1)	(i)	Underwriting Agreement*.
	(ii)	Form Broker-Dealer Sales and Supervisory Agreement*.
(2)		Not Applicable
(3)	(i)	Articles of Incorporation of Forethought Life Insurance Company. Incorporated by reference to exhibit (6)(a) filed with initial registration statement filed by Forethought Life Insurance Company Separate Account A, File No. 333-182946, on July 31, 2012
	(ii)	Bylaws of Forethought Life Insurance Company. Incorporated by reference to exhibit (6)(b) filed with initial registration statement filed by Forethought Life Insurance Company Separate Account A, File No. 333-182946, on July 31, 2012.
(4)	(i)	Form of registered indexed linked annuity contract*
	(ii)	Form of endorsements*
(5)		Legal opinion of Sarah M. Patterson, Managing Director, General Counsel of Individual Markets and Assistant Treasurer*
(6)-(9)		Not Applicable
(10)		Material Contract(s)*
(11)-(21)		Not Applicable
(21)		Forethought Life Insurance Company has no subsidiaries.
(22)		Not applicable
(23)	(i)	Consent of Eversheds Sutherland (US) LLP*
	(ii)	Consent of [ ], the independent registered public accounting firm*
(24)	(i)	Power of Attorney for Robert Arena. Filed herewith.
	(ii)	Power of Attorney for David Jacoby. Filed herewith.
	(iii)	Power of Attorney for Hanben Kim Lee. Filed herewith.
	(iv)	Power of Attorney for Paula Nelson. Filed herewith.
	(v)	Power of Attorney for Peter John Rugel. Filed herewith.
	(vi)	Power of Attorney for Manu Sareen. Filed herewith
	(vii)	Power of Attorney for Eric Todd. Filed herewith.
	(viii)	Power of Attorney for David Wilken. Filed herewith.

(25)-(105)	Not Applicable

*     To be filed by pre-effective amendment.

(b)	Financial Statement Schedules

All required financial statement schedules of the registrant will be included in Part I of this registration statement. The financial statements and related schedules will be added by pre-effective amendment.

Item 17. Undertakings

With respect to the offering being registered, the undersigned registrant hereby undertakes:

(A)

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on the 25th day of June, 2021.

FORETHOUGHT LIFE INSURANCE COMPANY

By:	/s/ Sarah M. Patterson
Name:	Sarah M. Patterson
Title:	Managing Director, General Counsel for Individual Markets and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	Director, President and Chairman of the Board (principal executive officer)	June 25, 2021
Robert Arena

*	Chief Financial Officer and Treasurer (principal financial and accounting officer)	June 25, 2021
David Jacoby

*	Director and Executive Vice President	June 25, 2021
Hanben Kim Lee

*	Director, Managing Director and Co-Head of Individual Markets	June 25, 2021
Paula Nelson

*	Director and Chief Operations Officer	June 25, 2021
Peter John Rugel

*	Director	June 25, 2021
Manu Sareen

*	Director and Managing Director	June 25, 2021
Eric Todd

*	Director, Managing Director and Co-Head of Individual Markets	June 25, 2021
David Wilken

*Sarah M. Patterson, by signing her name hereto, does hereby sign this document on behalf of each of the above-named directors and officers of the registrant pursuant to the Powers of Attorney duly executed by such persons.

/s/ Sarah M. Patterson
Sarah M. Patterson, Attorney-in-Fact

June 25, 2021

EXHIBIT INDEX

Exhibit (24)(i)	Power of Attorney for Robert Arena

Exhibit (24)(ii)	Power of Attorney for David Jacoby

Exhibit (24)(iii)	Power of Attorney for Hanben Kim Lee

Exhibit (24)(iv)	Power of Attorney for Paula Nelson

Exhibit (24)(v)	Power of Attorney for Peter John Rugel

Exhibit (24)(vi)	Power of Attorney for Manu Sareen

Exhibit (24)(vii)	Power of Attorney for Eric Todd

Exhibit (24)(viii)	Power of Attorney for David Wilken